                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             GARTNER GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                  Gartner Logo
                              56 TOP GALLANT ROAD
                          STAMFORD, CONNECTICUT 06904

            Invitation and Notice of Special Meeting of Stockholders

                                                                   June 18, 1999

To the Stockholders of Gartner Group, Inc.:

     You are invited to attend a special meeting of stockholders of Gartner Group, Inc. ("Gartner Group" or the "Company") to be held on:

                         July 16, 1999, at 10:00 a.m.,
                 at the Company's principal offices located at
                              56 Top Gallant Road
                             Stamford, Connecticut

  THIS IS AN IMPORTANT SPECIAL MEETING THAT AFFECTS YOUR INVESTMENT IN THE COMPANY.

  Background and Proposed Transactions

     Gartner Group and IMS Health Incorporated, the holder of approximately 46% of the outstanding shares of capital stock of Gartner Group ("IMS Health"), have previously announced a series of transactions that will result in the separation of the Company and IMS Health. This separation will be effected through the tax-free distribution by IMS Health to its stockholders of approximately 40.7 million shares of common stock of the Company held by IMS Health (the "Distribution"). In order to permit the Distribution to be tax-free for federal income tax purposes, and thereby in order to make the Distribution possible, the Company proposes to make certain changes to its capital structure as described in the accompanying Proxy Statement. In addition, in connection with and contingent upon the Distribution, the Company would pay a $125 million cash dividend to its stockholders, and following the Distribution the Company would undertake to commence a share repurchase program for approximately 20% of the Company's outstanding common stock.

     The Distribution and the related transactions described in the Proxy Statement are designed to give effective control of Gartner Group to public stockholders, to return immediate value to the Gartner Group stockholders, and to permit Gartner Group and IMS Health to focus more closely on their respective businesses in the future.

     More specifically, these transactions (collectively referred to as the "Transactions") consist of the following:

          (a) Recapitalization. To effect a distribution that would be tax-free to IMS Health and its stockholders, current tax law requires, among other things, that IMS Health own, at the time of the distribution, capital stock of Gartner Group having the right to elect 80% of the Board of Directors of Gartner Group, and that IMS Health distribute all of such stock to its stockholders in a single transaction. Accordingly, Gartner Group's certificate of incorporation will be amended to create a new class of common stock, called Class B common stock. The Class B shares will be entitled to elect 80% of the Board of Directors of Gartner Group but otherwise will be identical to the current Class A common stock (including with respect to voting rights on fundamental transactions affecting Gartner Group). The Class B shares will be issued to IMS Health, on a one-for one basis, in exchange for a substantial portion of the Class A common stock held by IMS Health, by means of the merger of GRGI, Inc., a newly-formed, wholly-owned subsidiary of IMS Health ("Merger Sub") into Gartner Group (the "Recapitalization"). Until the Distribution, these transactions would give IMS Health, as the holder of the Class B common stock, the right to elect 80% of the directors of Gartner Group. However, all of the Class B common stock will be distributed by IMS Health to its stockholders in the Distribution following the Recapitalization. Gartner Group and IMS Health believe that such voting ability does not materially enhance IMS Health's current rights. The election of directors of Gartner Group is, under Delaware law, by plurality vote. Accordingly, as the holder of nearly 50% of the outstanding Class A common stock, IMS Health could currently under most circumstances effectively elect 100% of Gartner Group's Board of Directors. In addition, the ability of an acquiror of Class B common stock to exercise control over the Company is mitigated to some extent by (i) the additional proposal described below to provide for a classified board of directors for Gartner Group, (ii) the terms of the Class A and Class B common stock which require a combined vote of both classes on a one-share, one-vote basis for the approval of acquisitions and other fundamental transactions, and (iii) an additional provision to be included in the terms of the Class B common stock, which will be effective following the Distribution subject to Internal Revenue Service ("IRS") approval, to the effect that a beneficial owner of 15% or more of the Class B common stock may only vote in any election of directors the number of shares of Class B common stock for which it owns an equivalent percentage of Class A common stock.

          (b) Cash Dividend. Gartner Group will declare a $125 million cash dividend to Gartner Group stockholders, payable to stockholders of record prior to the Distribution (the "Cash Dividend").

          (c) Distribution. Following the payment of the Cash Dividend, IMS Health will consummate the Distribution, pursuant to which it will distribute to its public stockholders, on a pro-rata basis, all of the shares of Gartner Group Class B common stock that IMS Health receives in the Recapitalization.

          (d) Stock Repurchase. The Company has agreed that, as promptly as practicable following the Distribution, it will undertake a tender offer to acquire at least 15% of the outstanding shares of common stock of the Company. The tender offer will be made by means of a Dutch Auction, as described in the accompanying Proxy Statement (the "Dutch Auction"), which will provide for the purchase of both Class A common stock and Class B common stock, in the same proportion as the ratio of shares of Class A common stock and Class B common stock outstanding immediately following the Distribution and at as near to the same price as practical, and will be on such other terms as the Gartner Group Board of Directors will determine. Gartner Group will repurchase approximately an additional 5% of the Class A common stock and Class B common stock outstanding following the Distribution (increased or decreased to the extent the actual number of shares purchased in the Dutch Auction is less than or greater than the 15% sought to be purchased thereby), allocated between Class A common stock and Class B common stock in the same proportion as in the Dutch Auction, in open market purchases over a two-year period following the Distribution (the "Open Market Repurchase"; together with the Dutch Auction, the "Stock Repurchase").

  Conditions to the Transactions and Other Proposals

     The Recapitalization and other Transactions will only be consummated if all of the conditions to the Transactions are satisfied or waived. These conditions are set forth in the Agreement and Plan of Merger dated as of June 17, 1999 (the "Merger Agreement") among the Company, IMS Health and Merger Sub and in the Distribution Agreement dated as of June 17, 1999 (the "Distribution Agreement") between the Company and IMS Health. The Recapitalization and the other Transactions are not contingent upon the approval of the Corporate Governance Proposal described below or the Share Increase Proposal described below. However, the Corporate Governance Proposal and the Share Increase Proposal will not be implemented unless the Recapitalization is approved.

  Proposals for Adoption by Stockholders

     In order to implement the Transactions, the Company requires the approval of its stockholders for certain actions. Therefore, at the special meeting you will be asked to vote on the following proposals:

          Proposal One: Recapitalization Pursuant to the Merger Agreement. The stockholders are being asked to approve the Recapitalization, which will be accomplished pursuant to the Merger Agreement. Approval and adoption of the Merger Agreement is a condition to the consummation of the other Transactions and the undertaking of the other Transactions is a prerequisite to the Recapitalization.

          Proposal Two: Designation of a Classified Board of Directors. The stockholders are being asked to approve amendments to Gartner Group's certificate of incorporation to provide for a classified Board of Directors (the "Corporate Governance Proposal"). If this proposal is approved, the Board of Directors will be divided into three classes with one class of directors to be elected each year and each class having a three-year term. The Corporate Governance Proposal will only be implemented if the Recapitalization is also approved.

          Proposal Three: Increase in Number of Authorized Shares. The stockholders are being asked to approve an amendment to Gartner Group's certificate of incorporation to increase the authorized number of shares of common stock and preferred stock which Gartner Group may issue from 201,600,000 shares of common stock and 2,500,000 shares of preferred stock to 250,000,000 shares of common stock (consisting of 166,000,000 shares of Class A common stock and 84,000,000 shares of Class B common stock) and 5,000,000 shares of preferred stock (the "Share Increase Proposal"). The Share Increase Proposal also will be implemented only if the Recapitalization is also approved.

  Board of Directors Recommendation

     The Board of Directors has determined that the Recapitalization Proposal and the other Transactions, the Corporate Governance Proposal and the Share Increase Proposal are in your best interests and recommends that you vote in favor of these proposals.

  Required Vote

     Each share of the Company's outstanding Class A common stock is entitled to one vote on each matter which may properly come before the special meeting of stockholders. Under Delaware law, approval of each of the Recapitalization Proposal, the Corporate Governance Proposal and the Share Increase Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Class A common stock of the Company. However, although not required by law, the Board of Directors has determined and IMS Health has agreed that the Recapitalization will be implemented only if the Recapitalization Proposal is also approved by the holders of a majority of the shares of the Company's Class A common stock other than IMS Health voting at the special meeting of stockholders.

  IMS Health Stock Ownership; Disposition of Retained Shares by IMS Health

     Upon completion of the Recapitalization, IMS Health will hold 40,689,648 shares of Class B common stock, 6,909,457 shares of Class A common stock (the "Retained Shares") and warrants (the "Warrants") to purchase an additional 599,400 shares of Class A common stock (the "Warrant Shares"). Pursuant to the Distribution, the Class B common stock issued to IMS Health will be distributed to its stockholders, and IMS Health will retain the Retained Shares and Warrants. The IRS ruling requires that IMS Health dispose of the Retained Shares and Warrant Shares as quickly as feasible. However, IMS Health has agreed that it will not dispose of any Retained Shares or Warrant Shares for a period of 90 days following the Distribution, and that thereafter it will dispose of such securities only in an agreed manner intended to mitigate the market impact of such disposition.

  Stockholders of Record

     Only stockholders of record of the Company's common stock at the close of business on June 16, 1999 will be entitled to notice of and to vote at the special meeting of stockholders or any adjournments or postponements. A list of such stockholders will be available for inspection at the Company's headquarters located at 56 Top Gallant Road, Stamford, Connecticut 06904 during ordinary business hours for the ten-day period prior to the special meeting of stockholders.

  Enclosures to be Read Carefully

     We enclose a Proxy Statement discussing the Recapitalization Proposal, the Corporate Governance Proposal and the Share Increase Proposal. Attached to the Proxy Statement are the following Appendices:

          Appendix A -- Distribution Agreement, which governs the Distribution and the other Transactions, including (as an exhibit thereto) the Agreement and Plan of Merger pursuant to which the Recapitalization will be effected.

          Appendix B -- Proposed Amendments to Gartner Group's Amended and Restated Certificate of Incorporation to effect the Corporate Governance Proposal and Share Increase.

  WE ENCOURAGE YOU TO READ THE ENTIRE PROXY STATEMENT AND THE APPENDICES CAREFULLY.

  Ensuring Your Vote at the Meeting

     Whether or not you plan to attend the special meeting of stockholders, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering written notice of revocation or a duly executed proxy bearing a later date to the Corporate Secretary, Gartner Group, Inc., 56 Top Gallant Road, Stamford, CT 06904, or by attending the meeting and voting in person.

                                          By Order of the Board of Directors,

                                          Manuel A. Fernandez
                                          Chairman of the Board

                                          Cathy S. Satz
                                          Corporate Secretary

--------------------------------------------------------------------------------

   YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE COMPANY'S SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN
   IT PROMPTLY IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE. YOU MAY WITHDRAW
   YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. EXECUTED BUT UNMARKED PROXIES
   WILL BE VOTED FOR APPROVAL OF THE RECAPITALIZATION PROPOSAL, THE CORPORATE GOVERNANCE PROPOSAL AND THE SHARE INCREASE PROPOSAL. DO NOT SEND ANY
   GARTNER GROUP, INC. STOCK CERTIFICATES IN YOUR PROXY ENVELOPE.
--------------------------------------------------------------------------------

                                  Gartner Logo

                                PROXY STATEMENT
                            ------------------------

                    FOR A SPECIAL MEETING OF STOCKHOLDERS OF
                              GARTNER GROUP, INC.
                          TO BE HELD ON JULY 16, 1999

                                    SUMMARY

     This Proxy Statement is being furnished to the stockholders of Gartner Group, Inc., a Delaware corporation ("Gartner Group" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at a special meeting of stockholders of the Company to be held on July 16, 1999, at 10:00 a.m., local time, at the Company's principal offices, located at 56 Top Gallant Road, Stamford, Connecticut (including any adjournments or postponements thereof, the "Special Meeting").

     Gartner Group and IMS Health have previously announced a series of transactions that will result in the separation of the Company and IMS Health. This separation will be effected through the tax-free distribution by IMS Health to its stockholders of approximately 40.7 million shares of common stock of the Company (the "Distribution"). In order to permit the Distribution to be tax-free for federal income tax purposes, and thereby in order to make the Distribution possible, the Company proposes to make certain changes to its capital structure as described in this Proxy Statement. In addition, in connection with and contingent upon the Distribution, the Company would pay a $125 million cash dividend to its stockholders, and following the Distribution the Company would undertake a share repurchase program for approximately 20% of the Company's outstanding common stock.

     The Distribution and the related transactions described in this Proxy Statement are designed to give effective control of Gartner Group to public stockholders, to return immediate value to the Gartner Group stockholders, and to permit Gartner Group and IMS Health to focus more closely on their respective businesses in the future.

     At the Special Meeting, the holders of shares of Class A common stock, par value $0.0005 per share, of the Company (the "Class A common stock"), will consider and vote upon:

          (1) Recapitalization. The stockholders are being asked to approve a proposal (the "Recapitalization Proposal") for the recapitalization of the Company (the "Recapitalization") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 17, 1999 among the Company, IMS Health Incorporated, a Delaware corporation ("IMS Health"), and GRGI, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of IMS Health ("Merger Sub"). The Merger Agreement provides for the creation of a new class of Class B common stock, par value $0.0005 per share (the "Class B common stock"; and, together with the Class A common stock, the "Common Stock") and the exchange by IMS Health of 40,689,648 shares of Class A common stock held by it, for an equal number of shares of Class B common stock. The exchange will be effected by means of a merger (the "Merger") of Merger Sub with Gartner Group.

          Each stockholder (except for IMS Health with respect to 40,689,648 shares of Class A common stock owned by it) will retain its shares of the Company's Class A common stock. IMS Health will retain 6,909,457 shares of Class A common stock owned by it (the "Retained Shares") as well as warrants (the "Warrants") to purchase an additional 599,400 shares of Class A common stock (the "Warrant Shares").

          The Recapitalization is being effected because of the tax law requirement that for a distribution to be tax-free to IMS Health and its stockholders, IMS Health must own, at the time of the distribution, capital stock of Gartner Group having the right to elect 80% of the Board of Directors of Gartner Group, and must distribute all of such stock to its stockholders in a single transaction. The Class B common stock to be issued to IMS Health pursuant to the Recapitalization will be entitled to elect 80% of the Board of Directors of Gartner Group but otherwise will be identical to the Class A common stock (including with respect to voting rights on fundamental transactions affecting Gartner Group). All of the Class B common stock will be distributed by IMS Health to its stockholders in the Distribution. Gartner Group and IMS Health believe that the ability of the holders of Class B common stock to elect 80% of the Board of Directors of Gartner Group does not materially enhance IMS Health's current rights. The election of directors of Gartner Group is, under Delaware law, by plurality vote. Accordingly, as the holder of nearly 50% of the outstanding Class A common stock, IMS Health could currently under most circumstances effectively elect 100% of Gartner Group's Board of Directors. In addition, the ability of an acquiror of Class B common stock to exercise control over the Company is mitigated to some extent by (i) the proposal to provide for a classified board of directors for Gartner Group,
     (ii) the terms of the Class A and Class B common stock, which require a combined vote of both classes on a one-share, one-vote basis for the approval of acquisitions and other fundamental transactions, and (iii) an additional provision to be included in the terms of the Class B common stock, which will be effective following the Distribution, subject to Internal Revenue Service ("IRS")approval, to the effect that a beneficial owner of 15% or more of the Class B common stock may only vote in any election of directors the number of shares of Class B common stock for which it owns an equivalent percentage of Class A common stock.

          If the Recapitalization is approved and the other conditions are met as set forth in the Merger Agreement and in the Distribution Agreement dated as of June 17, 1999, between Gartner Group and IMS Health (the "Distribution Agreement"), then the following additional transactions (collectively with the Recapitalization, the "Transactions") shall be effected after the Recapitalization:

             Cash Dividend. Gartner Group will declare a $125 million cash dividend to Gartner Group stockholders, payable to stockholders of record prior to the record date for the Distribution (the "Cash Dividend").

             Distribution. Following the payment of the Cash Dividend, IMS Health will consummate the Distribution, pursuant to which it will distribute to its stockholders, on a pro rata basis, all of the shares of Gartner Group Class B common stock that IMS Health receives in the Recapitalization.

             Stock Repurchase. The Company has agreed that, as promptly as practicable following the Distribution, it will undertake a tender offer to acquire at least 15% of the outstanding shares of common stock of the Company. The tender offer will be made by means of a Dutch Auction (the "Dutch Auction"), will provide for the purchase of both Class A common stock and Class B common stock, in the same proportion as the ratio of shares of Class A common stock and Class B common stock outstanding immediately following the Distribution and at as near to the same price as practical, and will be on such other terms as the Gartner Group Board of Directors will determine. Gartner Group will repurchase approximately an additional 5% of the combined Class A common stock and Class B common stock outstanding following the Distribution (increased or decreased to the extent the actual number of shares purchased in the Dutch Auction is less than or greater than the 15% sought to be purchased thereby), allocated between Class A common stock and Class B common stock in the same proportion as in the Dutch Auction in open market purchases over a two-year period following the Distribution (the "Open Market Repurchase"; together with the Dutch Auction, the "Stock Repurchase").

     The ruling obtained by IMS Health from the IRS with respect to the tax-free nature of the Distribution requires that IMS Health dispose of the Retained Shares and the Warrant Shares that are not converted into Class B common stock in the Recapitalization as quickly as feasible. However, IMS Health has agreed that it will not dispose of any such securities for a period of 90 days following the Distribution, and that thereafter it will dispose of such securities only in an agreed manner intended to mitigate the market impact of such dispositions.

          (2) Classified Board of Directors. The stockholders are being asked to approve a proposal (the "Corporate Governance Proposal") that, upon effectiveness of the Recapitalization, the Company's certificate of incorporation be amended to provide for a classified Board of Directors, which will be divided into three classes with one class of directors to be elected each year and each class to serve for a three-year term.

          (3) Share Increase. The stockholders are being asked to approve a proposal (the "Share Increase Proposal") that, upon effectiveness of the Recapitalization, the Company's certificate of incorporation be amended to increase the number of shares of common stock and preferred stock which the Company is authorized to issue from 201,600,000 shares of common stock and 2,500,000 shares of preferred stock to 250,000,000 shares of common stock (of which 166,000,000 shares shall be Class A common stock and 84,000,000 shares shall be Class B common stock) and 5,000,000 shares of preferred stock.

     The Distribution Agreement is attached hereto as Appendix A, and the Merger Agreement is attached as an exhibit to the Distribution Agreement. We encourage you to read the Distribution Agreement and the Merger Agreement carefully in their entirety.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING OF STOCKHOLDERS

     The special meeting of stockholders will be held on July 16, 1999 at 10:00 a.m., local time, at the Company's principal offices at 56 Top Gallant Road, Stamford, Connecticut (the "Special Meeting").

RECORD DATE AND SHARES ENTITLED TO VOTE

     Only holders of record of the Company's Class A common stock at the close of business on June 14, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements. A list of such stockholders will be available for inspection at the Company's headquarters located at 56 Top Gallant Road, Stamford, Connecticut 06904 during ordinary business hours for the ten-day period prior to the Special Meeting. As of the close of business on the Record Date, there were 104,403,438 shares of the Company's Class A common stock outstanding and entitled to vote, held of record by approximately 475 stockholders (although the Company has been informed that there are approximately 12,500 beneficial owners). A majority of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.

VOTING OF PROXIES

     The proxy accompanying this Proxy Statement is solicited on behalf of your Board of Directors for use at the Special Meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope. Provided the same are not revoked, all properly executed proxies received by the Company prior to the vote at the Special Meeting will be voted at the Special Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the Recapitalization Proposal, the Corporate Governance Proposal and the Share Increase Proposal. Under the Company's bylaws, no business may be brought before the Special Meeting except as proposed in the Notice and Proxy Statement. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting by (i) delivering to the Secretary of the Company a written notice, bearing a date later than the date of the previous proxy, stating that the proxy is revoked, (ii) signing and delivering to the Secretary of the Company a proxy relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person.

VOTE REQUIRED

     Recapitalization Proposal. Each share of the Company's outstanding Class A common stock is entitled to one vote on each matter which may properly come before the Special Meeting. Under Delaware law, approval of the Recapitalization requires the affirmative vote of the holders of a majority of the outstanding shares of the Class A common stock of the Company. However, even though not required by law, the Company and IMS Health have agreed that the Recapitalization will be implemented only if the Recapitalization Proposal is approved by the holders of a majority of the shares of the Company's Class A common stock other than IMS Health voting at the Special Meeting.

     Corporate Governance Proposal. The Corporate Governance Proposal, providing for amendment of the Company's certificate of incorporation to provide for a classified board of directors, requires the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock under Delaware law.

     Share Increase Proposal. The proposal to amend the Company's certificate of incorporation to increase the authorized number of shares of common stock and preferred stock which the Company may issue requires the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock under Delaware law.

     Shares Held by IMS Health and by Gartner Group Executive Officers and Directors. As of the Record Date and the date of this Proxy Statement, IMS Health owned 47,599,105 shares of the Company's Class A common stock, representing approximately 46% of the shares outstanding as of such date. In addition, as of such date current executive officers and directors of the Company beneficially owned an additional 2,290,829 shares of Class A common stock, representing 2.2% of the shares outstanding. The Company expects that all executive officers and directors will vote in favor of each of the proposals being submitted for stockholder approval.

     Vote by IMS Health. IMS Health has agreed with the Company to vote or cause to be voted all shares of Gartner Group common stock owned by it and any of its subsidiaries, representing approximately 46% of the total number of outstanding shares of Gartner Group common stock, in favor of the Recapitalization Proposal, the Corporate Governance Proposal and the Share Increase Proposal.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     The required quorum for the transaction of business at the Special Meeting is a majority of the shares of Class A common stock issued and outstanding on the Record Date. Abstentions and broker non-votes each will be included in determining the number of shares present at the Special Meeting for the purpose of determining the presence of a quorum. Because under applicable law approval of each of the Recapitalization Proposal, the Corporate Governance Proposal and the Share Increase Proposal requires the affirmative vote of a majority of the outstanding shares of Class A common stock entitled to vote thereon, abstentions and broker non-votes will have the same effect as votes against each of the proposals. Gartner Group and IMS Health have agreed that the approval of the Recapitalization Proposal will also require the approval by the holders of a majority of the shares of the Company's Class A common stock other than IMS Health that are present in person or by proxy at the Special Meeting and vote on such proposal. Abstentions and broker non-votes will not be counted in such vote and therefore will not have any effect on the special approval condition for the Recapitalization Proposal.

     THE ACTIONS PROPOSED IN THIS PROXY STATEMENT ARE NOT MATTERS THAT CAN BE VOTED ON BY BROKERS HOLDING SHARES FOR BENEFICIAL OWNERS WITHOUT THE OWNERS' SPECIFIC INSTRUCTIONS. ACCORDINGLY, ALL BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK ARE URGED TO RETURN THE ENCLOSED PROXY CARD MARKED TO INDICATE THEIR VOTES OR TO CONTACT THEIR BROKERS TO DETERMINE HOW TO VOTE.

SOLICITATION OF PROXIES AND EXPENSES

     The Company has engaged Morrow & Co. to assist the Company in soliciting proxies from banks, brokers and nominees. Morrow & Co. will be paid fees of approximately $75,000, plus out of pocket expenses. In addition, the directors, officers and employees of the Company may solicit proxies from stockholders by telephone, facsimile or in person. Following the original mailing of this Proxy Statement and other solicitation materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of this Proxy Statement and other solicitation materials to persons for whom they hold shares of the Company's Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF GARTNER GROUP IN FAVOR OF THE PROPOSALS

     Recapitalization Proposal. The Board of Directors, upon the recommendation of its Governance Committee consisting of William O. Grabe, Max D. Hopper and Stephen G. Pagliuca, has unanimously determined (with Robert E. Weissman and John P. Imlay abstaining because of their positions as directors of IMS Health) that the Recapitalization is fair to and in the best interests of Gartner Group and its stockholders. In reaching its decision, the Board of Directors identified several potential benefits of the Recapitalization and the other Transactions. The Transactions are designed to give effective control of Gartner Group to the public stockholders in an orderly manner intended to minimize any adverse effects on the market for the Company's Common Stock, and will allow Gartner Group to operate its business in the future as a completely independent corporation. Among other things, this may permit all Gartner Group stockholders to share in any premium associated with any future transfer of control of Gartner Group. In addition to the long-term benefits of independence for Gartner Group, the Transactions will deliver immediate value to Gartner Group stockholders by virtue of the Cash Dividend and Stock Repurchase. The Board of Directors believes that if the Transactions are not completed, alternative transactions might be undertaken independently by IMS Health which might not yield any direct benefits to stockholders of Gartner Group other than IMS Health. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE RECAPITALIZATION PROPOSAL.

     Corporate Governance Proposal. The Board of Directors has determined that the Corporate Governance Proposal is in your best interests and the best interests of the Company. The Board of Directors believes that the Recapitalization may make it possible for a third party to acquire control of the Company's Board of Directors by purchasing control of the outstanding shares of Class B common stock without acquiring Class A common stock (except to the extent mitigated by a special voting provision regarding holders of 15% or more of the Class B common stock, which will be implemented if approved by the IRS
-- see "Proposal One: The Recapitalization and Related Transactions -- Effect of the Recapitalization on Outstanding Shares"). The Company's Board of Directors believes that companies can be and are acquired, and that changes in control of companies can and do occur, at prices below realistically achievable levels when boards do not have measures in place to require an acquiror to negotiate the terms of any acquisition directly with the board. Many companies, with stockholder approval, have put provisions in place which effectively require such negotiations. The Corporate Governance Proposal is intended to make it more difficult for a potential acquirer of the Company to take advantage of the new capital structure of Gartner Group in order to acquire control of the Company's Board of Directors by means of a proxy contest or separately to acquire the Company by means of a merger or tender offer which is not negotiated with the Company's Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE CORPORATE GOVERNANCE PROPOSAL.

     Share Increase Proposal. The Board of Directors has determined that the Share Increase Proposal is in your best interests and the best interests of Gartner Group. The Board of Directors believes that the increase in capital stock will ensure that there remains a sufficient authorized number of shares of common stock and preferred stock after the Recapitalization for potential future stock splits, sales of Gartner Group's securities to raise additional capital, acquisitions of other companies or their businesses or assets, establishing strategic relationships with third parties, or providing options or other stock incentives to Gartner Group employees, consultants or others. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SHARE INCREASE PROPOSAL.

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF THE COMPANY. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT AND THE ATTACHMENTS HERETO, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. NO PHYSICAL SUBSTITUTION OF STOCK CERTIFICATES WILL BE REQUIRED AS A RESULT OF THE RECAPITALIZATION, AND YOUR EXISTING CERTIFICATES WILL CONTINUE TO REPRESENT YOUR SHARES OF CLASS A COMMON STOCK AFTER THE RECAPITALIZATION.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you have questions about the proposals in this Proxy Statement, you should contact either:

    Gartner Group                          or            Proxy Solicitor
    Gartner Group, Inc.                                  Morrow & Co.
    P.O. Box 10212                                       445 Park Avenue
    56 Top Gallant Road                                  New York, New York 10022
    Stamford, Connecticut 06904                          Telephone: (212) 754-8000
    Attention: Jennifer Schlueter                        Facsimile: (212) 754-8300
    Telephone: (203) 316-6537
    Facsimile: (203) 316-6878
    E-mail: jennifer.schlueter@gartner.com

                          STOCKHOLDERS SHOULD NOT SEND
                 ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

     This document and other communications to stockholders of the Company may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations ("Cautionary Statements") are disclosed herein and therein, including without limitation the risks discussed under "Certain Considerations," below. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements described herein and in the Company's reports filed with the Securities and Exchange Commission.

     The Company does not make any express or implied representation or warranty as to the attainability of any projected or estimated financial information referenced or set forth herein or as to the accuracy or completeness of the assumptions from which any such projected or estimated information is derived. Projections or estimations of the Company's future performance are necessarily subject to a high degree of uncertainty and may vary materially from actual results. Reference is made to the particular discussions set forth under "Certain Considerations," below.

                             CERTAIN CONSIDERATIONS

     You should carefully consider the factors described below before voting on the proposals set forth herein.

THE CLASS B COMMON STOCK WILL CONTROL THE ELECTION OF THE BOARD OF DIRECTORS

     Following the Recapitalization, holders of a majority of the Class B common stock will be entitled to elect 80% of our Board of Directors. Thus, if any person or group of persons acquires a majority of the outstanding shares of Class B common stock, that person or group will be able to obtain control of Gartner Group by electing a majority of the Board of Directors. Thus, the creation and issuance of the Class B common stock could render Gartner Group more susceptible to unsolicited takeover bids from third parties. This risk will be mitigated in part but not in the entirety by the Corporate Governance Proposal, which if approved, would result in a classified Board of Directors, and by the terms of the Class A and Class B common stock, which require a combined vote of both classes on a one-share, one-vote basis for the approval of acquisitions and other fundamental transactions. If the Corporate Governance Proposal is approved and a classified Board is thereby established, a potential acquiror could only elect a majority of the Board of Directors over the course of two annual elections of directors.

     The risk may also be mitigated by an additional provision that will be included in the certificate of incorporation upon approval of the Recapitalization Proposal, to become effective only upon IRS approval. This provision states that so long as any person or entity, or group of persons or entities acting as a group, beneficially owns 15% or more of the outstanding shares of Class B common stock, then such person, entity or group may only vote in any election of directors the number of shares of Class B common stock for which it owns an equivalent percentage of Class A common stock. This provision is intended to protect our public stockholders by ensuring that anyone seeking to obtain control our Board of Directors acquire a majority of the outstanding shares of each class of Common Stock. There can be no assurances, however, that this provision will be approved by the IRS.

THE REDUCTION IN CASH AND INCURRENCE OF BORROWINGS COULD LIMIT FUTURE OPERATIONAL FLEXIBILITY

     In order to pay the Cash Dividend to our stockholders and finance the Stock Repurchase, we will use available cash and we will incur up to approximately $450 million of debt financing.

     Our ability to make principal and interest payments on our outstanding debt will depend on our future operating performance. Our future operating performance itself depends on a number of factors, many of which are outside of our control. These factors include prevailing economic conditions and financial, competitive and other factors affecting our business and operations. Although we believe, based on current levels of operations, that our cash flow from operations, together with other sources of liquidity, will be adequate to make required payments of principal and interest on our debt, whether at or prior to maturity, finance anticipated capital expenditures and fund working capital requirements, we cannot assure you that sources of cash will indeed be sufficient for such purposes. If we are unable to generate sufficient cash flow from operations, or if we require additional lines of credit to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of existing indebtedness or obtain other sources of financing. We cannot assure you we would have access to sources of financing on commercially reasonable terms, or at all.

     In addition, the terms of debt financing will limit the amount of cash or borrowings available to us in the future, and this could adversely affect our future operations in various ways, including the following:

     - We could become more vulnerable to general adverse economic and industry conditions.

     - We will be required to dedicate a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness, which will reduce the availability of cash flow to fund activities that might otherwise benefit us. These could include cash acquisitions, significant additional investments in new business areas, and significant capital expenditures. We believe, however, that excess cash flow at current levels should be sufficient to fund the increased debt service requirements and our operating needs.

     - We will have reduced ability to obtain additional financing to fund potentially beneficial future activities; and

     - We may be placed at a competitive disadvantage as compared to less leveraged competitors, because of reduced ability to invest in our business.

THE TAX-FREE DISTRIBUTION BY IMS HEALTH RESULTS IN POTENTIALLY SIGNIFICANT LIMITATIONS ON OUR BUSINESS OPERATIONS AND COULD POTENTIALLY RESULT IN SIGNIFICANT TAX LIABILITIES TO GARTNER GROUP

     The Distribution, the Recapitalization and the other Transactions are made possible by the tax-free nature of the Distribution. IMS Health has received a favorable ruling from the IRS that the Distribution will be tax-free to IMS Health and its stockholders. However, the IRS Ruling and the underlying tax laws provide that the Distribution can become taxable to IMS Health and its stockholders under certain circumstances, including certain share transactions we might choose to undertake as well as other changes in the ownership of Gartner Group stock among our stockholders. Pursuant to the Distribution Agreement, we have agreed to indemnify IMS Health for additional taxes that may become payable by IMS Health or its stockholders, if attributable to such actions. This indemnification obligation could result in liabilities to Gartner Group estimated at $300 million, or possibly even higher. In addition, as a result of this indemnification obligation, we may be reluctant to undertake acquisitions and other corporate opportunities that become available within the two-year period following the Recapitalization and Distribution, unless we obtain an additional IRS ruling addressing any such proposed transaction, and these risks and restrictions may make our company less attractive to a potential acquiror. See "The Recapitalization and Related Transactions -- Gartner Group's Reasons for the Recapitalization and Related Transactions" and "-- Tax
Matters -- Recapitalization and Distribution."

STOCK SALES FOLLOWING THE DISTRIBUTION MAY AFFECT OUR STOCK PRICE

     Pursuant to the Distribution, IMS Health will distribute the Class B common stock to the stockholders of IMS Health. The IMS Health stockholders who receive Class B common stock in the Distribution may sell all or a substantial portion of those shares in the public market. Those sales could substantially increase the trading volume of our Common Stock, and could result in downward pressure on our stock price in the near term. Following the Distribution, IMS Health will continue to own the Retained Shares and Warrant Shares, comprising a total of 7,508,857 shares of Class A common stock. The IRS Ruling requires IMS Health to dispose of these Retained Shares and Warrant Shares as quickly as feasible following the Distribution. IMS Health has agreed, however, that it will not dispose of such securities for a period of 90 days following the

Distribution, and thereafter will dispose of such shares in an agreed manner intended to mitigate the market impact of such dispositions. Although we believe that dispositions of shares in such manner should mitigate the impact on the market for our common stock, such additional sales could also impact such market adversely.

     We have agreed to undertake the Dutch Auction as promptly as practicable following the Distribution, and to complete the Open Market Repurchases within the two-year period following the Distribution. These transactions are intended to mitigate the adverse impact on the market for our stock if there is a significant amount of selling by new stockholders or by IMS Health after the Distribution. These repurchase programs may not be as effective as we intend, particularly if our stock purchases do not provide liquidity at the same time or times that stockholders desire to sell significant blocks of our shares. In particular, the Dutch Auction represents a significant portion of the total demand that we will create for our shares through our repurchase. The Dutch Auction will be undertaken as promptly as practicable following the Recapitalization and Distribution, and will provide immediate liquidity to satisfy any immediate excess supply of our shares. However, we will only purchase a limited amount of shares in open market purchases following the Dutch Auction, and these open market transactions may not be sufficient to satisfy any excess supply which might remain or arise following the Dutch Auction. We can only repurchase a maximum of approximately 20% of our outstanding shares without potentially causing the Distribution to become a taxable event.

POTENTIAL ANTITAKEOVER EFFECTS OF A CLASSIFIED BOARD OF DIRECTORS AND AN INCREASE IN AUTHORIZED STOCK

     The creation of a classified Board of Directors may discourage unsolicited takeover bids from third parties or efforts to remove incumbent management, or make such offers more difficult to accomplish. If the Corporate Governance Proposal is passed, a third party seeking to replace a majority of our Board of Directors would not be able to do so at any single meeting of stockholders. It would take two annual meetings for a third party to obtain control of our company by replacing a majority of our Board of Directors.

     Additionally, the increase in the number of authorized shares of our common stock and our preferred stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control without further action by the stockholders. Shares of our authorized and unissued common stock and/or preferred stock could (within the limits imposed by applicable law and New York Stock Exchange ("NYSE") rules) be issued in one or more transactions that would make a change in control more difficult, and therefore less likely.

     AFTER CONSIDERATION OF ALL THESE FACTORS, THE GARTNER GROUP BOARD OF DIRECTORS CONTINUES TO BELIEVE THAT THE RECAPITALIZATION, THE DISTRIBUTION AND THE OTHER TRANSACTIONS ARE IN THE BEST INTERESTS OF THE GARTNER GROUP STOCKHOLDERS AND RECOMMENDS THAT THE GARTNER GROUP STOCKHOLDERS VOTE IN FAVOR OF THE RECAPITALIZATION PROPOSAL, THE CORPORATE GOVERNANCE PROPOSAL AND THE SHARE INCREASE PROPOSAL.

                                 PROPOSAL ONE:

                 THE RECAPITALIZATION AND RELATED TRANSACTIONS

BACKGROUND FOR THE RECAPITALIZATION AND THE TRANSACTIONS

     IMS Health or its predecessors have held a substantial equity position in Gartner Group since April 1993. After its initial public offering in October 1993, Gartner Group remained a majority-owned subsidiary of The Dun & Bradstreet Corporation ("D&B"). In 1996, D&B created a new, publicly traded corporation, Cognizant Corporation ("Cognizant"), by means of a tax-free spin-off of Cognizant to the stockholders of D&B. In 1998, Cognizant undertook a similar spin-off to its stockholders, creating IMS Health as a new, publicly traded corporation. By means of these transactions, Gartner Group was first a majority-owned subsidiary of D&B, then became a majority-owned (and, subsequently, a minority-owned) subsidiary of Cognizant, and currently a 46%-owned subsidiary of IMS Health. IMS Health's predecessors held at least a majority of Gartner Group's outstanding equity securities from the Company's initial public offering in October 1993 through August 1997.

     Prior to the spin-off of Cognizant in 1996, management of D&B had actively sought to maintain a majority interest in the Company. D&B continued to purchase shares of the Company's common stock to offset the effects of stock issuances by the Company resulting from acquisitions or exercises of stock options under the Company's benefit plans. When Cognizant succeeded to D&B's Gartner Group shares in 1996, Cognizant indicated that it intended to maintain its share ownership in the Company. However, both the Company and Cognizant cautioned shareholders that changing business conditions and other factors could cause Cognizant to reassess its ownership interest in the Company.

     Management of Cognizant actively began to review this practice in 1997. In April 1997, Cognizant announced that it would no longer purchase the Company's common stock to offset dilutive issuances by the Company. As a result of share issuances under Gartner Group employee benefits plans as well as acquisitions, Cognizant's ownership interest in the Company fell below 50% in the third calendar quarter of 1997.

     In order to plan for the eventual disposition by Cognizant of its interest in Gartner Group, in April 1997 the Gartner Group Board of Directors formed a Governance Committee to address the issues that would impact the Company and its stockholders as Cognizant's ownership interest declined. The Governance Committee considered the likelihood that Cognizant might seek to dispose of its interest in a manner that would result in a change in control of Gartner Group, the impact of any potential transactions on long term value for Gartner Group stockholders, the duty of the Board of Directors in the context of such activity and the potential responses of the Board of Directors to the issues posed. The Governance Committee met on a number of occasions between April 1997 and the present to consider those issues and reported its findings to the Board of Directors as a whole. The Board of Directors as a whole also considered these issues at a number of meetings during the same time frame.

     In January 1998, Cognizant announced plans to separate into two independent publicly traded companies -- IMS Health and Nielsen Media Research Inc. -- each of which would be sharply focused on single industries. The separation became effective July 1, 1998, at which time IMS Health succeeded to Cognizant's ownership interest in the Company's common stock and warrants.

     IMS Health focuses on information solutions to the pharmaceutical and healthcare industries. Covering over 90 countries with over 7,200 employees worldwide, IMS Health is the leading global supplier of market information and decision-support services to the pharmaceutical and healthcare industries. IMS Health's businesses also include IMS Health Strategic Technologies, Inc., a leading provider of automated sales support to the pharmaceutical industry; ERISCO Managed Care Technologies, Inc., a leading supplier of software-based administrative and analytical solutions to the managed care industry; Enterprise Associates, Inc., a venture capital unit focused on investments in emerging healthcare businesses; and a 67.1% interest in Cognizant Technology Solutions Corporation, a provider of software application development and maintenance services and Year 2000 and Eurocurrency compliance services.

     IMS Health management indicated to Gartner Group at the time of its spin-off from Cognizant that the Company was not critical to IMS Health's business strategy. This caused Gartner Group to believe that some divestiture of the Gartner Group stock was a likely possibility at a future point. In October 1998, IMS Health indicated to the Gartner Group Board of Directors that IMS Health had determined to divest itself of its Gartner Group stock in the near future. IMS Health indicated that it had determined to do so for a number of reasons. The reasons indicated to Gartner Group included:

     - Continuation of IMS Health's strategic plan to become sharply focused on its core businesses.

     - Allowing Gartner Group also to become more sharply focused on its core businesses as an independent company.

     - Concern that, because the two businesses were not strategically related, management of the two companies would be distracted from focusing on their separate businesses and industries.

     - The expectation that IMS Health's stockholders would benefit were IMS Health to divest itself of its interest in Gartner Group, allowing each of IMS Health and Gartner Group to be perceived by investors as a "pure play" investment in its respective services industries.

     - The reduction in the volatility in IMS Health's earnings caused by the inclusion therein of a portion of Gartner Group's earnings.

     In October 1998, Gartner Group informed IMS Health that Gartner Group's earnings for its fiscal year ended September 30, 1998 might not meet analysts' expectations. Thereafter, IMS Health indicated to Gartner Group that IMS Health planned to publicly announce on November 12, 1998 its intention to divest the Gartner Group shares. This announcement was intended by IMS Health to be concurrent with Gartner Group's scheduled announcement of its financial results for the year ended September 30, 1998. In response, the Board of Directors of Gartner Group and its Governance Committee met on a number of occasions in October and November 1998 to consider the potential impact of the announcement by IMS Health, the potential transactions that might be undertaken by IMS Health and their potential impact on Gartner Group, and alternative potential responses by Gartner Group. To assist the Company in evaluating potential transactions by IMS Health and/or the Company as well as financing alternatives for Gartner Group, the Company engaged Credit Suisse First Boston and DLJ Securities Corporation as its financial advisors. Gartner Group and IMS Health undertook negotiations of potential transactions, in which Gartner Group sought to structure a transaction which would meet the objectives of IMS Health, as expressed to Gartner Group, but at the same time provide the best long term value for Gartner Group stockholders.

     A number of potential scenarios were considered by Gartner Group, including:

       - Public market sales of the Gartner Group common stock held by IMS
         Health;

       - The repurchase by Gartner Group of all or a significant portion of the Gartner Group stock held by IMS Health;

       - The sale of the Gartner Group common stock held by IMS Health to a single buyer; and/or

       - The sale of the entire company to a third party.

     The Gartner Group Board of Directors understood that IMS Health had committed itself to complete a transaction as quickly as possible, and the Gartner Group Board believed that some of the potential transactions that IMS Health could undertake might not be in the best interests of Gartner Group's other stockholders. For example, the Gartner Group Board believed that the sale by IMS Health of its block of shares in the Company could effectively result in a change in control of the Company and could divert the Company from its long term strategic objective, without producing any value to other stockholders. The Gartner Group Board of Directors also believed that public market sales by IMS Health of Gartner Group stock could produce a long term depressive effect on the Gartner Group stock price, adversely affecting stockholders and adversely affecting the ability of Gartner Group to retain staff, due to the fact that equity is a significant portion of Gartner Group employee compensation. Accordingly, Gartner Group management, at the direction of the Gartner Group Board, sought to negotiate with IMS Health a mutually acceptable transaction that would achieve IMS Health's stated objectives and would also provide short- and long-term value to Gartner Group's stockholders. Gartner Group, assisted by its financial and legal advisors, explored with IMS Health a number of the transactions specified above. The parties and their respective advisors conducted extensive negotiations which consisted of a number of meetings and conference calls, and involved discussions between the financial and legal advisors and members of senior management of the respective parties. Ultimately these negotiations led to a proposed series of transactions originally announced by the parties on November 12, 1998.

     As originally proposed in November 1998, the transactions were contemplated as follows: (i) the Company would declare a $300 million cash dividend to its stockholders; (ii) the Company would effect the Recapitalization; (iii) IMS Health would effect the Distribution; and (iv) Gartner Group would repurchase the lesser of $300 million or 20% of its shares in the open market following the Distribution.

     The intent of the originally proposed transactions was to ensure that the large block of shares held by IMS Health would be distributed broadly to the public in an orderly manner, and not to one or a small number of potentially controlling stockholders. In addition, the transactions were intended to provide immediate value and short-term liquidity to the Gartner Group stockholders, by means of the cash dividend and stock repurchases.

     Following the announcement on November 12, 1998 of the originally proposed transactions, management of Gartner Group and IMS Health continued to negotiate more detailed terms of the proposed transactions, and discussed the proposed transactions with several large public stockholders of Gartner Group. The stockholders indicated generally that they favored a series of transactions which would result in the orderly distribution of shares held by IMS Health, but sought a more effective means to return value to stockholders than the $300 million cash dividend. The parties discussed the proposed transactions during many negotiation sessions between November 1998 and the date of the Distribution Agreement. The terms of the transactions evolved over time as the parties and their respective legal advisors continued to negotiate detailed terms through the course of multiple drafts of definitive documents. During this time, the Gartner Group directors associated with IMS refrained from deliberating on the proposed transactions as Gartner Group directors. Ultimately, the continued negotiations and discussions with stockholders resulted in the terms of the proposed Transactions as described herein and as set forth in the Distribution Agreement and the Merger Agreement. As a result of these further discussions, on May 12, 1999, Gartner Group and IMS Health announced a revised proposal on the terms set forth in this Proxy Statement.

     The Gartner Group Board believes that the proposed Transactions suit the purposes of both IMS Health and the Company. The Transactions allow for the orderly transfer of IMS Health's large ownership interest to its stockholders, resulting in the Company being a widely held public company without any controlling stockholder. The Transactions also allow IMS Health to dispose of its investment in the Company and deliver value to its stockholders, while at the same time providing value for Gartner Group stockholders. The Gartner Group Board believes the Transactions should not result in the adverse effects associated with other transactions that IMS Health could have undertaken, including the transfer of effective control of Gartner Group to a third party or the undertaking of a large public offering.

     To effect a distribution that would be tax-free to IMS Health and its stockholders, current tax law requires, among other things, that IMS Health own, at the time of distribution, capital stock of Gartner Group having the right to elect 80% of the Board of Directors of Gartner Group, and that IMS Health distribute all of such stock to its stockholders in a single transaction. Accordingly, the Recapitalization creates a new Class B common stock of Gartner Group that is entitled to elect 80% of the Gartner Group Board of Directors. All of this stock will be distributed by IMS Health to its stockholders promptly following the Recapitalization by means of the Distribution. The ability to elect 80% of the Board of Directors is a requirement for the tax-free treatment of the Distribution and is therefore essential to the Transaction as structured by the parties. Gartner Group and IMS Health believe that such ability does not materially enhance IMS Health's current rights. The election of directors of Gartner Group is, under Delaware law, by plurality vote. Accordingly, as the holder of nearly 50% of the outstanding Class A common stock, IMS Health could currently under most circumstances effectively elect 100% of Gartner Group's Board of Directors.

     In connection with the Transactions, IMS Health has agreed at Gartner Group's request (i) to vote the shares of Gartner Group common stock held by IMS Health in favor of the Corporate Governance Proposal and the Share Increase Proposal, and (ii) subject to certain conditions, including Gartner Group's continued efforts to hold the Special Meeting not later than July 31, 1999 and to facilitate the Distribution by not later than August 31, 1999, to refrain from soliciting or encouraging negotiations regarding any other disposition of its shares of Gartner Group common stock until the Distribution is consummated.

     Gartner Group has also agreed not to solicit or negotiate any alternative transaction during the pendency of the proposed Transactions, except that Gartner Group may undertake discussions with a third party in response to a written acquisition proposal, if the Board of Directors of Gartner Group determines, based on advice of outside counsel, that failure to do so would be a breach of the Board's fiduciary duties to stockholders. See "Description of Merger Agreement and Distribution Agreement -- Certain Agreements -- Voting Agreement by IMS Health" and "-- Standstill."

     In connection with its evaluation of the Transactions, the Company retained Credit Suisse First Boston Corporation ("CSFB") to act as its financial advisor. CSFB provided to the Company certain advice and assistance with respect to the structuring and planning of the Transactions including the evaluation of potential alternative transactions, including potential alternative transactions with IMS Health, and various financing alternatives available to the Company. In addition, CSFB advised the Company with respect to the negotiation of the principal terms and conditions of the Transactions. CSFB will receive customary fees for its service as financial advisor to the Company in connection with the Transactions or any related financings. CSFB also provides advice to the Company from time to time on other matters, for which it receives customary fees.

GARTNER GROUP'S REASONS FOR THE RECAPITALIZATION AND RELATED TRANSACTIONS

     The Board of Directors of Gartner Group, upon the recommendation of its Governance Committee consisting of William O. Grabe, Max D. Hopper and Stephen
G. Pagliuca, has unanimously determined (with Robert E. Weissman and John P. Imlay abstaining because of their positions as directors of IMS Health) that the Transactions are in the best interests of the Company and the Gartner Group stockholders. In reaching their conclusion, the Gartner Group Board of Directors considered a number of factors including the following:

     - The Transactions allow Gartner Group to become an independent corporation without a single controlling shareholder, giving effective control to Gartner Group's public stockholders.

     - The Transactions will allow Gartner Group management to concentrate all of its efforts on its core business.

     - The Transactions provide immediate value to Gartner Group stockholders and are designed to enhance the long-term value of Gartner Group.

     - The Transactions are expected to be the least disruptive method for IMS Health to exit its investment in Gartner Group; alternative transactions could have resulted in large, new Gartner Group shareholders without any advance approval by Gartner Group or a large public offering that could adversely affect Gartner Group's stock price.

     - Gartner Group's stockholders and the market price for Gartner Group common stock are expected to benefit from an orderly disposition of the Common Stock held by IMS Health.

     - Gartner Group believes that it will be able to finance the Transactions on favorable terms without overly restricting its ability to obtain financing in the future.

     In addition, the Board of Directors of Gartner Group and its Governance Committee considered and balanced against the potential benefits of the Recapitalization and related Transactions a number of potentially negative factors, including the following:

     - The Transactions require Gartner Group to borrow a significant amount of funds in order to finance the Cash Dividend and Stock Repurchase.

     - There may be a short-term adverse impact on the market price of Gartner Group's common stock resulting from any excess sales of Gartner Group common stock by stockholders of IMS Health following the Distribution.

     - The Transactions potentially limit the ability of the Company to undertake certain transactions for a period of time in the future which, if undertaken, could impair the tax-free nature of the Distribution to IMS Health and its stockholders, and give rise to an indemnification obligation from Gartner Group to IMS Health.

     - The Transactions may also defer for a period of time the ability of Gartner Group to engage in a merger or similar transaction and account for the transaction as a pooling of interests. Gartner Group presently cannot undertake a pooling transaction prior to September 1999 (two years following the date that Cognizant Corporation ceased to own a majority of the outstanding stock of Gartner Group). The current Transactions will delay the earliest permitted pooling transaction until at least six months following the Transactions.

     - An acquisition of Gartner Group at any time within two years following the Distribution could under certain circumstances trigger significant potential tax liability to IMS Health and its stockholders, for which Gartner Group may be responsible under an indemnity to IMS Health. This potential tax liability is itself a potentially negative factor, and also could impair an acquisition of Gartner Group within such time period. See "Tax Matters -- Recapitalization and Distribution."

     The foregoing discussion and factors were the factors considered by the Governance Committee of the Board and by the Board of Directors of Gartner Group in their assessment of the Transactions. The Governance Committee and the Gartner Group Board of Directors did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Transactions are fair to and in the best interest of Gartner Group and the Gartner Group stockholders. Different members may have assigned different weights to different factors. In reaching its determination, the Governance Committee and the Gartner Group Board of Directors took the various factors into account collectively and did not perform a factor-by-factor analysis.

     The Board of Directors unanimously determined (with Robert E. Weissman and John P. Imlay abstaining because of their positions as directors of IMS Health) that the Recapitalization is in the best interests of the Company's stockholders and recommends that the stockholders of Gartner Group vote FOR the approval of the Recapitalization Proposal.

EFFECTS OF THE RECAPITALIZATION ON OUTSTANDING SHARES

     The Company's Class A common stock and Class B common stock will be identical in all respects except for voting rights with respect to the election of the Company's Board of Directors. The holders of Class A common stock (together with any voting preferred stock that may be issued in the future) will be entitled to elect 20% of the Board of Directors (or, if 20% is not a whole number, then the nearest lower whole number of directors). The holders of Class B common stock shall be entitled to elect the remaining directors of the Company. On all other matters requiring a stockholder vote (including acquisitions and other fundamental transactions), the holders of Class A common stock and Class B common stock will vote together as a single class on a one-share, one-vote basis.

     Notwithstanding the foregoing, the amendment to the certificate of incorporation authorizing the Class B common stock includes an additional provision which would help to mitigate the potential takeover risks associated with the special voting rights of the Class B common stock in the election of directors. This provision will be effective following the Distribution, subject to approval of the provision by the IRS as described in the next paragraph. This provision states that so long as any person or entity, or group of persons or entities acting as a group, beneficially owns 15% or more of the outstanding shares of Class B common stock, then such person, entity or group may vote in any election of directors only the number of shares of Class B common stock for which it owns an equivalent percentage of Class A common stock. The purpose of this provision is to ensure that any person, entity or group cannot seek to obtain control of the Board of Directors of the Company solely by acquiring a majority of the outstanding shares of Class B Common Stock. This provision is intended to protect the public stockholders of the Company by ensuring that anyone seeking to take over the Company must acquire control of the outstanding shares of each class of Common Stock.

     IMS Health has filed a supplemental tax ruling request with the IRS requesting, among other things, confirmation that the protective provision referred to in the preceding paragraph may be implemented by the Company without jeopardizing the tax-free nature of the Recapitalization and Distribution. There can be no assurances that a favorable ruling will be obtained. If a favorable ruling is not obtained from the IRS, then such provision will not become effective. The Board of Directors of the Company has approved the proposed Transactions regardless of the availability of the foregoing protective provision, and the Company intends to undertake the proposed Transactions, assuming appropriate approval from the stockholders is obtained, whether or not such protective provision may be implemented. The Board of Directors believes that the proposed Transactions are in the best interest of the stockholders whether or not such protective provision is available, for the reasons outlined elsewhere in this Proxy Statement.

CERTAIN AGREEMENTS BY IMS HEALTH

     In connection with the Transactions, IMS Health has agreed at Gartner Group's request (i) to vote the shares of Gartner Group common stock held by IMS Health in favor of the Corporate Governance Proposal and the Share Increase Proposal, and (ii) subject to certain conditions, including Gartner Group's continued efforts to hold the Special Meeting not later than July 31, 1999 and to facilitate the Distribution not later than August 31, 1999, to refrain from soliciting or encouraging negotiations regarding any other disposition of its shares of Gartner Group common stock until the Distribution is consummated. See "Description of Merger Agreement and Distribution Agreement -- Certain Agreements -- Voting Agreement by IMS Health" and "-- Standstill."

     The ruling obtained by IMS Health from the IRS with respect to the tax-free nature of the Distribution requires that IMS Health dispose of the Retained Shares and the Warrant Shares as quickly as feasible. However, IMS Health has agreed that it will not dispose of any such securities for a period of 90 days following the Distribution, and that thereafter it will dispose of such securities only in an agreed manner intended to mitigate the market impact of such dispositions.

THE CASH DIVIDEND AND STOCK REPURCHASE

     The Cash Dividend will be in the amount of $125 million and will be payable pro rata to all Gartner Group stockholders of record including IMS Health. The record date for the Cash Dividend will be prior to the record date for the Distribution, such that IMS Health would receive a pro rata share of the Cash Dividend. The declaration of the Cash Dividend is contingent, however, upon approval of the Recapitalization by the stockholders of the Company, and the satisfaction of all conditions necessary for the undertaking of the Recapitalization and the Distribution.

     Gartner Group has agreed with IMS Health that following completion of the Recapitalization, the Cash Dividend and the Distribution, Gartner Group will institute the Stock Repurchase. The Stock Repurchase will consist of two components, the Dutch Auction and the Open Market Repurchase. The Dutch Auction will be implemented as promptly as practicable following completion of the Recapitalization and the Distribution. In the Dutch Auction, Gartner Group will offer to acquire from the stockholders of the Company a number of shares of Common Stock equal to at least 15% of the number of shares outstanding immediately following the Distribution. Stockholders will be entitled to tender, in response to the Dutch Auction tender offer, shares of either Class A common stock or Class B common stock, provided that Gartner Group will only repurchase shares in response to the tender offer in the same proportion of Class A common stock and Class B common stock as the ratio of Class A common stock and Class B common stock outstanding immediately following the Distribution, and will repurchase shares of each series at as near to the same price as practical. As is customary in the case of similar transactions, and in accordance with the applicable regulations of the Securities and Exchange Commission, the Company will also reserve the right to purchase an additional amount of shares not to exceed 2% of the total outstanding shares, without amending or extending the offer. The general terms of a tender offer effected by means of a Dutch Auction are described more fully below. The specific terms of the Dutch Auction shall be determined by the Board of Directors of the Company and set forth in tender offer materials which will be filed with the Securities and Exchange Commission and delivered to all stockholders of record of the Company as of the initiation of the tender offer.

     In addition to the Dutch Auction, Gartner Group will be obligated to effect additional repurchases of shares in the open market within the two year period following the Distribution, pursuant to the Open Market Repurchase. These repurchases may be made from time to time as determined by the Company, provided that the Company will be obligated to complete the Open Market Repurchase within two years following the Distribution. Repurchases will be made at prevailing market prices. The number of shares to be repurchased through the Open Market Repurchases will be equal to approximately 5% of the number of shares of Common Stock immediately following the Distribution, increased or decreased to the extent the actual number of shares purchased in the Dutch Auction is less than or greater than the 15% sought to be purchased thereby, and will be allocated between Class A common stock and Class B common stock in the same proportion as in the Dutch Auction.

     The Dutch Auction shall be implemented by means of a tender offer made by Gartner Group to each of its stockholders of record as of the time of commencement of the tender offer. Gartner Group will offer to each stockholder the opportunity to sell all or any portion of their shares at prices specified by the individual stockholders within a range defined by minimum and maximum prices set by the Company. Each stockholder will specify the price or prices at which the stockholder is willing to sell shares of each series of Common Stock for cash. Based upon the number of shares that each tendering stockholder indicates it is willing to sell at each price (for each series), the Company will determine a single price per share that it will pay for the shares of each series that are validly tendered pursuant to the offer, taking into account the number of shares so tendered and the prices specified by each tendering stockholder. The Company will select the lowest purchase price for each series that will allow it to purchase a number of shares equal to at least 15% of the total outstanding shares immediately following the Distribution (or such lesser number of shares as are validly tendered and otherwise meet the conditions of the tender offer), provided that the Company will only repurchase Class A common stock and Class B common stock in the same proportion as the ratio of the number of shares of Class A common stock and Class B common stock outstanding immediately following the Distribution. The Company will then pay the same single purchase price for all shares of each respective series that are validly tendered at prices at or below such purchase price, upon the terms and subject to the conditions of the tender offer. In the event that an excess number of shares are tendered in the aggregate at prices at or below the determined purchase price, the shares will be purchased on a pro rata basis from all tendering stockholders, based on the total number of shares tendered. As noted above, the Company will be entitled to increase the number of shares to be repurchased by as much as an additional 2% of the shares outstanding.

     The purpose of the Cash Dividend and Stock Repurchase is to deliver immediate value to the stockholders of Gartner Group. In addition, the market for Gartner Group common stock could be adversely affected by excess sales of Gartner Group common stock by stockholders of IMS Health following the Distribution, or by sales by IMS Health of the Retained Shares or the Warrant Shares following the Distribution. The repurchase of a significant amount of shares by Gartner Group promptly following the Distribution, by means of the Dutch Auction, is intended to help satisfy any significant immediate demand for liquidity following the Distribution, and is intended to mitigate any downward pressure on Gartner Group's stock price due to these potential sales. Similarly, the Open Market Repurchase is intended to be effected on an opportunistic basis in response to periods of excess selling pressure on the shares, subject to the requirement that the Open Market Repurchase be completed within two years following the Distribution.

RESTRICTIONS ON USE OF CASH BY GARTNER GROUP

     In order to ensure the availability of sufficient cash to pay the Cash Dividend and to fund the Stock Repurchase, Gartner Group has agreed with IMS Health that, from November 12, 1998 through the payment of the Cash Dividend, Gartner Group will not, without the prior written consent of IMS Health, (i) pay any cash dividends, (ii) repurchase any shares of common stock except for purchases necessary to offset (x) exercises of pre-existing employee stock options and (y) stock issuances under Gartner Group's Employee Stock Purchase Plan in the ordinary course of business, or (iii) make any acquisitions or capital expenditures utilizing more than $150 million in cash in the aggregate, excluding transfers between Gartner Group and any wholly-owned subsidiary of Gartner Group or between wholly-owned subsidiaries of Gartner Group. In this regard, Gartner Group has expended approximately $50 million on capital expenditures, equity investments and acquisitions from November 12, 1998 through the date of this Proxy Statement and has a capital expenditure budget of approximately $10 million through the balance of fiscal 1999. Any additional expenditures that are subject to the cash usage limitation are expected to consist of acquisitions of and investments in third party companies (including $30 million which has been committed for investment by Gartner Group's internal venture capital investment vehicle).

RESTRICTIONS ON BUSINESS ACTIVITIES BY GARTNER GROUP

     As described more fully below under the caption "Tax Matters -- Recapitalization and Distribution," the Distribution and the Recapitalization are intended to be tax-free to Gartner Group, IMS Health and the stockholders of IMS Health. The tax-free status of the Distribution is based upon a number of facts and circumstances represented by IMS Health and Gartner Group in the ruling request submitted to the IRS and can be jeopardized in the event of certain activity by Gartner Group following the Distribution. As a result, Gartner Group and IMS Health have agreed that Gartner Group will be liable to IMS Health and the IMS Health stockholders for the adverse tax consequences of the Distribution becoming a taxable transaction if certain activities undertaken by Gartner Group following the Distribution contribute to the adverse tax consequences. See "Tax Matters -- Recapitalization and Distribution" and "Description of Distribution Agreement and Merger Agreement -- Certain Agreements -- Indemnification Against Certain Tax and Other Liabilities."

DESIGNATION OF ADDITIONAL DIRECTORS

     If the proposed Transactions are approved by the stockholders and consummated, the total number of directors of Gartner Group will be increased from the current number of eight (8) directors (including Robert E. Weissman and John P. Imlay, who are also directors of IMS Health) to ten (10) directors (which will include Mr. Imlay but not Mr. Weissman). Accordingly, the proposed transactions will result in one vacant directorship and two new directorships on the Board of Directors of the Company.

     It is the intent of the Board of Directors of Gartner Group to fill these three directorships by appointing to the Board of Directors Anne Sutherland Fuchs, Charles B. McQuade and Kenneth Roman. Certain information regarding these candidates is set forth below under "Certain Information Regarding Management of Gartner Group -- Board of Directors."

FINANCING REQUIRED TO BE UNDERTAKEN BY GARTNER GROUP TO FUND CASH DIVIDEND AND STOCK REPURCHASE

     The following is a summary of certain indebtedness of the Company that will be outstanding following the consummation of the Recapitalization and the Distribution. Although this summary contains descriptions of the terms of such indebtedness, these descriptions are not complete and are qualified in their entirety by reference to the Credit Agreement described below or the other credit documents that the Company will enter into in connection with the Credit Agreement.

     In connection with the Recapitalization and the Distribution, the Company will enter into a credit agreement (the "Credit Agreement") with a syndicate of financial institutions (the "Lenders") for which The Chase Manhattan Bank will act as administrative agent (the "Administrative Agent") and Chase Securities, Inc. and CSFB will act as arrangers.

     General. The Credit Agreement will provide for credit facilities (the "Credit Facilities") in a maximum aggregate principal amount of $450,000,000, consisting of a $350,000,000 term loan (the "Term Facility") and a $100,000,000 senior revolving credit facility (the "Revolving Facility"). The Term Facility can be advanced in multiple drawings during the first year after the closing date of the Credit Facilities ("Closing Date"), subject to certain customary conditions on the date of any such loan. On the date that is six months after the Closing Date, the aggregate principal amount available to be borrowed under the Term Facility will be reduced, to the extent necessary, to $100,000,000. Amounts repaid under the Term Facility may not be reborrowed. Loans under the Revolving Facility will be available for a period of five years after the Closing Date, subject to certain customary conditions on the date of any such loan. Amounts repaid by the Company under the Revolving Facility may be reborrowed.

     Interest Rates; Fees. Interest on the loans outstanding under the Credit Facilities will accrue based on one or more rates selected by the Company, based on (1) the alternate base rate (the "Alternate Base Rate") or (2) a Eurodollar rate (the "LIBO Rate"), in each case plus an applicable margin (the "Applicable Margin"). The Alternate Base Rate will be defined as the greatest of (a) the prime commercial lending rate of the Chase Manhattan Bank, (b) the secondary market rate for certificates of deposit, adjusted for reserves and assessments, plus 1% and (c) the federal funds rate published from time to time by the Federal Reserve Bank of New York, plus 1/2%. The LIBO Rate will be defined as the rate for U.S. Euro dollar deposits for one, two, three or six months offered to the Administrative Agent in the applicable interbank market two business days prior to the date the loan is to be made. The Applicable Margin which will be based on the ratio of
(x) the Company's total consolidated indebtedness to (y) the Company's consolidated earnings before interest expense, taxes, depreciation and amortization (the "Leverage Ratio") as of the end of any fiscal quarter. The Applicable Margin for the Alternate Base Rate will range from 0% to 0.50% per annum and will initially be 0.25% per annum. The Applicable Margin for the LIBO Rate will range from 0.75% to 1.75% per annum, and will initially be 1.50% per annum.

     The Company will be charged a commitment fee per annum, payable quarterly in arrears, on the average daily unused amount of the Credit Facilities. The amount of the commitment fee will be based on the Leverage Ratio, and will range from 0.25% to 0.35% per annum. The initial commitment fee will be 0.30% per annum.

     Repayment. Loans made under the Term Facility will mature five years after the Closing Date and will amortize in eight equal semi-annual installments commencing 18 months after the Closing Date. Loans made under the Revolving Facility will mature five years after the Closing Date.

     Guarantees. The obligations of the Company under the Credit Facilities will be guaranteed by all direct or indirect significant domestic subsidiaries of the Company.

     Prepayments. The Company will be permitted to make prepayments on loans under the Credit Facilities at any time, upon prior notice to the Administrative Agent. In addition, the Company will be required to make prepayments on loans under the Term Facility with (1) 100% of the net cash proceeds of any issuances of indebtedness by the Company and its subsidiaries, if on a pro forma basis, after giving effect to such issuances, the Company's Leverage Ratio is equal to or greater than 2.25 to 1.00, and (2) 50% of the net cash proceeds of any issuances of indebtedness by the Company and its subsidiaries, if on a pro forma basis, after giving effect to such issuances, the Company's Leverage Ratio on a pro forma basis after giving effect to such issuances is less than 2.25 to 1.00, in each case subject to limited exceptions.

     Conditions and Covenants. The obligations of the Lenders to make loans under the Credit Facilities will be subject to the satisfaction of certain conditions precedent that are customary in similar credit facilities or otherwise appropriate under the circumstances. The Company expects that the Company and its subsidiaries will be subject to certain negative covenants contained in the Credit Agreement relating to restrictions on (1) the incurrence of additional indebtedness and other obligations and the granting of liens, (2) mergers, acquisitions, asset sales, (3) investments, loans and advances, and (4) sale and leaseback transactions. Dividends, distributions, redemptions and stock repurchases will be prohibited unless, on a pro forma basis after giving effect thereto, the Company's Leverage Ratio is less than 1.50 to 1.00, provided that the Company may, so long as no default or event of default exists or would result under the Credit Agreement, (a) pay the Cash Dividend, (b) effect the Stock Repurchase, and (c) pay other dividends and make other distributions, redemptions and repurchases in an aggregate amount not in excess of $50,000,000.

     The Company also expects that the Credit Agreement will contain customary affirmative covenants, including compliance with ERISA, environmental and other laws, payment of taxes, maintenance of corporate existence and rights, maintenance of insurance, financial reporting and use of proceeds of loans. In addition, the Credit Agreement will require the Company to maintain compliance with certain specified financial covenants, including (1) a Leverage Ratio of not more than 2.75 to 1.00, (2) a ratio of the Company's consolidated earnings before interest expense, taxes, depreciation and amortization to consolidated cash interest expense of not less than 5.00 to 1.00, (3) a ratio of the annualized value of all of the Company's advisory and measurement contracts in effect at a given time, without regard to the duration of those contracts (the "Contract Value") to consolidated indebtedness due in more than one year from the date of calculation of not less than 1.25 to 1.00, and (4) minimum Contract Value of not less than $350,000,000.

     Events of Default. The Company expects that the Credit Agreement will also include events of default that are typical for similar credit facilities, including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties in any material respect, cross-default to certain other indebtedness and agreements, bankruptcy and insolvency events, material judgments, certain defaults under ERISA and change in control. The occurrence of any of these events of default could result in acceleration of the Company's obligations under the Credit Agreement.

TAX MATTERS -- RECAPITALIZATION AND DISTRIBUTION

     IMS Health has received a ruling from the Internal Revenue Service (the "IRS Ruling") to the effect that, for U.S. federal income tax purposes, (i) the Cash Dividend will be treated as a distribution to the stockholders of Gartner Group governed by Section 301 of the Internal Revenue Code (the "Code"), (ii) the Recapitalization will be a tax-free transaction under Section 354 of the Code, and (iii) the Distribution will be tax free to IMS Health and its shareholders under Section 355 of the Code.

     Implementation of the Recapitalization will be tax free for federal income tax purposes to Gartner Group and its stockholders based upon the facts and law as of the date of this Proxy Statement. To preserve the tax-free status of the Distribution to IMS Health and its stockholders, Gartner Group has agreed that for a period of two years after the date of the Distribution, Gartner Group will maintain its status as a company engaged in the active conduct of a trade or business. If Gartner Group fails to comply with this obligation or takes or fails to take any other action and such failure, act or omission contributes to the Distribution being disqualified as tax-free to IMS Health or its stockholders, Gartner Group will generally be required to indemnify IMS and its stockholders for any taxes arising from the disqualification. In addition, as described more fully below, Gartner Group may under certain circumstances be required to indemnify IMS Health if the Distribution becomes taxable to IMS Health under Section 355(e) of the Code. The liability for which Gartner Group could potentially be subject under this indemnification obligation is estimated at $300 million, based on the market price of Gartner Group Common Stock at the Record Date, which is subject to fluctuation.

     Under Section 355(e) of the Code enacted in 1997, the Distribution will be taxable to IMS Health if the Distribution is part of a plan (or series of related transactions) pursuant to which one or more persons acquire directly or indirectly stock representing a 50% or greater interest (based on either vote or value) in IMS Health or Gartner Group. Acquisitions that occur during the two-year period before the Distribution or the two-year period after the Distribution are subject to a rebuttable presumption that they are "part of a plan." The application of Section 355(e) to the Transactions is somewhat uncertain, and it is possible that certain of the Transactions may be viewed as contributing to a change in ownership of the Company for purposes of Section 355(e).

     Under the Distribution Agreement, Gartner Group has agreed to indemnify IMS Health and its stockholders against any and all federal, state and local taxes, including any interest, penalties or additions to tax, if Gartner Group (or any of its Subsidiaries) takes any action or fails to take any required action, and such failure to comply, action or omission contributes to a determination that the Distribution fails to qualify under Section 355(a) of the Code or that the Gartner Group shares fail to qualify as qualified property for purposes of
Section 355(c)(2) of the Code by reason of Section 355(e) of the Code (any such tax, interest, penalty or addition to tax, an "IMS Health Tax Liability"); provided however that, notwithstanding any other provision of the Distribution Agreement, Gartner Group shall not be required to indemnify and hold harmless, and shall have no liability to, IMS Health or its stockholders, for any such IMS Health Tax Liability imposed or incurred (or that would have been imposed or incurred) solely as a result of:

          (i) the Recapitalization and the Distribution;

          (ii) sales or other dispositions of Class A common stock or warrants to purchase Class A common stock by IMS Health or any affiliate of IMS Health after the Distribution Date;

          (iii) repurchases by Gartner Group pursuant to and in compliance with
     Section 2.2(b) of the Distribution Agreement or the repurchases that are set forth in the IRS Ruling, or the request for the IRS Supplemental Ruling (as defined below) or, if granted at such time, the IRS Supplemental Ruling;

          (iv) issuances by Gartner Group after the date of the Distribution Agreement through the second anniversary of the Distribution Date of stock options and other stock awards under compensatory stock programs, in the ordinary course of business and consistent with past practice, to acquire an amount of

     Class A common stock equal to or less than 4% of the outstanding Gartner Group common stock on the date of the Distribution Agreement;

          (v) issuances by Gartner Group after the second anniversary of the Distribution Date of stock options and other stock awards under the compensatory stock programs, unless, in the case of any such issuances, such issuances were pursuant to a plan, undertaking or understanding adopted or entered into during such two-year period and not exempt under clause (iv) hereof;

          (vi) issuances by Gartner Group of Class A common stock after the date of the Distribution Agreement pursuant to the exercise of outstanding stock options and other rights under compensatory stock programs existing at the date of the Distribution Agreement;

          (vii) issuances by Gartner Group of Class A common stock after the date of the Distribution Agreement pursuant to the exercise of stock options and other rights referred to in clauses (iv) or (v) above;

          (viii) issuances by Gartner Group of Class A common stock after the date of the Distribution Agreement and within two years following the Distribution Date (other than issuances excluded under clauses (vi) or (vii) above) that, in the aggregate, amount to 1% or less of the outstanding Gartner Group common stock on the date of the Distribution Agreement;

          (ix) issuances by Gartner Group of Class A common stock after the second anniversary of the Distribution Date, unless, in the case of any such issuance, such issuance was pursuant to a plan, undertaking or understanding adopted or entered into during such two-year period and not exempt under clause (viii) hereof;

          (x) transactions by Gartner Group in its common stock in the two-year period prior to the date of the Distribution Agreement as itemized by Gartner Group to IMS Health;

          (xi) transactions or any series of related transactions in Gartner Group common stock before or after the Distribution Date by any person or group (as defined under the Exchange Act) unless such transactions result in such person or group acquiring holdings of Gartner Group capital stock sufficient to allow such person or group to elect a majority of the Board of Directors of Gartner Group;

          (xii) issuances of Gartner Group common stock upon any exercise or exercises of the Warrants;

          (xiii) dispositions of shares of Gartner Group common stock by the holders thereof; or

          (xiv) any combination of clauses (i) through (xiii) hereof.

     Notwithstanding the foregoing, Gartner Group shall not indemnify IMS Health for any IMS Health Tax Liability that results from any inaccuracy or incompleteness in any representation made by IMS Health to the IRS in connection with the requests for the IRS Ruling or the IRS Supplemental Ruling or failure by IMS Health to comply with any representation or undertaking by IMS Health to the IRS in connection with the IRS Ruling, the IRS Supplemental Ruling or any requests therefor.

     In order to attempt to clarify the application of Section 355(e) to the Transactions, IMS Health has requested a supplemental ruling from the IRS (the "IRS Supplemental Ruling") to the effect that, among other things, neither (i) the Recapitalization or the Distribution nor (ii) grants of stock options and other awards and exercises of compensatory stock options and other awards will be taken into account for purposes of applying Section 355(e) of the Code. In the event the IRS Supplemental Ruling is received, Gartner Group should have significantly more flexibility to engage in transactions involving its stock following the Distribution. In this regard, if (i) the IRS rules that grants and exercises of compensatory stock options and other awards will not be taken into account for purposes of applying Section 355(e) of the Code, but (ii) a favorable ruling is not obtained to the effect that the Recapitalization and Distribution should not be taken into account for purposes of applying Section 355(e), then the amount of stock Gartner may issue in the two years following the Distribution without Gartner Group being potentially liable to IMS Health or its stockholders, to the extent provided in clause (viii) of the fourth paragraph of this subsection, will increase from 1% to 3 1/2% (in each case excluding compensatory stock and option awards and exercises in the ordinary course of business, which may then be unlimited in amount). However, there can be no assurance that the IRS Supplemental Ruling will be obtained. If IMS determines in good faith that the IRS Supplemental Ruling will not be forthcoming in form and content substantially identical to that submitted to the IRS, IMS Health may elect to terminate the Distribution Agreement and the Merger Agreement at any time prior to the filing of the Certificate of Merger effecting the Recapitalization. See "Description of Distribution Agreement and Merger Agreement -- Certain Agreements -- Indemnification Against Certain Tax and Other Liabilities."

TAX MATTERS -- CASH DIVIDEND

     The Cash Dividend will generally constitute a dividend taxable as ordinary income in the year of receipt to the extent that Gartner Group has current or accumulated "earnings and profits" as of the end of the taxable year in which the Cash Dividend is made. If the Cash Dividend exceeds a stockholder's allocable share of Gartner Group's current and accumulated earnings and profits for federal income tax purposes determined as of the end of Gartner Group's fiscal year ending September 30, 1999, the excess will generally be treated first as a tax-free return of capital to the extent of the stockholder's basis in his or her Gartner Group common stock, and after this basis is reduced to zero, as capital gain. Gartner Group's management has advised that, based on the information currently available, Gartner Group's current and accumulated earnings and profits at September 30, 1999 is expected to be such that the Cash Dividend will not exceed any Gartner Group stockholder's allocable share of such earnings and profits. Thus it is expected that the Cash Dividend will be taxable as an ordinary dividend.

     For corporate holders of Gartner Group common stock, the Cash Dividend (to the extent treated as ordinary income) will be eligible for a "dividends-received" deduction, subject to limitations and exclusions provided by the Code. However, the Cash Dividend will be subject to the Code's extraordinary dividend rules, which could reduce a corporate holder's basis in its Gartner Group common stock by the amount of the deduction, if the Cash Dividend equals at least 10% of the holder's basis in such stock. Moreover, to the extent that the untaxed distribution exceeds the corporate holder's basis, gain will be recognized.

     Although this discussion does not generally address tax consequences of the Cash Dividend to foreign holders of Gartner Group common stock, such holders should note that the Cash Dividend (to the extent of such foreign holder's allocable share of Gartner Group's current and accumulated earnings and profits) will generally be subject to U.S. withholding tax at the rate of 30%. This rate may be reduced by income tax treaties to which the United States is a party.

     Finally, to the extent that the Cash Dividend constitutes ordinary income, it will generally be subject to back-up withholding with respect to Gartner Group stockholders who, before the Cash Dividend, have not provided their correct taxpayer identification numbers to Gartner Group on an IRS Form W-9 or a substitute therefor.

INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION

     In considering the recommendation of the Gartner Group Board of Directors, the stockholders of Gartner Group should be aware that certain officers and directors of Gartner Group may have certain interests in the Recapitalization that are or may be different from, or in addition to, the interests of the Gartner Group public stockholders. As of the Record Date the directors of Gartner Group (other than Messrs. Weissman and Imlay) and the executive officers of Gartner Group beneficially owned an aggregate of 2,186,829 shares of common stock of Gartner Group, including shares that may be acquired upon the exercise of outstanding stock options exercisable within 60 days of the Record Date. As of the Record Date, none of the directors of Gartner Group beneficially owned any shares of common stock of IMS Health, except for Mr. Fernandez, who owned one share of common stock of IMS Health.

NEW YORK STOCK EXCHANGE APPROVALS

     Gartner Group is in the process of obtaining the necessary approval from the NYSE in order to effect the Recapitalization. The Company's Class A common stock is currently listed on the NYSE under the symbol

"IT." Following the Recapitalization and Distribution, the Class A common stock will continue to be listed on the NYSE under the symbol "IT" and the Class B common stock will be listed on the NYSE under the symbol "IT-B" subject to NYSE approvals.

FEDERAL SECURITIES LAW CONSEQUENCES

     All shares of Class B common stock received by holders of IMS Health common stock following the Recapitalization and Distribution will be freely transferable, except that shares of Class B common stock received by persons who are deemed to be affiliates of Gartner Group may be resold by them only in transactions permitted by the resale provision of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise in compliance with (or pursuant to an exemption from) the registration requirements of the Securities Act. Persons deemed to be affiliates of Gartner Group are those individuals or entities that control, are controlled by, or are under common control with, Gartner Group and generally include the executive officers and directors of Gartner Group, as well as certain principal stockholders of Gartner Group. Following the Distribution, IMS Health will not be an affiliate of Gartner Group.

NO APPRAISAL RIGHTS

     Holders of Gartner Group common stock are not entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") in connection with the Recapitalization because the Recapitalization is not a transaction for which appraisal rights are available under the DGCL.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE RECAPITALIZATION PROPOSAL.

                 DESCRIPTION OF THE DISTRIBUTION AGREEMENT AND
                                MERGER AGREEMENT

     Gartner Group and IMS Health have entered into an agreement and plan of merger and a distribution agreement which, if the Recapitalization is approved, will govern the terms of the Recapitalization, the Cash Dividend, the Distribution and the Stock Repurchase.

DISTRIBUTION AGREEMENT

     The description of the Distribution Agreement contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement, a copy of which is attached hereto as Appendix A. Capitalized terms used in this section but not defined in this Proxy Statement have the meanings assigned to them in the Distribution Agreement. All stockholders are urged to read carefully the Distribution Agreement in its entirety.

THE DISTRIBUTION

     Gartner Group and IMS Health have entered into the Distribution Agreement providing for, among other things, the Distribution, the Cash Dividend and the Stock Repurchase.

     Subject to the conditions to IMS Health's obligations to declare the Distribution, the Board of Directors of IMS Health shall declare the Distribution on a date mutually agreed between the Company and IMS Health (the "Declaration Date"). IMS Health shall appoint a distribution agent to effect the Distribution (the "Distribution Agent") to its stockholders. To effect the Distribution, IMS Health shall cause the Distribution Agent to distribute, as soon as practicable following the Recapitalization (such date being referred to as the "Distribution Date"), on a pro rata basis to the holders of record of IMS Health common stock on the record date for the Distribution (the "Distribution Record Date"), all shares of Class B common stock held by IMS Health on the Distribution Date. The Distribution Agent shall aggregate all fractional shares that would otherwise be distributed in the Distribution and sell them in an orderly manner after the Distribution Date in the open market and, after completion of such sales, distribute a pro rata portion of the net proceeds from such sales to each stockholder of IMS Health who would otherwise have received a fractional share.

     The Board of Directors of IMS Health shall declare the Distribution on the Declaration Date following the satisfaction or waiver by IMS Health, as determined by IMS Health in its sole discretion, of the conditions set forth below:

          (i) the Company shall have complied with all provisions set forth in the IRS Ruling; the request for the IRS Supplemental Ruling and, if granted prior to such time, the IRS Supplemental Ruling, in each case, that are required to be complied with prior to the Declaration Date;

          (ii) any material governmental approvals and consents necessary to consummate the Distribution and the other transactions contemplated by the Distribution Agreement and the Merger Agreement shall have been obtained and shall be in full force and effect;

          (iii) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution and the other transactions contemplated by the Distribution Agreement and the Merger Agreement shall be in effect and no other event outside the control of IMS Health shall have occurred or failed to occur that prevents the lawful consummation of the Distribution;

          (iv) the Recapitalization, the Distribution, the Cash Dividend, and the Stock Repurchase shall be in compliance with applicable federal and state securities and other applicable laws;

          (v) each of the Company and IMS Health shall have received copies of all consents specified to be required in connection with the completion of the Recapitalization and the Distribution;

          (vi) all conditions to the Recapitalization shall have been satisfied or waived and no circumstances shall exist that would reasonably be expected to prevent the consummation of the Recapitalization immediately following the declaration of the Distribution;

          (vii) the Cash Dividend shall be declared by the Board of Directors of the Company substantially simultaneously with the declaration of the Distribution by the Board of Directors of IMS Health;

          (viii) the Stock Repurchase shall have been authorized and not revoked by the Board of Directors of the Company, or shall be so authorized substantially simultaneously with the declaration of the Distribution and shall be committed to by the Company to the satisfaction of IMS Health;

          (ix) a registration statement on Form 8-A (the "Form 8-A") pursuant to which the Class B common stock shall be registered under the Securities Exchange Act of 1934 (the "Exchange Act"), including all amendments thereto, shall have been filed with the Securities and Exchange Commission (the "SEC") and there shall be no impediment to the certification by the NYSE to the SEC of the listing of the Class B common stock;

          (x) the Class B common stock shall have been approved for listing on the NYSE, subject to official notice of issuance;

          (xi) each of the representations and warranties of the Company set forth in the Distribution Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Declaration Date; and the Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Distribution Agreement and the Merger Agreement at or prior to the Declaration Date;

          (xii) IMS Health shall have received from the Company copies of financing commitments available to the Company which, when added to its available cash and reasonably anticipated cash flow through the Declaration Date, will permit payment of the Cash Dividend and the Stock Repurchase, with sufficient cash available to meet the needs of the Company's business (the "Financing Commitments"), the Company shall have complied with its obligations under the Distribution Agreement with respect to the Financing Commitments and IMS Health, acting reasonably, shall be satisfied that funds available pursuant to such Financing Commitments, together with funds internally available to the Company, will be sufficient to consummate the Cash Dividend and the Stock Repurchase; and,

          (xiii) all actions and other documents and instruments reasonably necessary in connection with the transactions contemplated by the Distribution Agreement shall have been taken or executed, as the case may be, in form and substance reasonably satisfactory to IMS Health.

     The foregoing conditions are for the sole benefit of IMS Health and shall not give rise to or create any duty on the part of IMS Health to waive or not waive any such condition.

     Each of the Company and IMS Health has agreed that the Declaration Date shall occur as soon as reasonably practicable following the satisfaction or waiver of the conditions to the Distribution and the Cash Dividend. The parties have agreed to cause their respective Boards of Directors to meet telephonically or at the same location on the Declaration Date and each shall take such corporate action at such meeting as shall be required to effect the transactions contemplated by the Distribution Agreement and the Merger Agreement. Immediately following such meetings, the Company shall take all actions required to consummate the Recapitalization in accordance with the terms of the Merger Agreement, including the filing of the certificate of merger relating to the Recapitalization with the Secretary of State of the State of Delaware (the "Certificate of Merger").

     In connection with the Distribution, the Company and IMS Health have agreed to take all reasonable steps necessary and appropriate to cause the conditions to the declaration of the Distribution to be satisfied on the Declaration Date, including actions with respect to blue sky laws, the listing of the Class B common stock, the preparation and filing of the Form 8-A and the transactions contemplated by the request for the IRS Ruling.

     Following the Distribution, IMS Health will continue to hold the Retained Shares and the Warrants (including the Warrant Shares), representing a total of 7,508,857 shares of Class A common stock. IMS Health will not retain any Class B common stock following the Distribution Date. IMS Health has agreed that (i) it shall not sell, transfer or otherwise dispose of, or issue any derivative security with respect to, any Retained Shares or Warrant Shares for the period of 90 days following the Distribution, and (ii) thereafter, it shall not sell, transfer or otherwise dispose of, or issue any derivative security with respect to, any Retained Shares or Warrant Shares except (i) sales on the NYSE of Retained Shares or Warrant Shares in an amount (collectively) in any day in excess of 25% of the average daily trading volume of the Gartner Common Stock for the immediately preceding four weeks as reported on the NYSE composite tape (excluding shares sold, transferred or otherwise disposed of on the NYSE by IMS Health or as to which IMS Health issues a derivative security that trades on the NYSE, in each case, during such four week period), (ii) in transactions which the parties agree in good faith would not reasonably be expected to have an adverse impact on the trading prices of Gartner Group Common Stock as reported on the NYSE composite tape and (iii) sales of shares to any institutional investor who agrees in writing not to sell, transfer or otherwise dispose of, or issue any derivative security with respect to, such shares, until the later of 30 days from the date of such sale or the one year anniversary of the Declaration Date. In addition, IMS Health has agreed that following the Distribution in all matters requiring a vote of the holders of Class A common stock at any stockholder meeting or by written consent of the stockholders, for such time as IMS Health holds the Retained Shares and any Warrant Shares, IMS Health will vote the Retained Shares and any Warrant Shares in proportion to the votes cast by all other holders of Class A common stock.

CASH DIVIDEND AND STOCK REPURCHASE

     The Distribution Agreement provides that, subject to certain conditions, on the Declaration Date the Board of Directors of the Company shall declare the Cash Dividend to all holders of record of the Company's Common Stock as of the date immediately preceding the Distribution Record Date (the "Cash Dividend Record Date"). IMS Health has agreed to effect the Distribution as promptly as practicable thereafter, and as promptly as practicable following the Distribution the Company will commence and consummate the Dutch Auction. The Dutch Auction will be effected subject to reasonable and customary terms and conditions and at reasonable ranges of purchase prices based on recent trading prices, which terms, conditions and ranges shall be determined by the Board of Directors in good faith. Furthermore, the Company has also agreed to effect the Open Market Repurchase as promptly as practicable (subject to market conditions) after completion of the Dutch Auction, and shall in any event complete the Open Market Repurchase within two years after the Distribution Date. In accordance with tax regulations, Gartner Group may only repurchase up to 20% of its shares within two years following the Distribution. Accordingly, the Stock Repurchase will be limited to 19.99%, in the aggregate, of the number of shares of Gartner Group Common Stock outstanding immediately following the Distribution. Gartner Group has also agreed that it will not repurchase any shares of Common Stock beneficially owned by any of its directors or executive officers in the Dutch Auction, and will not knowingly repurchase any shares of Common Stock beneficially owned by any of its executive officers and directors in the Open Market Repurchase (it being understood that Gartner Group will be deemed not to knowingly repurchase from any individual seller in the context of open market purchases by Gartner Group through a broker dealer).

     The obligation of the Board of Directors of the Company to declare the Cash Dividend and consummate the Stock Repurchase is subject to the satisfaction or waiver of the following conditions:

          (i) the IRS Ruling shall continue in effect and IMS Health shall have complied with all provisions set forth in the IRS Ruling, the request for the IRS Supplemental Ruling and, if granted prior to such time, the IRS Supplemental Ruling, in each case, that are required to be complied with prior to the Declaration Date;

          (ii) all conditions to the Recapitalization shall have been satisfied or waived and no circumstances shall exist that would reasonably be expected to prevent the consummation of the Recapitalization immediately following the declaration of the Cash Dividend;

          (iii) the Distribution shall be declared by the Board of Directors of IMS Health substantially simultaneously with the declaration of the Cash Dividend and no circumstances shall exist that would reasonably be expected to prevent the prompt consummation of the Distribution;

          (iv) all material governmental approvals and consents necessary to consummate the Cash Dividend or the Stock Repurchase, as the case may be, shall have been obtained and shall be in full force and effect;

          (v) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition in each case preventing the consummation of the Cash Dividend, the Stock Repurchase or the Distribution shall be in effect and no other event outside the control of the Company shall have occurred or failed to occur that prevents the lawful consummation of the Cash Dividend, the Stock Repurchase or the Distribution;

          (vi) the Recapitalization, the Cash Dividend, the Stock Repurchase and the Distribution shall be in compliance with applicable federal and state securities and other applicable laws;

          (vii) the Form 8-A shall have been filed with the Commission and there shall be no impediment to the certification by NYSE to the Commission of the listing of the Class B common stock;

          (viii) the Class B common stock shall have been approved for listing on the NYSE, subject to official notice of issuance;

          (ix) each of the representations and warranties of IMS Health set forth in the Distribution Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Declaration Date, and IMS Health shall have performed or complied in all material respects with all agreements or covenants required to be performed by it under the Distribution Agreement and the Merger Agreement at or prior to the Declaration Date;

          (x) all actions and other documents and instruments reasonably necessary in connection with all transactions contemplated in the Distribution Agreement shall have been taken or executed in form and substance reasonably satisfactory to the Company; and

          (xi) each of the Company and IMS Health shall have received copies of all consents specified to be required in connection with the completion of the Recapitalization and the Distribution.

     The foregoing conditions are for the sole benefit of Gartner Group and shall not give rise to or create any duty on the part of Gartner Group to waive or not to waive any such condition.

     In connection with the Cash Dividend and the Stock Repurchase, the Company has secured the Financing Commitments which will provide the Company with sufficient capital to effect the Cash Dividend and Stock Repurchase and meet the ongoing needs of the Company's business. The Company has agreed that, from November 12, 1998 through such time as the Cash Dividend has been fully paid, that the Company shall not, and shall not permit any of its subsidiaries to, pay any other cash dividend on any of its capital stock, repurchase any of the Common Stock (except purchases necessary to offset exercises of pre-existing employee stock options and stock issuances under the Company's employee stock purchase plan), or acquire any assets or securities or make any capital expenditures which utilize more than $150 million in cash in the aggregate (excluding transfers between Gartner Group and any direct or indirect wholly-owned subsidiary of Gartner Group or between direct or indirect wholly-owned subsidiaries of Gartner Group), without the prior written consent of IMS Health.

CERTAIN AGREEMENTS

     Voting Agreement by IMS Health. Pursuant to the Distribution Agreement, IMS Health has agreed to be present in person or by proxy at each and every stockholders meeting of the Company at which the Recapitalization, the Corporate Governance Proposal and the Share Increase Proposal are submitted to the stockholders of the Company for consideration and to vote, or cause to be voted, all shares of the Class A common stock owned directly or indirectly by it and its subsidiaries in favor of the Recapitalization Proposal, the Corporate Governance Proposal and the Share Increase Proposal; provided that the Corporate Governance Proposal and the Share Increase Proposal are to become effective solely upon the effectiveness of the Recapitalization. Pursuant to the Distribution Agreement, IMS Health has also agreed that, following the Distribution, in all matters requiring a vote of the holders of Class A common stock at any stockholder meeting or by written consent of the stockholders, for such time as it holds the Retained Shares, it will vote the Retained Shares and any Warrant Shares in proportion to the votes cast by all other holders of Class A common stock voting.

     Indemnification Against Certain Tax and Other Liabilities. The Distribution Agreement provides that each of the Company and IMS Health will comply with and otherwise not take any action inconsistent with each representation and statement made to the Internal Revenue Service in connection with the requests for the IRS Ruling and the IRS Supplemental Ruling. In order to preserve the tax-free status of the Distribution, the Company has agreed to maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code, until the second anniversary of the Distribution Date.

     In addition, under Section 355(e) of the Code, which was enacted in 1997, the Distribution will be taxable to IMS Health if the Distribution is part of a plan (or series of related transactions) pursuant to which one or more persons acquire directly or indirectly stock representing a 50% or greater interest (based on either vote or value) in IMS Health or Gartner Group. Acquisitions that occur during the two-year period before the Distribution or the two-year period after the Distribution are subject to a rebuttable presumption that they are "part of a plan." The application of Section 355(e) to the Transactions is somewhat uncertain, and it is possible that certain of the Transactions may be viewed as contributing to a change in ownership of the Company for purposes of
Section 355(e). If IMS Health becomes subject to tax under Section 355(e), its tax liability will be based upon the difference between the fair market value of the Class B common stock at the time of the Distribution and its adjusted basis in such stock at that time. The amount of this liability is estimated at $300 million, based upon the market price of Gartner Group Common Stock at the Record Date, which price is subject to fluctuation.

     Under the Distribution Agreement, Gartner Group has agreed to indemnify IMS Health and its stockholders against any and all federal, state and local taxes, including any interest, penalties or additions to tax, if Gartner Group (or any of its Subsidiaries) takes any action or fails to take any required action, and such failure to comply, action or omission contributes to a determination that the Distribution fails to qualify under Section 355(a) of the Code or that the Gartner Group shares fail to qualify as qualified property for purposes of
Section 355(c)(2) of the Code by reason of Section 355(e) of the Code (any such tax, interest, penalty or addition to tax, an "IMS Health Tax Liability"); provided however that, notwithstanding any other provision of the Distribution Agreement, Gartner Group shall not be required to indemnify and hold harmless, and shall have no liability to, IMS Health or its stockholders, for any such IMS Health Tax Liability imposed or incurred (or that would have been imposed or incurred) solely as a result of:

          (i) the Recapitalization and the Distribution;

          (ii) sales or other dispositions of Class A common stock or warrants to purchase Class A common stock by IMS Health or any affiliate of IMS Health after the Distribution Date;

          (iii) repurchases by Gartner Group pursuant to the Stock Repurchase or the repurchases that are set forth in the IRS Ruling, or the request for the IRS Supplemental Ruling or, if granted at such time, the IRS Supplemental Ruling;

          (iv) issuances by Gartner Group after the date of the Distribution Agreement through the second anniversary of the Distribution Date of stock options and other stock awards under compensatory stock programs, in the ordinary course of business and consistent with past practice, to acquire an amount of Class A common stock equal to or less than 4% of the outstanding Gartner Group common stock on the date of the Distribution Agreement;

          (v) issuances by Gartner Group after the second anniversary of the Distribution Date of stock options and other stock awards under the compensatory stock programs, unless, in the case of any such issuances, such issuances were pursuant to a plan, undertaking or understanding adopted or entered into during such two-year period and not exempt under clause (iv) hereof;

          (vi) issuances by Gartner Group of Class A common stock after the date of the Distribution Agreement pursuant to the exercise of outstanding stock options and other rights under compensatory stock programs existing at the date of the Distribution Agreement;

          (vii) issuances by Gartner Group of Class A common stock after the date of the Distribution Agreement pursuant to the exercise of stock options and other rights referred to in clauses (iv) or (v) above;

          (viii) issuances by Gartner Group of Class A common stock after the date of the Distribution Agreement and within two years following the Distribution Date (other than issuances excluded under clauses (vi) or (vii) above) that, in the aggregate, amount to 1% or less of the outstanding Gartner Group common stock on the date of the Distribution Agreement;

          (ix) issuances by Gartner Group of Class A common stock after the second anniversary of the Distribution Date, unless, in the case of any such issuance, such issuance was pursuant to a plan, undertaking or understanding adopted or entered into during such two-year period and not exempt under clause (viii) hereof;

          (x) transactions by Gartner Group in its common stock in the two-year period prior to the date of the Distribution Agreement as itemized by Gartner Group to IMS Health;

          (xi) transactions or any series of related transactions in Gartner Group common stock before or after the Distribution Date by any person or group (as defined under the Exchange Act) unless such transactions result in such person or group acquiring holdings of Gartner Group capital stock sufficient to allow such person or group to elect a majority of the Board of Directors of Gartner Group;

          (xii) issuances of Gartner Group common stock upon any exercise or exercises of the Warrants;

          (xiii) dispositions of shares of Gartner Group common stock by the holders thereof; or

          (xiv) any combination of clauses (i) through (xiii) hereof.

     Notwithstanding the foregoing, Gartner Group shall not indemnify IMS Health for any IMS Health Tax Liability that results from any inaccuracy or incompleteness in any representation made by IMS Health to the IRS in connection with the requests for the IRS Ruling or the IRS Supplemental Ruling or failure by IMS Health to comply with any representation or undertaking by IMS Health to the IRS in connection with the IRS Ruling, the IRS Supplemental Ruling or any requests therefor.

     Gartner Group has also agreed, as noted above, that for a period of two years after the date of the Distribution, Gartner Group will maintain its status as a company engaged in the active conduct of a trade or business, and will be required to indemnify IMS and its stockholders if Gartner Group fails to comply with this obligation and such failure contributes to the Distribution being disqualified from being tax-free to IMS Health or its stockholders.

     The liability to IMS Health and its stockholders for which Gartner Group could potentially be subject under these indemnification obligations is estimated at $300 million, based on Gartner Group's stock price at the Record Date, which price is subject to fluctuation.

     As a result of the representations in the request for the IRS Ruling and the covenants in the Distribution Agreement, the acquisition of control of the Company prior to the second anniversary of the Distribution Date may be more difficult or less likely to occur because of the potential liability associated with a breach of such representations or covenants. In addition, Gartner Group's ability to undertake acquisitions and other corporate opportunities may be substantially restricted for the two-year period following the Distribution.

     IMS Health has received the IRS Ruling from the IRS to the effect that, for U.S. federal income tax purposes, (i) the Cash Dividend will be treated as a distribution to the stockholders of Gartner Group governed by Section 301 of the Code, (ii) the Recapitalization will be a tax-free transaction under Section 354 of the Code, and (iii) the Distribution will be tax-free to IMS Health and its shareholders under Section 355 of the Code.

     In order to attempt to clarify the application of Section 355(e) to the Transactions, IMS Health has requested the IRS Supplemental Ruling to the effect that, among other things, neither (i) the Recapitalization or the Distribution nor (ii) grants of stock options and other awards and exercises of compensatory stock options and other awards will be taken into account for purposes of applying Section 355(e) of the Code. In the event the IRS Supplemental Ruling is received, Gartner Group should have significantly more flexibility to engage in transactions involving its stock following the Distribution. In this regard, if
(i) the IRS rules that grants and exercises of compensatory stock options and other awards will not be taken into account for purposes of applying Section 355(e) of the Code, but (ii) a favorable ruling is not obtained to the effect that the Recapitalization and Distribution should not be taken into account for purposes of applying Section 355(e), then the amount of stock Gartner may issue in the two years following the Distribution without Gartner Group being potentially liable to IMS Health or its stockholders, to the extent provided in clause (viii) of the third paragraph of this subsection, will increase from 1% to 3 1/2% (in each case excluding compensatory stock and option awards and exercises in the ordinary course of business, which may then be unlimited in amount). However, there can be no assurance that the IRS Supplemental Ruling will be obtained. If IMS determines in good faith that the IRS Supplemental Ruling will not be forthcoming in form and content substantially identical to that submitted to the IRS, IMS Health may elect to terminate the Distribution Agreement and the Merger Agreement at any time prior to the filing of the Certificate of Merger effecting the Recapitalization.

     The Distribution Agreement also provides for assumptions of liabilities and cross indemnities designed to allocate financial responsibility for former, current, or future liabilities arising out of or in connection with the businesses of each respective party. Pursuant to the terms of (i) the Distribution Agreement dated as of October 28, 1996 (the "1996 Distribution Agreement") among Cognizant Corporation, which has been renamed Nielsen Media Research, Inc. ("NMR"), D&B, which has been renamed the R.H. Donnelley Corporation ("RHD") and ACNielsen Corporation ("ACNielsen") and related agreements and (ii) the Distribution Agreement, dated as of June 30, 1998 between NMR and IMS Health (the "1998 Distribution Agreement") and related agreements, the Company is required as a condition to the Distribution to undertake to be jointly and severally liable to RHD, ACNielsen and NMR for certain liabilities of IMS Health arising thereunder. As a result, the Company has agreed to assume such liabilities (the "Undertakings") by executing letters of undertaking in favor of RHD and ACNielsen in one case, and NMR in the other case. However, subject to the general allocation of liabilities arising from the respective businesses of the Company and IMS Health, IMS Health has agreed to indemnify and reimburse the Company for any liabilities incurred with respect to such Undertakings.

     Standstill. The Distribution Agreement provides that each of the Company and IMS Health will not solicit, initiate or encourage negotiations regarding any other disposition of its shares of Gartner Group Common Stock until the Distribution is consummated (the "Standstill"). IMS Health will be relieved of its standstill obligations if, among other things, (i) the Company fails to hold the Special Meeting no later than July 31, 1999 or fails to comply with its material obligations under the Distribution Agreement or the Merger Agreement in a manner that would reasonably be expected to preclude the consummation of the Distribution no later than July 31, 1999, (ii) the Board of Directors of Gartner Group approves an alternative change in control transaction or withdraws its recommendation in favor of the transactions contemplated by the Distribution Agreement and Merger Agreement, or (iii) Gartner Group undertakes any discussions with any third party for the acquisition of shares of Capital Stock of Gartner Group (other than issuances under employee stock plans in the ordinary course), except only that Gartner Group may consider an unsolicited proposal by a third party for a period of up to 10 days, provided the Board of Directors of Gartner Group determines upon advice of counsel that the Board would breach its fiduciary duties to stockholders if the Board did not commence such discussions and provided, further, that Gartner Group keeps IMS Health fully informed regarding such discussions. Gartner Group will be released of its standstill obligations if it receives a written acquisition proposal from a third party and the Board of Directors of Gartner Group determines upon advice of counsel that the Board would breach its fiduciary duties to stockholders if the Board did not commence such discussions.

     Other Matters. In addition, the Distribution Agreement includes provisions governing the administration of certain insurance programs and procedures for making claims. The Distribution Agreement also allocates the right to proceeds and the obligation to satisfy deductibles.

     Under the Distribution Agreement, each of the Company and IMS Health have agreed to provide to the other party, subject to certain conditions, access to certain corporate records and information.

     The Distribution Agreement also provides that, except as set forth under "-- Termination" below, all costs and expenses incurred in connection the Distribution Agreement and the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses.

TERMINATION

     Prior to the filing of the Certificate of Merger, the Distribution Agreement may be terminated:

          (i) by the Company and IMS Health by mutual consent;

          (ii) by the Company or IMS Health if the other party is materially in breach of any of its obligations or warranties under the Distribution Agreement or the Merger Agreement, and thereafter fails to substantially correct such breach within 15 days;

          (iii) by the Company if, following receipt of a proposal for an alternative transaction, the Board of Directors of the Company in good faith, upon advice of its outside counsel, determines that it will breach its fiduciary duties to stockholders of the Company if the Distribution Agreement is not terminated; provided that the Company shall pay the reasonable out-of-pocket fees and expenses of counsel to IMS Health incurred in connection with the Distribution Agreement, the Merger Agreement and the transactions contemplated by such agreements;

          (iv) by IMS Health if the Company solicits, initiates or encourages the commencement of negotiations or continue any current negotiations regarding any proposal by any third party of any shares of capital stock of the Company until the earlier to occur of the termination of the Distribution Agreement or the time at which the Distribution is consummated (provided that the Board of Directors of Gartner Group, in the exercise of its fiduciary duties, may consider any unsolicited acquisition proposal for up to 10 days so long as Gartner Group keeps IMS Health fully informed regarding such proposal);

          (v) by IMS Health if the Board of Directors of Gartner Group shall withdraw its approval or recommendation of the proposed Transactions or modify its approval or recommendation in a manner adverse to IMS Health, or if the Board of Directors of Gartner Group approves, recommends or enters into an agreement for any alternative acquisition proposal; provided that in such event Gartner Group shall pay the reasonable out-of-pocket fees and expenses of counsel to IMS Health incurred in connection with the proposed Transactions;

          (vi) by IMS Health if IMS Health in good faith believes that the IRS Supplemental Ruling in form and content substantially identical to the rulings requested in the submission to the IRS will not be forthcoming prior to the Declaration Date; or

          (vii) by IMS Health or Gartner Group if the Recapitalization is not consummated by July 31, 1999.

     In the event that the Distribution Agreement is terminated, except in circumstances where a party is required to pay the expenses of the other party as set forth above, and except for liability for any breach by one party prior to termination of the Distribution Agreement, no party shall have any liability to any other party or any other person. After the filing of the Certificate of Merger relating to the Recapitalization, the Distribution Agreement may not be terminated except by an agreement in writing signed by both parties.

THE MERGER AGREEMENT

     The description of the Merger Agreement contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit A-1 to the Distribution Agreement attached hereto as Appendix A. Capitalized terms used in this section but not defined in this Proxy Statement have the meanings assigned to them in the Merger Agreement. All stockholders are urged to read carefully the Merger Agreement in its entirety.

RECAPITALIZATION AND MERGER

     The Recapitalization will be implemented by means of a merger of Merger Sub with and into Gartner Group. The Merger Agreement provides for the amendment of the Company's certificate of incorporation to provide for the Class A and Class B common stock (as well as certain other changes to implement the Corporate Governance Proposal and the Share Increase Proposal, if approved).

     If the Recapitalization Proposal is adopted by the stockholders of the Company, the Company's certificate of incorporation will be amended to create the Class A and Class B common stock. The approval of the Recapitalization Proposal is not conditioned upon the approval of the Corporate Governance Proposal or the Share Increase Proposal; therefore, the Recapitalization Proposal may be adopted, and the Class A and Class B common stock created, alone and not in conjunction with the amendments contemplated by the Corporate Governance Proposal or the Share Increase Proposal. The amendments contemplated by the Corporate Governance Proposal and the Share Increase Proposal, however, cannot be implemented without approval of the Recapitalization Proposal.

     The Merger Agreement provides that the amendments contemplated by the Corporate Governance Proposal and the Share Increase Proposal may be adopted by the Company's stockholders independent of each other. Therefore, if the Recapitalization Proposal is approved, the amendments contemplated by the Corporate Governance Proposal may be implemented without the amendments contemplated by the Share Increase Proposal and the amendments contemplated by the Share Increase Proposal may be implemented without the amendments contemplated by the Corporate Governance Proposal.

     IMS Health has agreed to vote, or cause to be voted, all the shares of common stock owned by it and its subsidiaries in favor of the Corporate Governance Proposal and the Share Increase Proposal.

MERGER AND EXCHANGE OF SHARES

     The Merger Agreement provides that prior to the effective time of the Recapitalization (the "Effective Time"), IMS Health will contribute 40,689,648 shares of the Company's Class A common stock (the "Contributed Shares") to Merger Sub. As of the Effective Time, Merger Sub will be merged with and into the Company and its separate corporate existence will cease and the Company shall become the surviving corporation. All of the shares of Merger Sub common stock outstanding immediately prior to the Effective Time will be converted into 40,689,648 fully paid shares of the Company's Class B common stock, each of the Contributed Shares shall automatically be canceled and retired, and each other share of Class A common stock shall remain issued and outstanding and not be affected by the Recapitalization. As a result of and following the Recapitalization, IMS Health shall own 40,689,648 shares of Class B common stock, and shall retain the 6,909,457 Retained Shares and Warrants for 599,400 Warrant Shares. Each other stockholder of the Company shall own the same number of shares of Class A common stock as such stockholder owned prior to the Recapitalization.

BOARD OF DIRECTORS

     The Merger Agreement provides that the Board of Directors of the Company following the Recapitalization shall consist of ten (10) members. The Board shall consist of the same directors that were on the Board prior to the Effective Time, except for Robert E. Weissman, whose resignation shall become effective as of the Effective Time, plus three (3) additional new directors as specified in "The Recapitalization and Related Transactions -- Designation of Additional Directors." The officers of the Company following the Effective Time will retain the same positions which they held prior to the Effective Time.

CONDITIONS TO THE MERGER

     The obligations of the Company to consummate the Recapitalization are subject to the satisfaction of the following conditions:

          (i) The Recapitalization Proposal shall have been approved by the holders of (a) a majority of the Class A common stock outstanding and entitled to vote thereon and (b) a majority of the shares of Class A common stock (other than shares held of record or beneficially owned by IMS Health) present in person or by proxy at the Stockholders Meeting and voting on such proposal;

          (ii) the waiting period (and any extension thereof) applicable to the Recapitalization under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated;

          (iii) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Recapitalization or the Distribution and no proceeding challenging the Merger Agreement or the transactions contemplated thereby or seeking to prohibit, alter, prevent or materially delay the Recapitalization or the Distribution shall have been instituted by any governmental entity before any court, arbitrator or governmental body, agency or official and be pending;

          (iv) the IRS Ruling shall continue in full force and effect and IMS Health and Gartner shall have complied with all of the provisions of the IRS Ruling, the request for the IRS Supplemental Ruling and (if granted) the IRS Supplemental Ruling;

          (v) all actions by or in respect of or filings with any governmental entity required to permit the consummation of the Recapitalization shall have been obtained, except those that would not reasonably be expected to have a material adverse affect on any party's ability to consummate the transactions contemplated by the Merger Agreement;

          (vi) the Distribution Agreement shall remain in full force and effect;

          (vii) all representations and warranties of IMS Health set forth in the Distribution Agreement and all representations and warranties of IMS Health and Merger Sub in the Merger Agreement shall have been true and correct in all material respects when made, and shall remain true and correct in all material respects as of immediately prior to the Effective Time;

          (viii) all covenants to have been performed prior to the Effective Time by IMS Health and Merger Sub pursuant to the Merger Agreement and all covenants to have been performed prior to the Effective Time by IMS Health pursuant to the Distribution Agreement shall have been performed by the relevant parties in all material respects to the reasonable satisfaction of the Company; and

          (ix) the Board of Directors of IMS Health shall have declared, or simultaneously shall be declaring, the Distribution.

     The obligations of IMS Health and Merger Sub to consummate the Recapitalization are subject to the satisfaction of the following conditions:

          (i) The Recapitalization Proposal shall have been approved by the holders of (a) a majority of the Class A common stock outstanding and entitled to vote thereon and (b) a majority of the shares of Class A common stock (other than shares held of record or beneficially owned by IMS Health) present in person or by proxy at the Stockholders Meeting and voting on such proposal;

          (ii) the waiting period (and any extension thereof) applicable to the Recapitalization under the HSR Act shall have expired or been terminated;

          (iii) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Recapitalization and no proceeding challenging the Merger Agreement or the transactions contemplated thereby or seeking to prohibit, alter, prevent or materially delay the Recapitalization shall have been instituted by any governmental entity before any court, arbitrator or governmental body, agency or official and be pending;

          (iv) the IRS Ruling shall continue in effect and the Company and IMS Health shall have complied with all provisions set forth in the IRS Ruling, the request for the IRS Supplemental Ruling and, if granted prior to such time, the IRS Supplemental Ruling;

          (v) all actions by or in respect of or filings with any governmental entity required to permit the consummation of the Recapitalization shall have been obtained, except those that would not reasonably be expected to have a material adverse affect on any party's ability to consummate the transactions contemplated by the Merger Agreement;

          (vi) the Distribution Agreement shall remain in full force and effect;

          (vii) all representations and warranties of the Company set forth in the Distribution Agreement and the Merger Agreement shall have been true and correct in all material respects when made, and shall remain true and correct in all material respects as of immediately prior to the Effective Time; and,

          (viii) all covenants to have been performed by the Company pursuant to the Merger Agreement prior to the Effective Time shall have been performed by the Company in all material respects to the reasonable satisfaction of IMS Health and Merger Sub.

TERMINATION

     The Merger Agreement may be terminated and the Recapitalization may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the stockholders of the Company):

          (i) by mutual written consent of the Company and IMS Health;

          (ii) by either the Company or IMS Health, if there shall be any law or regulation that makes consummation of the Recapitalization illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or Merger Sub from consummating the Recapitalization is entered and such judgment, injunction, order or decree shall become final and nonappealable;

          (iii) by IMS Health, if there shall be any law or regulation that makes consummation of the Distribution illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining IMS Health from consummating the Distribution is entered;

          (iv) by IMS Health or the Company in the event the Distribution Agreement is terminated.

     Furthermore, the Merger Agreement terminates if the Recapitalization Proposal is not approved at the Special Meeting or the Recapitalization is not consummated by July 31, 1999.

OTHER AGREEMENTS

     Under the Merger Agreement, each of the Company and IMS Health agrees to provide to the other party, subject to certain conditions, access to certain corporate records and information. Each party has also agreed to exercise its respective commercially reasonable efforts promptly to obtain any necessary consents and approvals and to take such actions as may be reasonably necessary or desirable to carry out the purposes of the Merger Agreement.

                                 PROPOSAL TWO:

                         CORPORATE GOVERNANCE PROPOSAL

     The Company is seeking approval by the stockholders of an amendment to the Company's certificate of incorporation to provide for a classified Board of Directors. If the amendment is approved, the authorized number of directors would be set at ten and the Board of Directors would be divided into three classes of three, three and four directors, each having a three year term. The staggered terms of the three classes would be implemented through initial one, two and three year terms for the three classes, followed in each case by full three year terms.

     Although implementation of the Recapitalization Proposal is not contingent upon the approval of the Corporate Governance Proposal, implementation of the Corporate Governance Proposal is contingent upon approval of the Recapitalization Proposal. The Board of Directors of Gartner Group has determined that a classified Board of Directors is advisable in light of certain consequences of the proposed Recapitalization and Distribution, as described below, and has determined not to provide for the classified Board in the absence of the Recapitalization and the Distribution.

     The following summary is qualified in its entirety by reference to the text of the proposed amendments to the certificate of incorporation, which is attached as Appendix B.

REASONS FOR THE CLASSIFIED BOARD OF DIRECTORS

     The proposed Recapitalization and the other Transactions may make it easier for a single person or group of related persons to gain control over the Gartner Group Board of Directors. Prior to the Recapitalization and Distribution, a person seeking to elect a majority of the Board of Directors of the Company would need to hold or control the vote of a majority of the total outstanding shares of Gartner Group common stock. Following the Recapitalization and Distribution, however, the holders of Class B common stock will have the right to elect 80% of the Board of Directors. Accordingly (except to the extent mitigated by a special provision which is to be implemented if approved by the IRS relating to holders of 15% or more of the outstanding Class B common stock -- see "Proposal One: the Recapitalization and Related Transactions -- Effects of the Recapitalization on Outstanding Shares"), a person or group of related persons could gain control over a majority of the Board of Directors by acquiring a majority of the outstanding Class B common stock only (or the votes represented thereby). A majority of the Class B common stock will represent only 19.6% of the total outstanding shares of Common Stock.

     The purpose and intended effect of the proposed classified Board of Directors is to make it more difficult for a person seeking to obtain control of the Company to achieve that control by acquiring a majority of the outstanding shares of Class B common stock or by acquiring proxies for that number of shares of Class B common stock. With a classified Board of Directors, only one-third of the members of the Board are elected each year, and directors may only be removed from office for cause. Accordingly, the acquisition of control of a majority of the Board of Directors of the Company would require the election of new directors at (at least) two successive annual meetings of stockholders.

     The overall impact of the amendment may be to render more difficult or discourage attempts to assume control of Gartner Group by means of a merger or tender offer which is not negotiated with the Board of Directors (even if such transaction would result in a premium over the market price for the shares of the Company's common stock held by the stockholders or is otherwise favorable to the interests of the stockholders), or by means of a proxy contest.

     The Company's Board of Directors believes that companies can be and are acquired, and that changes in control of companies can and do occur, at prices below realistically achievable levels when boards do not have measures in place to require an acquirer to negotiate the terms of any acquisition directly with the board. Many companies, with stockholder approval, have put provisions in place which effectively require such negotiations. While it is possible for such measures to be misused to resist reasonable takeover actions contrary to stockholders' interests, the Gartner Group Board of Directors is aware of, and committed to, its fiduciary obligations not to misuse such provisions.

     The Gartner Group Board of Directors believes that the adoption of the Corporate Governance Proposal is advantageous to the Company and its stockholders for a number of reasons. As discussed above, public companies are potentially subject to attempts by various individuals and entities to acquire significant minority positions with the intent either of obtaining actual control by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares by the Company at a premium. These prospective acquirers may be in a position to elect the majority or the entirety of a company's board of directors through a proxy contest or otherwise, even though they do not actually own a majority of a company's outstanding shares at the time. If the Corporate Governance Proposal is approved, a majority of the Company's directors could not be replaced by such persons without cause until at least two annual meetings of stockholders have occurred. By eliminating the possibility of the sudden removal of the Company's board of directors, the incumbent board of directors will be given the time and opportunity to evaluate any proposals for acquisition of control of the Company and assess and develop alternatives without the pressure created by the threat of imminent removal or loss of control, in a manner consistent with their responsibility to the Company's stockholders.

     In addition, by allowing directors to serve three-year terms rather than one-year terms, the Corporate Governance Proposal will enhance the continuity and stability of both the composition of the Company's board of directors and the policies formulated by the Board of Directors. This will enhance the Board of Directors' ability to adopt and implement long term business strategies aimed at increasing stockholder value. The Gartner Group Board of Directors believes, therefore, that removing the threat of sudden removal will permit it more effectively to represent the interests of all stockholders, including responding to demands or actions by any stockholder or group.

     In addition, the Corporate Governance Proposal would similarly delay stockholders who do not approve of policies of the Board of Directors in their attempt to replace a majority of the directors. For the same reason, the adoption of the Corporate Governance Proposal may also deter certain mergers, tender offers, proxy contests or other takeover attempts which some or a majority of holders of the Company's voting stock may deem to be in their best interests.

     The Gartner Group Board of Directors has no knowledge of any present effort to gain control of the Company or to organize a proxy contest. In addition, the Company has not experienced any problems in the past or at the present time with the Board of Directors' continuity or stability. However, the Board of Directors believes that adopting the Corporate Governance Proposal is prudent, advantageous and in the best interests of stockholders because it will give the Board of Directors more time to fulfill its responsibilities to stockholders and it will provide greater assurance of continuity and stability in the composition and policies of the Board of Directors. The Board of Directors also believes such advantages outweigh any disadvantages relating to discouraging potential acquirers from attempting to obtain control of the Company.

IMPLEMENTATION OF THE CLASSIFIED BOARD

     If the Corporate Governance Proposal is approved, a slate of ten directors would be designated to three separate classes as follows:

     - three "Class I Directors" would serve for a term expiring at the next annual meeting of stockholders to be held following the end of fiscal year 1999;

     - three "Class II Directors" would serve for a term expiring at the annual meeting of stockholders to be held following the end of fiscal year 2000; and

     - four "Class III Directors" would serve for a term expiring at the at the annual meeting of stockholders to be held following the end of fiscal year 2001.

     At each annual meeting, only directors of the class whose term is expiring that year would be required to stand for election, and upon election each such director would serve a three-year term.

     The total number of authorized directors will be initially set at ten. The authorized number may be changed at any time by the Board, provided that such change does not have the effect of removing any director from office. Upon any change in the authorized number, the total number of directors will be allocated as evenly as possible within the three classes, provided that the term of office may not be shortened for any incumbent director.

     Pursuant to the terms of the Recapitalization, holders of the Class B common stock would be entitled to elect at least 80% of the members of the Board of Directors. With the authorized number of directors initially to be set at ten, the holders of Class B common stock would be entitled to elect eight directors and the holders of the Class A common stock would be entitled to elect two directors. The directors of the Company following the implementation of the classified board would be as follows:

                 DIRECTOR                        TERM       STOCKHOLDERS REPRESENTED
                 --------                        ----       ------------------------
John P. Imlay.............................    Class I     Class B common stock
Stephen G. Pagliuca.......................    Class I     Class B common stock
Charles B. McQuade*.......................    Class I     Class B common stock
Dennis G. Sisco...........................    Class II    Class B common stock
Anne Sutherland Fuchs*....................    Class II    Class B common stock
Manuel A. Fernandez.......................    Class II    Class A common stock
William T. Clifford.......................    Class III   Class B common stock
Max D. Hopper.............................    Class III   Class B common stock
Kenneth Roman*............................    Class III   Class B common stock
William O. Grabe..........................    Class III   Class A common stock

     --------------------
     * Not presently a member of the Board

     Biographical information regarding current directors of Gartner Group and the additional individuals to be named to the Board of Directors if the Recapitalization Proposal if approved is set forth below under "Certain Information Regarding Management of Gartner Group -- Board of Directors."

     If the Corporate Governance Proposal is approved, the Company's certificate of incorporation will be amended as indicated in Appendix B.

SPECIAL PROVISIONS REGARDING VOTING OF CLASS B SHARES

     If the Recapitalization Proposal is approved, the Company's certificate of incorporation will include an additional provision that will be effective following the Distribution, subject to IRS approval, to the effect that a beneficial owner of 15% or more of the Class B common stock may only vote in any election of directors the number of shares of Class B common stock for which it owns an equivalent percentage of Class A common stock.

VOTE REQUIRED

     Approval of the Corporate Governance Proposal requires the affirmative vote of a majority of shares of the Company's Class A common stock outstanding as of the record date. IMS Health has agreed to vote or cause to be voted all shares of common stock owned by it and any of its subsidiaries, approximately 46% of the total number of outstanding shares of common stock, in favor of the Corporate Governance Proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE CORPORATE GOVERNANCE PROPOSAL.

                                PROPOSAL THREE:

                         INCREASE IN AUTHORIZED SHARES

     At the Special Meeting, Gartner Group Stockholders are being asked to approve amendments to Gartner Group's certificate of incorporation to increase the number of authorized shares of Gartner Group Common Stock (the "Common Increase") from 201,600,000 shares of common stock (consisting solely of Class A common stock) to a total of 250,000,000 shares of common stock (consisting of 166,000,000 shares of Class A common stock and 84,000,000 shares of Class B common stock) and to increase the number of authorized shares of preferred stock (the "Preferred Increase") of Gartner Group from 2,500,000 shares to 5,000,000 shares (collectively, the "Share Increase Proposal").

     The Common Increase and the Preferred Increase were approved by the Board of Directors in April 1999, subject to stockholder approval at the Special Meeting. The Common Increase and the Preferred Increase would give the Board of Directors the authority to issue additional shares of Gartner Group common stock and preferred stock without requiring future stockholder approval of such issuances, except as may otherwise be required by applicable law or exchange rules.

SHARES RESERVED

     Of the 201,600,000 shares of Gartner Group common stock currently authorized, 104,403,438 shares of Common Stock were issued and outstanding as of the Record Date. In addition, as of March 31, 1999, approximately 19,050,000 shares were subject to outstanding stock options or available for future grant under the Company's option plans. None of the 2,500,000 currently authorized shares of Gartner Group preferred stock are currently issued and outstanding.

PURPOSE AND EFFECT OF THE COMMON INCREASE AND THE PREFERRED INCREASE

     While the current number of shares of Gartner Group common stock and preferred stock is expected to be sufficient for issuances as a result of the Recapitalization, the Gartner Group Board is seeking Gartner Group stockholder approval of the Share Increase Proposal in order to ensure that there remain sufficient authorized shares after the Recapitalization for potential future stock splits, sales of Gartner Group's securities to raise additional capital, acquisitions of other companies or their businesses or assets, establishing strategic relationships with corporate partners, and providing options or other stock incentives to Gartner Group's employees, consultants or others.

     The Board of Directors has no present agreement or arrangement, plan or understanding with respect to the issuance of any such additional shares, other than under its existing stock option and employee stock purchase plans. If the Common Increase and the Preferred Increase are approved, the Board of Directors would be able to issue such additional shares without further stockholder approval, except as may be required by applicable law or exchange rules. In addition, Gartner Group stockholders have no statutory preemptive rights with respect to future issuances of Gartner Group common stock or preferred stock.

     The increase in the number of authorized shares of Gartner Group common stock and preferred stock will not have any immediate effect on the rights of existing Gartner Group stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the then-existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the then-existing stockholders.

     If the Share Increase Proposal is not approved, the 201,600,000 currently authorized shares of common stock would be reclassified as 120,960,000 shares of Class A common stock and 80,640,000 shares of Class B common stock in connection with the Recapitalization, upon approval of the Recapitalization and the closing of the Merger.

VOTE REQUIRED

     Approval of the Share Increase Proposal requires the affirmative vote of not less than a majority of the votes entitled to be cast at the Special Meeting by all shares of Gartner Group common stock issued and outstanding on the Record Date. IMS Health has agreed to vote or cause to be voted all shares of common stock owned by it and any of its subsidiaries, approximately 46% of the total number of outstanding shares of common stock, in favor of the Share Increase Proposal.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE SHARE
                               INCREASE PROPOSAL.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                          MANAGEMENT OF GARTNER GROUP

     The following table sets forth certain information, based on review of Gartner Group stock records and other information, with respect to beneficial ownership of the Class A common stock as of the Record Date (except as otherwise indicated), (i) by each person (or group of affiliated persons) which is known by the Company to own beneficially more than five percent of the Gartner Group common stock (in the case of T. Rowe Price Associates, Inc., based on a Schedule 13G report filed as of May 10, 1999), (ii) by each of the Company's directors and each proposed nominee to be a director of the Company, (iii) by the Company's Chief Executive Officer for the 1998 fiscal year and each of the four other most highly compensated executive officers during the 1998 fiscal year (collectively, the "Named Executive Officers"), and (iv) by all current directors and current executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

                                                                            PERCENT OF
                                                              NUMBER OF    TOTAL VOTING
                      BENEFICIAL OWNER                          SHARES        STOCK
                      ----------------                        ----------   ------------
IMS Health Incorporated(1)..................................  48,198,505       46.4
  200 Nyala Farms
  Westport, CT 06880
T. Rowe Price Associates, Inc...............................  10,649,500       10.4
  100 East Pratt St.
  Baltimore, MD 21202
Manuel A. Fernandez(2)......................................     870,238          *
E. Follett Carter(3)........................................     309,119          *
William T. Clifford(6)......................................     370,229          *
Michael D. Fleisher(5)......................................     164,720          *
John F. Halligan(4).........................................     197,769          *
William O. Grabe(7).........................................      83,000          *
John P. Imlay(8)............................................     102,000          *
Max D. Hopper(9)............................................      25,000          *
Stephen G. Pagliuca(10).....................................      38,000          *
Robert E. Weissman(11)......................................       2,000          *
Dennis G. Sisco(12).........................................      16,000          *
Anne Sutherland Fuchs**.....................................          --          *
Charles B. McQuade**........................................          --          *
Kenneth Roman**.............................................          --          *
All current directors and current executive officers as a
  group (15 persons)........................................   2,290,829        2.2

---------------
  *  Less than 1%

 **  Potential Additional Director

 (1) Includes 34,223,993 shares of Class A common stock held by IMS Health, 13,257,728 shares of Class A common stock held by Enterprises Associates, Inc., a wholly-owned subsidiary of IMS Health, and 117,376 shares of Class A common stock held by IMS Health Licensing Associates, L.P., in which IMS Health has a majority interest. Also includes warrants to purchase 599,400 shares of Class A common stock held by IMS Health.

 (2) Includes 69,245 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Includes 23,200 shares held by members of Mr. Fernandez' family, as to which he disclaims beneficial ownership.

 (3) Includes 162,175 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Includes 4,000 shares held by members of Mr. Carter's family, as to which he disclaims beneficial ownership.

 (4) Includes 120,175 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date. Includes 4,400 shares held by members of Mr. Halligan's family, as to which he disclaims beneficial ownership.

 (5) Includes 111,775 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

 (6) Includes 237,695 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

 (7) Includes 33,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

 (8) Includes 33,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

 (9) Includes 20,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(10) Includes 33,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(11) Excludes shares beneficially owned by IMS Health. Mr. Weissman, a director of the Company, is the Chairman of IMS Health, and accordingly may be deemed the beneficial owner of such shares. Mr. Weissman has disclaimed such beneficial ownership.

(12) Includes 11,000 shares issuable upon the exercise of stock options and stock warrants that are exercisable within 60 days of the Record Date.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS OF IMS HEALTH

     The following table sets forth certain information, based on review of information on file with the Commission, with respect to (i) beneficial ownership of the common stock of IMS Health as of December 31, 1998, by each person (or group of affiliated persons) which is known by IMS Health to beneficially own more than five percent of the outstanding common stock of IMS Health and (ii) the anticipated amount of Class B common stock that would be received by such persons pursuant to the Distribution based on their interest in IMS Health and the total number of shares of IMS Health outstanding as of June 8, 1999.

                                                       NUMBER OF
                                                        SHARES         SHARES OF      PERCENT OF
                                                     OF IMS HEALTH      CLASS B      TOTAL CLASS B
                                                        COMMON          COMMON          COMMON
                 BENEFICIAL OWNER                        STOCK           STOCK           STOCK
                 ----------------                    -------------    -----------    -------------
FMR Corp. .........................................   21,269,967(1)     2,764,636        6.79%
  82 Devonshire Street
  Boston, MA 02109.
Mutuelles AXA, AXA and the
  Equitable Companies Incorporated.................    8,538,612(2)     1,109,835        2.37%

---------------
(1) FMR Corporation and its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), Edward C. Johnson, 3rd and Abigail P. Johnson, jointly filed a Schedule 13G with the SEC on February 12, 1999. The
    Schedule 13G shows that Fidelity, a registered investment adviser, beneficially owned as of December 31, 1998, 19,843,890 shares of IMS Health common stock. Edward C. Johnson, 3rd, Chairman of FMR Corp., FMR Corp. and the registered investment companies advised by Fidelity each have sole dispositive power (but no voting power) over the shares beneficially owned by Fidelity. Voting power with respect to such shares resides with the respective Boards of Trustees of each of the Fidelity Funds. In addition, Mr. Johnson and FMR Corp. each has sole dispositive power over 1,165,267 shares of IMS Health common stock held by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined under the Exchange Act, which serves as investment manager for institutional accounts, sole voting power over 770,439 of such shares and no voting power over 394,828 of such shares. Fidelity International Limited, a partnership controlled by Mr. Johnson and members of his family, is the beneficial owner of 267,810 shares of IMS Health common stock.

(2) AXA Conseil Vie Assurance Mutuelle ("Conseil"), AXA Assurances I.A.R.D. Mutuelle ("IARD"), AXA Assurances Vie Mutuelle ("AVM") and AXA Courtage Assurance Mutuelle ("Courtage"), as a group (collectively, the "Mutuelles AXA"), together with AXA and with The Equitable Companies Incorporated ("Equitable"), filed a joint Schedule 13G with the Commission on February 16, 1999. The Schedule 13G shows that Mutuelles AXA, AXA and Equitable together may be deemed to beneficially own the number of shares of IMS Health reported in the table above, including sole power to vote 4,100,911 shares, shared power to vote 1,533,675 shares, sole power to dispose of 8,481,896 shares, and shared power to dispose of 600 shares. Except for 4,300 shares beneficially owned by a separate subsidiary of AXA, all of the shares are beneficially owned through subsidiaries of Equitable (Equitable's total beneficial ownership therefore is 8,534,312 shares). AXA owns a majority interest in Equitable, and Mutuelles AXA as a group controls AXA. Addresses of these entities are as follows: Conseil, 100-101 Terrasse Boieldieu, 92042 Paris La Defense France; IARD and AVM, 21, rue de Chateaudun, 75009 Paris France; Courtage, 26 rue Louis le Grand, 75002 Paris France; AXA, 9 Place Vendome, 75001 Paris France, and Equitable, 1290 Avenue of the Americas, New York, New York 10104.

                         CERTAIN INFORMATION REGARDING
                          MANAGEMENT OF GARTNER GROUP

BOARD OF DIRECTORS

     The following is certain information regarding the directors of the
Company:

                   NAME                     AGE               PRINCIPAL OCCUPATION
                   ----                     ---               --------------------
Manuel A. Fernandez.......................  52     Chairman of the Board of Directors
William T. Clifford.......................  52     President and Chief Executive Officer
William O. Grabe..........................  60     General Partner, General Atlantic Partners
John P. Imlay.............................  62     Chairman, Imlay Investments, Inc.
Max D. Hopper.............................  64     Retired Chairman of SABRE Technology Group
Stephen G. Pagliuca.......................  43     Managing Director, Bain Capital Inc.
Dennis G. Sisco...........................  52     Partner, Behrman Capital
Robert E. Weissman**......................  58     Chairman, IMS Health Incorporated
                                                   Senior Vice President/Group Publishing
Anne Sutherland Fuchs*....................  52     Director, Hearst Magazines
                                                   President and CEO, Securities Industry
Charles B. McQuade*.......................  58     Automation Corporation
Kenneth Roman*............................  68     Independent Consultant

---------------
 * To be appointed in connection with proposed Transactions.

** To resign as of the Effective Time of the Recapitalization.

     There is no arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected as a nominee, except as follows. Messrs. Imlay and Weissman are current designees of IMS Health. Mr. Fernandez' and Mr. Clifford's employment agreements with the Company provide that they will be included on the Company's slate of nominees to be elected to the Board. See "Executive Compensation -- Employment Agreements". There is no family relationship among any directors or executive officers of the Company.

CURRENT DIRECTORS

     Mr. Fernandez has served as Chairman of the Board of Directors since April 1995 and as a Director since January 1991. He served as Chief Executive Officer from April 1991 through December 1998, and as President from January 1991 through September 1997. Prior to joining the Company, he was President and Chief Executive Officer of Dataquest, Incorporated. Before joining Dataquest, Mr. Fernandez was President and Chief Executive Officer of Gavilan Computer Corporation, a laptop computer manufacturer, and Zilog, Incorporated, a semiconductor manufacturing company. Mr. Fernandez holds a bachelors degree in electrical engineering from the University of Florida, and completed post-graduate work in solid state engineering at the University of Florida and in business administration at the Florida Institute of Technology. Mr. Fernandez is also on the board of directors of Black & Decker, U.S. West, Inc., Brunswick Corporation, Getty Communications P.L.C., SACIA (Southwestern Area Commerce and Industry Association of Connecticut) and Norwalk Community-Technical College (Norwalk, Connecticut).

     Mr. Clifford has served as Chief Executive Officer since January 1999 and President since October 1997. He previously served as Chief Operating Officer from April 1995 to December 1998. Mr. Clifford served as President, Gartner Group Research and Executive Vice President, Operations of the Company from October 1993 through September 1997. Prior to joining the Company, Mr. Clifford served as President, Central Division and Senior IT Executive for Product Development for ADP Corp., a payroll service provider. Previously, Mr. Clifford was Executive Vice President and Chief Operating Officer of Applied Data Research, a supplier of computer software. Mr. Clifford holds a bachelors degree in Economics from the University of Connecticut. Mr. Clifford serves on the board of directors of ProBusiness Services, Inc.

     Mr. Grabe has served as a Director of the Company since April 1993. He has been with General Atlantic Partners, an investment firm, since March 1992 and he has been a General Partner of General Atlantic Partners since January 1994. Prior to that, he was a Special Partner of General Atlantic Partners beginning in April 1993. From February 1984 until March 1992, Mr. Grabe was a corporate officer at IBM Corporation. Mr. Grabe is also a director of Compuware Corporation, a computer systems software corporation; LHS Group, Inc.; TDS GmbH; MARCAM Corporation, an enterprise resource planning software provider for process manufacturing companies; and BAAN Company N.V., an enterprise resource planning system provider for open systems and client-server environments. He is also on the board of directors of several privately held companies in the computer software and services industry. Mr. Grabe holds a B.S. degree in Engineering from New York University and a M.B.A. degree from the University of California at Los Angeles.

     Mr. Imlay has served as a Director of the Company since April 1993. Mr. Imlay is a current designee of IMS Health and has served on the board of directors of IMS Health since June 1998 and of Cognizant Corporation from October 1996 through June 1998. He was Chairman of Dun & Bradstreet Software Services, Inc., a software company, from January 1990 until November 1996. Prior to that he was Chairman and Chief Executive Officer of Management Science America, Inc., a predecessor of Dun & Bradstreet Software Services, Inc. He presently is Chairman of Imlay Investments, Inc., and serves on the board of the Atlanta Falcons, Metromedia International Group, Inc. and several other organizations. Mr. Imlay holds a bachelors degree in Industrial Management from the Georgia Institute of Technology. Following the Recapitalization, Mr. Imlay will continue to serve on the Board of Directors but will do so in an independent, individual capacity and not as a designee or representative of IMS Health.

     Mr. Hopper has served as a Director of the Company since January 1994. In 1995, he founded Max D. Hopper Associates, Inc., a consulting firm specializing in creating benefits from the strategic use of advanced information systems. He is the retired chairman of the SABRE Technology Group and served as Senior Vice President for American Airlines, both units of AMR Corporation. Mr. Hopper serves on the board of directors of Metrocall, Inc., Payless Cashways Inc., VTEL Corporation, USDATA Corporation, Inc., Exodus Communications, Inc., United Stationers Inc., and Worldtalk Corporation. Mr. Hopper holds a bachelors degree in Mathematics from the University of Houston.

     Mr. Pagliuca has been a Director of the Company since July 1990. He was a founding partner of Information Partners Capital Fund, L.P. (the "Fund") and has served as its Managing Partner since 1989. He is also a Managing Director of Bain Capital, Inc., an investment firm with which the Fund is associated. Prior to 1989, Mr. Pagliuca was a partner at Bain & Company, where he managed client relationships in the information services, software, credit services and health care industries. He is on the board of directors of Vivra Corporation, Dade Behring, Inc., Epoch Senior Living, Inc., Jostens Learning, Coram Health Care, Medical Specialties Group, Inc., Physio Control, Wesley Jessen Visioncare, Inc., and Physicians Quality Care, Inc. (PQC). Mr. Pagliuca is a certified public accountant, holds a B.A. degree from Duke University and a M.B.A. degree from the Harvard Business School.

     Mr. Sisco has been a Director of the Company since October 1990. Since January 1998 he has been a partner in Behrman Capital, a private equity firm. From January 1997 through December 1997, he served as the President of Storm Ridge Capital, a venture capital firm. From 1988 to February 1997, Dun & Bradstreet Corporation and Cognizant Corporation employed him in various capacities, most recently as Executive Vice President of Cognizant Corporation with responsibility for several operating units as well as business development. Mr. Sisco also serves as a Director of Aspect Development, Inc., Oasis Healthcare Holdings and TSI International Software Ltd. Mr. Sisco holds a B.A. degree from Western Maryland College.

ADDITIONAL CURRENT DIRECTOR TO RESIGN UPON RECAPITALIZATION

     Mr. Weissman has been a Director of the Company since April 1997 and is a current designee of IMS Health. Since June 1998 he has been Chairman of IMS Health. From June 1998 to March 1999, he was Chief Executive Officer of IMS Health and prior to that he was Chairman and Chief Executive Officer of Cognizant Corporation from July 1996 through June 1998. Previously, Mr. Weissman was Chairman and Chief

Executive Officer of Dun & Bradstreet Corporation from April 1995 until October 1996, after serving as President and Chief Operating Officer since January 1985. He is a Director of State Street Boston Corporation and Vice Chairman of the Board of Trustees of Babson College. Mr. Weissman holds a B.A. degree from Babson College.

ADDITIONAL INDIVIDUALS TO BE APPOINTED TO THE BOARD IN CONNECTION WITH THE RECAPITALIZATION

     Anne Sutherland Fuchs has been a senior executive of Hearst Management since September 1994, and is currently Senior Vice President/Group Publishing Director of Hearst Magazines with primary responsibility for the organization's Women's Group of Magazines. Prior to joining Hearst, Ms. Fuchs was a senior executive at Conde Nast Publications Ltd., where she served as Senior Vice President -- Director International from March 1994 to September 1994 and as Publisher of Vogue Magazine from January 1991 to March 1994. Prior to joining Conde Nast, Ms. Fuchs held executive and publisher positions with a number of companies in the publishing industries, including The New York Times Company and Hachette Publications (including predecessors Diamondis Communications, Inc. and CBS Magazines). Ms. Fuchs is on the Board of Trustees of the Whitney Museum and The Arts and Science Board of Overseers of New York University, is involved with numerous other civic and charitable organizations and has received numerous awards for her activities. She holds an undergraduate degree from New York University and honorary doctorate degrees from Birmingham-Southern College and Centenary College.

     Charles B. McQuade is President and Chief Executive Officer of Securities Industry Automation Corporation ("SIAC"). Mr. McQuade joined SIAC at its founding in 1972 and has served as president of SIAC since 1980 and as its chief executive officer since 1981. Previously, Mr. McQuade held various positions at the American Stock Exchange, and prior to that served as an officer in the U.S. Navy. Mr. McQuade is on the Board of Directors of Green Point Financial and on the boards of several charitable and educational institutions. He holds a B.S. degree form Fordham University and a M.B.A. degree from Bernard M. Baruch College.

     Kenneth Roman has been an independent consultant since 1991. He is the former Chairman and Chief Executive Officer of the Ogilvy Group (and Ogilvy & Mather Worldwide), where he worked for 26 years, and a former Executive Vice President of American Express Company. Mr. Roman is currently on the Boards of Directors of Brunswick Corporation, Compaq Computer Corporation, Coty Inc, and PennCorpo Financial Group. He is also Vice Chairman of The New York Botanical Gardens and serves on the boards of Memorial Sloan-Kettering Cancer Center, the National Organization on Disability, and Sheltering Arms Childrens Services. He holds an A.B. degree from Dartmouth College.

BOARD MEETINGS AND COMMITTEES DURING FISCAL 1998

     The Board of Directors of the Company held five meetings during fiscal
1998.

     The Audit Committee held four meetings during fiscal 1998. The Audit Committee consisted of Messrs. Hopper, Imlay and Weissman through August 23, 1998 and consists of Messrs. Hopper, Pagliuca and Sisco since August 24, 1998. The Audit Committee assists the Board in fulfilling its oversight responsibilities by meeting regularly with the Company's independent auditors and operating and financial management personnel. The Audit Committee reviews the audit performed by the Company's independent auditors and reports the results of such audit to the Board. The Audit Committee reviews the Company's annual financial statements and all material financial reports provided to the stockholders; reviews the Company's internal auditing, accounting and financial controls; and reviews the Company's policies governing compliance with laws, regulations, rules of ethics and conflicts of interest.

     The Compensation Committee held four meetings during fiscal 1998. Messrs. Grabe, Pagliuca and Sisco served on the Committee through August 23, 1998 and Messrs. Grabe, Imlay and Weissman serve on the Committee since August 24, 1998. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies, establishes and approves salaries paid to the executive officers of the Company and administers the Company's Employee Stock Purchase Plan, 1991 Stock Option Plan, Long Term Stock Option Plan, 1996 Long Term Stock Option Plan, and 1998 Long Term

Stock Option Plan. As part of this administration function, the Compensation Committee reviews and approves all stock option grants to employees.

     The Corporate Governance Committee, which consists of Messrs. Grabe, Hopper and Pagliuca, held two meetings during fiscal 1998. The Corporate Governance Committee reviews issues regarding the governance of the Company.

     The Board of Directors currently has no nominating committee or committee performing a similar function.

     Each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 1998 and
(ii) the total number of meetings of all committees of the Board of Directors held during fiscal 1998 while such director served on such committee.

EXECUTIVE OFFICERS

     Listed below are the executive officers of the Company as of the Record
Date:

                NAME                   AGE                            TITLE
                ----                   ---                            -----
Manuel A. Fernandez..................  52     Chairman of the Board of Directors
William T. Clifford..................  52     President and Chief Executive Officer
Michael D. Fleisher..................  34     Chief Financial Officer and Executive Vice President,
                                              Finance and Administration
Stephen T. Bradley...................  36     Executive Vice President, Marketing & Corporate
                                              Planning
E. Follett Carter....................  56     Executive Vice President, President, Distribution
                                              Services and Chief Marketing Officer
Richard E. Eldh, Jr..................  40     Executive Vice President, Worldwide Sales
Patricia L. Higgins..................  49     Executive Vice President and Chairman of The Research
                                              Board
John J. Neeson.......................  37     Executive Vice President & General Manager, Technology
                                              Provider Group
Regina M. Paolillo...................  40     Executive Vice President & General Manager, Technology
                                              Management Group

     Mr. Fernandez has served as Chairman of the Board since April 1996. For more information on Mr. Fernandez' business experience, see the description provided above under "-- Board of Directors."

     Mr. Clifford has served as Chief Executive Officer of the Company since January 1999. For more information on Mr. Clifford's business experience, see the description provided above under "-- Board of Directors."

     Mr. Fleisher has served as chief financial officer and executive vice president, finance and administration since February 1999. Since joining the Company in 1993, Mr. Fleisher has held numerous executive and operating positions. He has led the Company's mergers and acquisitions group since 1995. From 1994 to 1995, he headed the Company's conference and events business. Prior to joining the Company, Mr. Fleisher worked at Bain Capital, where he was involved in the buyout of the company by management and Bain Capital from Saatchi and Saatchi in October 1993. Prior to Bain Capital, Mr. Fleisher was a consultant with Bain and Company.

     Mr. Bradley was promoted to executive vice president, marketing and corporate planning in February 1999. Since joining the Company in 1987 as executive assistant to the president, Mr. Bradley has held numerous management positions, including president and chief operating officer of GartnerGroup Learning, vice president and research center director, applications development, and director of venture capital programs. Prior to joining Gartner Group, Mr. Bradley held numerous executive and management positions at Nutmeg Systems and the New England Technology Group, a spin-off of the Media Lab at the Massachusetts Institute of Technology.

     Mr. Carter has been President, Gartner Group Distribution Services since October 1995, Chief Marketing Officer of the Company since April 1995 and Executive Vice President since July 1993. From April 1991 to July 1993, he was Senior Vice President, Sales and Marketing; from May 1990 to March 1991, he was Vice President, Sales; and from November 1988 to April 1990, he was Vice President and Service Director of Electronic Output Strategies.

     Mr. Eldh was promoted to executive vice president, worldwide sales in February 1999. Mr. Eldh joined Gartner Group in 1987 and most recently was senior vice president for Gartner Group's European sales team based in the United Kingdom. Before that he was senior vice president for Gartner Group's North American sales team, and also had responsibility for sales in Central and South America. Prior to joining the Company, Mr. Eldh held sales and marketing positions at Four-Phase Systems, Motorola, and Hewlett-Packard.

     Ms. Higgins has served as Executive Vice President of Gartner Group and CEO of The Research Board since April 15, 1999. From 1997 to April 1999, Ms. Higgins was Chief Information Officer and Corporate Vice President of Alcoa Corporation. Before joining Alcoa, Ms. Higgins was President of the Communications Business Unit at Unisys Corporation from 1995 to 1997 and before that held executive business unit positions with Bell Atlantic as Group Vice President in New York, and with AT&T and Lucent in the positions of sales and operations vice president. Ms. Higgins is a member of the board of directors at the Williams Companies and Fleet Bank N.A. She is also a director of Up with People. Ms. Higgins holds a bachelor's degree in economics from Montclair State University. Her post-graduate work includes the Harvard Advanced Management Program.

     Mr. Neeson was promoted to executive vice president and general manager of Gartner Group's newly created Technology Provider Group in February 1999. Mr. Neeson joined Gartner Group in 1987 and has held numerous management positions in sales, research and marketing, most recently as senior vice president, worldwide marketing. Prior to joining Gartner Group, Mr. Neeson was with 3M Corporation in various sales and consulting positions.

     Ms. Paolillo was promoted to executive vice president and general manager of Gartner Group's newly created Technology Management Group in February 1999. Ms. Paolillo joined Gartner Group in 1993 as director of operations. Shortly thereafter, she was promoted to vice president, product delivery. In 1995, she was promoted to senior vice president and controller and, in 1997, was named president and chief operating officer, Gartner Group Measurement. Prior to joining Gartner Group, Ms. Paolillo served as chief operating officer and chief financial officer at Productivity, Inc. and held numerous executive and management positions at Citibank, Page America, Bristol-Myers and Price Waterhouse.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Two of the members of the Compensation Committee, Messrs. Imlay and Weissman, serve on the board of directors of IMS Health and are designees of IMS Health to the Company's Board. Mr. Imlay is also a member of the Compensation Committee of IMS Health.

COMPENSATION OF DIRECTORS

     During fiscal 1998 and through December 31, 1998, except for Mr. Weissman, each outside director of the Company (each director who is not an employee of the Company and is not a beneficial owner of or representative of a beneficial owner of more than 5% of the Company's outstanding stock) received an annual retainer of $10,000 plus $1,000 for each meeting of the Board of Directors attended in person. In addition, each outside director receives an additional annual retainer fee of $3,000 for each standing committee of the Board of Directors of which such director is a member, plus $350 for each committee meeting attended. Outside directors also received options under the Company's 1993 Director Stock Option Plan. Pursuant to the 1993 Director Stock Option Plan, each outside director is automatically granted an option to purchase 15,000 shares of Class A common stock on the date the individual first becomes a director and is automatically granted an option to purchase 3,000 shares of Class A common stock on March 1 of each year, if the individual has been an outside director for at least six months. Options are granted at 100% of the fair market value of the Class A common stock on the date of the grant. Each option becomes exercisable in three equal installments on each of the first three anniversaries of the date of grant. Each option has a term of five years. Except in the case of death or disability, each option terminates ninety days after the optionee ceases to be a non-employee director, but is exercisable only to the extent exercisable when such person ceases to be an outside director. Mr. Weissman receives no compensation for serving as a director since he is a representative of a beneficial owner of more than 5% of the Company's outstanding stock.

     Commencing with the January 1999 meeting of the Board of Directors, the Company increased the compensation that it pays to its outside directors to $40,000 per year, or $41,500 per year to any director who is chairman of a committee of the Board of Directors. The director's compensation is payable in shares of common stock of the Company. The shares awarded to each outside director are awarded to an account for the benefit of such director on a quarterly basis, and payment of the shares to each director is deferred until such time as the respective director shall cease to serve as a director of the Company, at which time the shares shall be paid from the account for the benefit of such director to the director. The stock awarded in respect of outside director compensation is valued based on the fair market value of the Company's stock on the first market trading day of each respective quarter. In addition, each outside director also receives 7,000 shares of the Company's common stock on March 1 of each year, on the terms set forth above.

COMPENSATION OF EXECUTIVE OFFICERS DURING FISCAL 1998

     The following table shows, as to the Company's Named Executive Officers for the 1998 fiscal year, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended September 30, 1998, as well as total compensation paid to the Named Executive Officers for the Company's previous two fiscal years:

    SUMMARY COMPENSATION TABLE FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                                    -----------------
                                                          ANNUAL COMPENSATION(1)    AWARDS SECURITIES
                                                FISCAL    ----------------------       UNDERLYING
         NAME AND PRINCIPAL POSITION             YEAR      SALARY      BONUS(2)          OPTIONS
         ---------------------------            ------    ---------    ---------    -----------------
Manuel A. Fernandez...........................   1998     $400,000     $320,000           60,000
  Chairman of the Board of Directors and         1997      350,000      700,000          108,500
  Chief Executive Officer(3)                     1996      270,000      700,000           45,000
William T. Clifford...........................   1998      300,000      150,000          120,000
  President and Chief Operating Officer(4)       1997      250,000      300,000           77,500
                                                 1996      220,000      260,000           10,000
E. Follett Carter.............................   1998      235,000       75,000           30,000
  Executive Vice President,                      1997      220,000      240,000           77,500
  President, Distribution Services and           1996      200,000      320,000           27,000
  Chief Marketing Officer
John F. Halligan..............................   1998      235,000      125,000           30,000
  Executive Vice President, Chief Financial      1997      215,000      240,000           77,500
  Officer, Treasurer and Corporate Secretary     1996      185,000      250,000           18,000
Michael D. Fleisher...........................   1998      230,000      130,000           60,000
  Executive Vice President and                   1997      200,000      180,000           77,500
  President, Emerging Businesses(5)              1996      148,640      200,000           10,000

---------------
(1) Excludes certain perquisites and other personal benefits, such as car allowances, life insurance premiums, and savings and investment plan contributions by the Company. These amounts, in the aggregate, did not exceed the lesser of $50,000 or 10 percent of the total annual salary and bonus for such executive officer.

(2) Includes bonus awards earned for performance in the fiscal year noted even though such amounts are payable in the subsequent year. Excludes bonus awards paid in the fiscal year noted but earned in prior years.

(3) Mr. Fernandez served as the Company's Chief Executive Officer through December 1998.

(4) Mr. Clifford became the Company's Chief Executive Officer in January 1999.

(5) Mr. Fleisher became the Company's Chief Financial Officer and Executive Vice President, Finance and Administration in February 1999.

  OPTIONS GRANTED AND OPTIONS EXERCISED IN THE FISCAL YEAR ENDED SEPTEMBER 30,
                                      1998

     The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the last fiscal year, as well as options held by such officers as of September 30, 1998, the last day of the Company's 1998 fiscal year.

                                               INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE VALUES AT
                            -------------------------------------------------------    ANNUAL RATES OF STOCK PRICE
                            NUMBER OF      % OF TOTAL                                        APPRECIATION FOR
                            SECURITIES   OPTIONS GRANTED   EXERCISE OR                        OPTION TERM(3)
                            UNDERLYING   TO EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------------------
           NAME              OPTIONS       FISCAL YEAR      PER SHARE       DATE           5%               10%
           ----             ----------   ---------------   -----------   ----------   -------------    -------------
Manuel A. Fernandez(1)....    60,000          1.19%          $31.66       10/9/07      $1,032,230       $2,768,956
William T.
  Clifford(1)(2)..........    60,000          1.19%          $31.66       10/9/07      $1,032,230       $2,768,956
                              60,000          1.19%          $31.66       10/9/07      $1,032,230       $2,768,956
E. Follett Carter(1)......    60,000          1.19%          $31.66       10/9/07      $1,032,230       $2,768,956
John F. Halligan(1).......    30,000          0.59%          $31.66       10/9/07      $  516,115       $1,384,478
Michael D.
  Fleisher(1)(2)..........    30,000          0.59%          $31.66       10/9/07      $  516,115       $1,384,478
                              30,000          0.59%          $31.66       10/9/07      $  516,115       $1,384,478

---------------
(1) Each of these options was granted pursuant to the Company's 1991 Stock Option Plan and is subject to the terms of such plan. The options become exercisable in three equal installments on each of the first three anniversaries of the date of grant.

(2) Each of these options was granted pursuant to the Company's Long Term Stock Option Plan and is subject to the terms of such plan. The options become exercisable five years from the date of grant subject to acceleration of vesting and exercisability upon the achievement of certain annual and cumulative performance targets for fiscal years 1998, 1999 and 2000.

(3) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option terms. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future increases in the price of its Class A common stock.

  AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED SEPTEMBER 30, 1998 AND
                         FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                               SHARES                   OPTIONS AT FISCAL YEAR END        FISCAL YEAR END (1)
                              ACQUIRED       VALUE      ---------------------------   ---------------------------
           NAME              ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   ----------   -----------   -------------   -----------   -------------
Manuel A. Fernandez........    280,000     $9,144,946      93,990        239,510      $  519,738     $1,378,733
William T. Clifford........     50,000     $1,562,500     104,770        305,250      $1,170,287     $2,048,544
E. Follett Carter..........     20,000     $  567,812      60,250        159,250      $1,968,220     $  991,544
John F. Halligan...........    105,000     $3,124,446     107,350        165,650      $1,101,305     $1,104,843
Michael D. Fleisher........     41,200     $1,342,534      59,750        159,350      $  693,660     $  529,471

---------------
(1) The values for "in-the-money" options represent the difference between the exercise price of the options and the closing price of the Company's Class A common stock on September 30, 1998, which was $20.88 per share.

EMPLOYEE BENEFIT PLANS

     1991 Stock Option Plan. Each Named Executive Officer is entitled to participate in the Company's 1991 Stock Option Plan (the "1991 Option Plan"). The 1991 Option Plan was adopted by the Board of Directors in March 1991 and approved by the stockholders in April 1991. In April 1998, the Board of Directors adopted an amendment, subject to shareholder approval, to the 1991 Option Plan to increase the number of shares reserved for issuance thereunder by 10,000,000 shares. The stockholders approved the amendment to the 1991 Option Plan on January 28, 1999. A total of 32,800,000 shares of Class A common stock have been reserved for issuance under the 1991 Option Plan.

     Long Term Stock Option Plan. Each Named Executive Officer is entitled to participate in the Company's Long Term Stock Option Plan (the "1994 Long Term Plan"). The 1994 Long Term Plan was adopted by the Board of Directors and approved by the stockholders in October 1994. A total of 6,560,000 shares of Class A common stock has been reserved for issuance under the 1994 Long Term Plan.

     1996 Long Term Stock Option Plan. Each Named Executive Officer is entitled to participate in the Company's 1996 Long Term Stock Option Plan (the "1996 Long Term Plan"). The 1996 Long Term Plan was adopted by the Board of Directors in October 1996 and approved by the stockholders in January 1997. A total of 1,800,000 shares of Class A common stock has been reserved for issuance under the 1996 Long Term Plan.

     1998 Long Term Stock Option Plan. The Company 1998 Long Term Stock Option Plan (the "1998 Long Term Plan") was approved by the stockholders on January 28, 1999. Each Named Executive Officer is entitled to participate in the 1998 Long Term Plan. A total of 2,500,000 shares of Class A common stock has been reserved for issuance under the 1998 Long Term Plan.

     Employee Stock Purchase Plan. Each Named Executive Officer is entitled to participate in the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The stockholders adopted the Purchase Plan in February 1993. A total of 4,000,000 shares of Class A common stock has been reserved for issuance under the Purchase Plan.

EMPLOYMENT AGREEMENTS

     During fiscal 1998, Mr. Fernandez served as Chairman and Chief Executive Officer of the Company pursuant to the terms of employment agreements with the Company. An employment agreement entered in April 1997, as amended in October 1997 (together, the "1997 Agreement"), provided that he would serve as Chairman and Chief Executive Officer of the Company through October 1, 2000 at a salary in fiscal 1998 determined by the Board or the Compensation Committee, in their sole discretion. In February 1998, Mr. Fernandez and the Company entered into a new employment agreement which was amended in August 1998 (together, the "1998 Agreement"). The 1998 Agreement provided that Mr. Fernandez would serve as Chief Executive Officer through December 31, 1998 and as Chairman through October 1, 2000 and contained substantially similar terms as the 1997 Agreement, except that Mr. Fernandez' fiscal 1998 salary was set at $400,000, subject thereafter to annual adjustments by the Board or the Compensation Committee, in their sole discretion. Under both the 1997 Agreement and the 1998 Agreement, Mr. Fernandez was entitled to participate in the Company's executive bonus program, with the annual target bonus established by the Board or the Compensation Committee in their sole discretion, payable based on achievement of specified Company and individual objectives. The target bonus for fiscal 1998 had been set at $400,000 prior to entering into the 1998 Agreement. Both the 1997 Agreement and the 1998 Agreement contained provisions relating to the termination of Mr. Fernandez' employment with the Company.

     Mr. Fernandez entered into an employment agreement with the Company effective November 12, 1998 (the "Fernandez Agreement"). Under the Fernandez Agreement, Mr. Fernandez served as Chairman and Chief Executive Officer of the Company through December 31, 1998 and is serving as Chairman from January 1, 1999 through October 1, 2000, (or later if the term of the Fernandez Agreement is extended by the parties). During the term of the Fernandez Agreement, Mr. Fernandez will be included on the Company's slate of nominees to be elected to the Board of Directors.

     The Fernandez Agreement provides for a base salary of $400,000 for fiscal 1999 and thereafter it is subject to annual adjustments by the Board or the Compensation Committee, in their sole discretion. Mr. Fernandez is entitled to participate in the Company's executive bonus program and the annual target bonus will be established by the Board or the Compensation Committee in their discretion and shall be payable based on achievement of specified Company and individual objectives. The target bonus of $400,000 for fiscal 1999 had been set prior to entering into the Fernandez Agreement.

     Mr. Fernandez' employment is at will and may be terminated by him or the Company upon sixty days' notice. If, during the term of the Fernandez Agreement, the Company terminates the employment of Mr. Fernandez involuntarily without Business Reasons (as defined in the Fernandez Agreement) or if a Constructive Termination (as defined in the Fernandez Agreement) occurs, he will be entitled to receive his salary and vacation accrued through the Termination Date (as defined in the Fernandez Agreement), salary for three years (one year in case of termination within one year following a Change in Control (as defined in the Fernandez Agreement)), 100% of his target bonus for the fiscal year in which the termination occurs, a pro rata share (based on the proportion of the year during which he was employed) of the bonus that would have been payable in excess of the target bonus for the year in which the termination occurs, 100% of the target bonus for the fiscal year following termination, acceleration of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, group health benefits until age 55, auto benefits for one year, and if such termination occurs within 12 months following a Change in Control, forgiveness of all outstanding principal and interest due to the Company under indebtedness incurred to purchase shares of Company stock. Payments of salary and bonus will cease if Mr. Fernandez violates the terms of the non-competition provisions contained in the Fernandez Agreement during the three years following termination. If a Change of Control occurs during the term of the Fernandez Agreement, Mr. Fernandez will be entitled to receive immediately salary and vacation accrued through the Termination Date, plus three year's salary then in effect, three times maximum target bonus for the fiscal year in which the Change in Control occurs, acceleration in full of vesting of all outstanding stock options, TARPS and other equity arrangements subject to vesting, group health benefits until age 55, auto benefits for one year, forgiveness of all outstanding principal and interest due to the Company under indebtedness incurred to purchase shares of Company stock, except that if he violates the terms of the non-competition provisions contained in the Fernandez Agreement, he will be required to repay to the Company any amounts received as salary or bonus with respect to any period following the termination of his employment. If Mr. Fernandez voluntarily terminates his employment, or if the Company terminates it for Business Reasons, he will not receive any salary or bonus thereafter.

     In February 1998, each of Messrs. Clifford, Carter, Halligan and Fleisher (collectively, the "Executive Officers") entered into an employment agreement with the Company (the "Executive Officer Agreements"). Under the Executive Officer Agreements, each of the Executive Officers agreed to serve the Company in their then-current capacities through October 1, 2000 and each Executive Officer Agreement would automatically renew for subsequent one-year periods unless the Executive Officer or the Company provided written notice of its termination of the Executive Officer Agreement.

     The Executive Officer Agreements provided for base salaries of $300,000, $235,000, $235,000 and $230,000 for Messrs. Clifford, Carter, Halligan and Fleisher, respectively, for fiscal 1998, subject thereafter to annual adjustments by the Board or the Compensation Committee, in their sole discretion. Each Executive Officer was entitled to participate in the Company's executive bonus program, with the annual target bonus established by the Board or the Compensation Committee in their discretion, payable based on achievement of specified Company and individual objectives. The target bonuses for fiscal year 1998 had been set at $250,000, $210,000, $170,000 and $150,000 for Messrs.
Clifford, Carter, Halligan and Fleisher, respectively, prior to entering into the Executive Officer Agreements. The Executive Officer Agreements contained provisions relating to the termination of the Executive Officers' employment with the Company.

     Mr. Clifford entered into a new employment agreement with the Company effective November 12, 1998 (the "Clifford Agreement"). Under the Clifford Agreement, Mr. Clifford will continue to serve as President of the Company through December 31, 1998 and shall serve as President and Chief Executive Officer of the Company through October 1, 2000. The Clifford Agreement shall automatically renew for subsequent one year periods unless Mr. Clifford or the Company provides written notice of its termination of the Clifford Agreement. During the term of the Clifford Agreement, Mr. Clifford will be included on the Company's slate of nominees to be elected to the Board of Directors.

     The Clifford Agreement provides for a base salary of $375,000 for fiscal 1999 and thereafter it is subject to annual adjustments by the Board or the Compensation Committee, in their sole discretion. Mr. Clifford is entitled to participate in the Company's executive bonus program and the annual target bonus will be established by the Board or the Compensation Committee in their discretion and shall be payable based on achievement of specified Company and individual objectives. The target bonus of $325,000 for fiscal 1999 had been set prior to entering into the Clifford Agreement.

     Mr. Clifford's employment is at will and may be terminated by him or the Company upon fourteen days' notice. If, during the term of the Clifford Agreement, the Company terminates the employment of Mr. Clifford involuntarily without Business Reasons (as defined in the Clifford Agreement) or if a Constructive Termination (as defined in the Clifford Agreement) occurs, he will be entitled to receive his base salary and vacation accrued through the Termination Date (as defined in the Clifford Agreement), plus base salary for one year, any bonus payment previously fixed and declared by the Board or the Compensation Committee and not previously paid, and group health benefits for 18 months. If, during the term of the Clifford Agreement, a Change in Control (as defined in the Clifford Agreement) occurs, he will be entitled to receive immediately his base salary and vacation accrued through the Termination Date, plus base salary for three years at the current rate, an amount equal to three times his maximum target bonus for the fiscal year in which the Change in Control occurs, acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, forgiveness of all outstanding principal and interest due to the Company under indebtedness incurred to purchase shares of capital stock of the Company, group health benefits for 18 months, and if employment is terminated within 12 months of a Change in Control, outplacement services. Payments of salary and bonus will cease if Mr. Clifford violates the terms of the non-competition provisions contained in the Clifford Agreement during the three years following termination and he will be required to repay to the Company any amounts received as salary or bonus with respect to any period following the termination of his employment. If Mr. Clifford voluntarily terminates his employment, or if the Company terminates it for Business Reasons, he will not receive any salary or bonus thereafter.

     Each of Messrs. Carter, Halligan and Fleisher (collectively, with Messrs. Eldh and Neeson and Mesdames Higgins and Paolillo, the "Additional Executive Officers") has also entered into a new employment agreement with the Company effective November 12, 1998. Each of Messrs. Eldh and Neeson and Ms. Paolillo has entered into an employment agreement with the Company effective February 8, 1999 and Ms. Higgins has entered into an employment agreement with the Company effective April 15, 1999 (the "Additional Executive Officer Agreements"). Under the Additional Executive Officer Agreements, each of the Additional Executive Officers will continue to serve the Company in their current capacities through October 1, 1999, with the exception of Ms. Higgins, who will continue to serve the Company in her current capacity through April 15, 2002, and each Additional Executive Officer Agreement shall automatically renew for subsequent one year periods unless the Additional Executive Officer or the Company provides written notice of its termination of the Additional Executive Officer Agreements.

     The Additional Executive Officer Agreements provide for base salaries of $255,000, $250,000, $250,000, $250,000, $225,000, $350,000 and $250,000 for
Messrs. Carter, Halligan, Fleisher, Eldh and Neeson and Mesdames Higgins and Paolillo, respectively, for fiscal 1999 and thereafter the base salaries are subject to annual adjustments by the Board or the Compensation Committee, in their sole discretion. Each Additional Executive Officer is entitled to participate in the Company's executive bonus program and the annual target bonus will be established by the Board or the Compensation Committee in their discretion and shall be payable based on achievement of specified Company and individual objectives. The target bonuses of $220,000, $180,000, $180,000, $150,000, $100,000, $175,000 and $125,000 for Messrs. Carter, Halligan,
Fleisher, Eldh and Neeson and Mesdames Higgins and Paolillo, respectively, for fiscal 1999 had been set prior to entering into the Additional Executive Officer Agreements.

     Each of the Additional Executive Officer's employment is at will and may be terminated by him or her or the Company upon fourteen days' notice. If, during the term of the Additional Executive Officer Agreements, the Company terminates the employment of an Additional Executive Officer involuntarily without Business Reasons (as defined in the Additional Executive Officer Agreements) or if a Constructive Termination (as defined in the Additional Executive Officer Agreements) occurs, the officer will be entitled to receive his or her base salary and vacation accrued through the Termination Date (as defined in the Additional Executive Officer Agreements), plus base salary for one year, any bonus payment previously fixed and declared by the Board or the Compensation Committee and not previously paid, and group health benefits for 18 months. If, during the term of the Additional Executive Officer Agreement, a Change in Control occurs, the officer will be entitled to receive immediately his or her base salary and vacation accrued through the Termination Date (as defined in the Additional Executive Officer Agreements), plus base salary for two years at the current rate, an amount equal to two times his or her maximum target bonus for the fiscal year in which the Change in Control occurs, acceleration in full of vesting of all outstanding stock options, restricted stock and other equity arrangements subject to vesting, forgiveness of all outstanding principal and interest due to the Company under indebtedness incurred to purchase shares of capital stock of the Company, group health benefits for 18 months, and if employment is terminated within 12 months of a Change in Control, outplacement services. Payments of salary and bonus will cease if the Additional Executive Officer violates the terms of the non-competition provisions contained in the Additional Executive Officer Agreement during the three years following termination and the officer will be required to repay to the Company any amounts received as salary or bonus with respect to any period following the termination of his or her employment. If an Other Executive Officer voluntarily terminates his or her employment, or if the Company terminates it for Business Reasons, the officer will not receive any salary or bonus thereafter.

     In February 1999, Mr. Halligan agreed to become the Manager of the SI Venture Fund, L.L.C. (formerly known as G-Fund, L.L.C.), a venture fund that is affiliated with the Company and to step down as Chief Financial Officer. Mr. Halligan's compensation and the other terms of his employment agreement are unchanged.

     Mr. Bradley's employment is at will and may be terminated by him or the Company at any time. Mr. Bradley's base salary for fiscal 1999 is $190,000, with a target bonus of $110,000. Mr. Bradley has entered into a Change in Control Agreement with the Company effective February 8, 1999 through October 1, 2000 that provides that if, during the term of the agreement, a Change in Control occurs, he will be entitled to receive immediately his base salary and vacation accrued through the Termination Date (as defined in the agreement), plus base salary for one year at the current rate, an amount equal to one time his maximum target bonus for the fiscal year in which the Change in Control occurs, acceleration in full of vesting of all outstanding stock options, restricted stock and additional equity arrangements subject to vesting, forgiveness of all outstanding principal and interest due to the Company under indebtedness incurred to purchase shares of capital stock of the Company, group health benefits for 18 months. Payments of salary and bonus will cease if Mr. Bradley violates the terms of the non-competition provision contained in the agreement during the three years following termination and he will be required to repay to the Company any amounts received as salary or bonus with respect to any period following the termination of his employment.

LOANS TO EXECUTIVE OFFICERS OF THE COMPANY

     On June 4, 1997, with the Board of Directors approval, the Company provided loans totaling $7.2 million to certain executive officers to facilitate the purchase of Class A common stock arising out of the exercise of stock options. The loan proceeds were not used to fund the option exercise price of the Class A common stock acquired. The loans were full recourse obligations to the officers and were secured by shares of Class A common stock. The loans bore interest at an annual rate of 6.14%. On December 18, 1997, with the Board of Directors approval, the Company provided additional loans under the same conditions to the same executive officers totaling $2.5 million. The loans bore interest at an annual rate of 5.6%. On July 23, 1998, with Board of Directors' approval, the Company received 302,428 shares of Class A common stock in settlement of the outstanding loan balances and accrued interest due. The following table provides additional information concerning the loans:

                                            INDEBTEDNESS AS OF JULY 23, 1998
                                          ------------------------------------
                  NAME                    PRINCIPAL     INTEREST      TOTAL*
                  ----                    ----------    --------    ----------
Manuel A. Fernandez.....................  $7,375,000    $265,539    $7,640,539
William T. Clifford.....................     500,000      18,453       518,453
John F. Halligan........................     762,500      27,448       789,948
E. Follett Carter.......................   1,000,000      36,018     1,036,018
                                          ----------    --------    ----------
          Total.........................  $9,637,500    $347,458    $9,984,958
                                          ==========    ========    ==========

        -----------------------
        * Largest amount outstanding during the fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     All reports required to be filed during fiscal year 1998 pursuant to
Section 16(a) of the Securities Exchange Act of 1934 by directors, executive officers and 10% beneficial owners were filed on timely basis, except as follows. Mr. Carter filed one late report on Form 5 to report one transaction. Mr. Clifford filed one late report on Form 5 to report two transactions. Mr. Halligan filed one late Form 4 to report six transactions and one late Form 5 to report one transaction. Mr. Fleisher filed one late Form 5 to report two transactions. Mr. Hopper filed one late report on Form 4 to report six transactions.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board has delegated to the Compensation Committee the responsibility for establishing and administering the Company's executive compensation plans, subject to Board approval of major new compensation programs and the Chief Executive Officer's compensation. In discharging these responsibilities, the Committee consults with outside compensation consultants, attorneys and other specialists.

     The Company's compensation philosophy is that cash compensation should be substantially linked to the short-term performance of the Company and that longer-term incentives, such as stock options and stock ownership, should be aligned with the Company's objective to enhance stockholder value over the long term. The Company believes that the use of stock options and stock ownership links the interest of officers and employees of the Company to the interest of the stockholders. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that the Company can continue to attract, retain and motivate key executives who are critical to the long-term success of the Company.

     Compensation for the Company's executive officers consists of three principal components: base salary, cash bonuses and stock options.

     Base Salary. The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions based on the Compensation Committee's periodic surveys of the industry.

     Cash Bonuses. The Company's executive cash bonus plan is designed to reward executive officers for the financial performance of the Company during the year. Under the plan, cash bonuses are determined based upon the Company's achievement against specified financial performance objectives, as well as the executive officer's achievement of individual performance objectives. This plan emphasizes the Compensation Committee's belief that, when the Company is successful, the executives should be appropriately compensated. Conversely, if the Company is not profitable, no bonuses are paid absent extraordinary circumstances. Each individual executive officer's portion of the total bonus pool is determined by a formula that is specified at the start of the fiscal year based on the executive's base salary and the Committee's assessment of the executive's contribution to the Company. In addition to cash bonuses, the Company has a Profit Sharing Plan under which a specified percentage of operating profit is set aside for equal distribution among all employees, including executives.

     Stock Options. The principal equity compensation components of executive compensation are options granted under the Company's stock option programs. Stock options are generally granted when an executive joins the Company, with additional options granted from time to time for promotions and performance. The Compensation Committee believes that the stock option participation provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management's objectives with long-term stock price appreciation. Executives are also eligible to participate in a payroll deduction employee stock purchase plan pursuant to which stock may be purchased at 85 percent of the lower of the closing sale price for the Class A common stock reported on a national market system at the beginning or end of each six-month offering (up to a maximum stock value of $25,000 per calendar year or 10 percent of salary, whichever is less).

     CEO Compensation. The Compensation Committee, subject to Board approval, determines compensation of the Company's Chief Executive Officer. Mr. Fernandez' compensation package in 1998 consisted of the same benefits program as other executive officers, as itemized above, including base salary, cash bonus, stock options and other executive and employee benefit programs. Mr. Fernandez received no material compensation or benefits in 1998 not provided to all executive officers. Mr. Fernandez' compensation package was designed, however, to provide for a higher proportion of his compensation to be dependent on Company performance as compared to other executive officers. Mr. Fernandez' bonus declined in fiscal 1998 since the Company's performance targets were only partially met. The Committee has also sought to provide to Mr. Fernandez incentive to promote long-term stockholder value, through Mr. Fernandez' participation in the Company's stock option programs.

     Other elements of executive compensation include participation in a Company-wide life insurance program, including a supplemental life insurance program and long-term disability insurance program. Executives are also eligible for Company-wide medical benefits and participation in a 401(k) plan under which the Company provides matching contributions to all employees.

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          William O. Grabe
                                          John P. Imlay
                                          Robert E. Weissman

                             STOCKHOLDER PROPOSALS

     Under Gartner Group's by-laws, a stockholder proposal intended to be included in the proxy materials for the Gartner Group 2000 Annual Meeting of Stockholders must be received by the Secretary, Gartner Group, Inc., P.O. Box 10212, 56 Top Gallant Road, Stamford, CT 06904, no later than August 25, 1999. Any such proposal must also comply with the other provisions contained in Gartner Group's by-laws relating to stockholder proposals.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information filed by the Company at the Commission's public reference facilities located at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Class A common stock is listed on the NYSE under the symbol "IT," and such material relating to the Company may also be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005. Certain of such reports, statements and other information filed by the Company are also available on the Internet at the Commission's World Wide Web site at http://www.sec.gov. Our World Wide Web site also contains information about the Company, at http://www.gartner.com.

                                                                      APPENDIX A

                             DISTRIBUTION AGREEMENT
                                    BETWEEN
                            IMS HEALTH INCORPORATED
                                      AND
                              GARTNER GROUP, INC.

                           DATED AS OF JUNE 17, 1999

                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARTICLE I. DEFINITIONS..........................................................    2
  SECTION 1.1       General.....................................................    2
  SECTION 1.2       References; Interpretation..................................    6

ARTICLE II. DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS AND
            REPRESENTATIONS AND WARRANTIES......................................    7
  SECTION 2.1       The Distribution and Other Transactions.....................    7
  SECTION 2.2       The Cash Dividend and the Stock Repurchase..................   10
  SECTION 2.3       Financing...................................................   12
  SECTION 2.4       Certain Limitations on Actions by IMS HEALTH................   12
  SECTION 2.5       Declaration Date; Further Assurances........................   13
  SECTION 2.6       Representations and Warranties..............................   13

ARTICLE III. INDEMNIFICATION....................................................   17
  SECTION 3.1       Indemnification by Gartner..................................   17
  SECTION 3.2       Indemnification by IMS HEALTH...............................   17
  SECTION 3.3       Procedures for Indemnification in Third Party Claims........   17
  SECTION 3.4       Indemnification Payments....................................   19

ARTICLE IV. COVENANTS...........................................................   19
  SECTION 4.1       Access to Information.......................................   19
  SECTION 4.2       Confidentiality.............................................   19
  SECTION 4.3       Standstill..................................................   19
  SECTION 4.4       Public Announcements........................................   21
  SECTION 4.5       Required Consents...........................................   21

ARTICLE V. DISPUTE RESOLUTION...................................................   21
  SECTION 5.1       Negotiation.................................................   21
  SECTION 5.2       Arbitration.................................................   21
  SECTION 5.3       Continuity of Service and Performance.......................   22

ARTICLE VI. INSURANCE...........................................................   22
  SECTION 6.1       Separation of Insurance Coverages...........................   22
  SECTION 6.2       Policy Rights...............................................   22
  SECTION 6.3       Post-Distribution Date Claims...............................   22
  SECTION 6.4       Agreement for Waiver of Conflict and Shared Defense.........   24
  SECTION 6.5       Cooperation.................................................   24

ARTICLE VII. MISCELLANEOUS......................................................   24
  SECTION 7.1       Complete Agreement; Construction............................   24
  SECTION 7.2       Counterparts................................................   24
  SECTION 7.3       Survival of Agreements......................................   24
  SECTION 7.4       Expenses....................................................   24
  SECTION 7.5       Notices.....................................................   24
  SECTION 7.6       Waivers.....................................................   25

                                                                                  Page
                                                                                  ----
  SECTION 7.7       Amendments..................................................   25
  SECTION 7.8       Assignment..................................................   25
  SECTION 7.9       Successors and Assigns......................................   25
  SECTION 7.10      Termination.................................................   25
  SECTION 7.11      Subsidiaries................................................   26
  SECTION 7.12      Third Party Beneficiaries...................................   26
  SECTION 7.13      Title and Headings..........................................   26
  SECTION 7.14      Exhibits and Schedules......................................   26
  SECTION 7.15      GOVERNING LAW...............................................   26
  SECTION 7.16      Consent to Jurisdiction.....................................   26
  SECTION 7.17      Severability................................................   27

EXHIBITS

     Exhibit 2.1(d) Undertaking of Gartner Group, Inc. under 1996 Distribution Agreement.

     Exhibit 2.1(d)(ii) Undertaking of Gartner Group, Inc. under 1998 Distribution Agreement.

                             DISTRIBUTION AGREEMENT

     DISTRIBUTION AGREEMENT, dated as of June 17, 1999 (this "Agreement"), between IMS HEALTH INCORPORATED, a Delaware corporation ("IMS HEALTH"), and GARTNER GROUP, INC., a Delaware corporation ("Gartner").

     WHEREAS, IMS HEALTH owns, directly and indirectly, as of the close of business on the date hereof, 47,599,105 shares of Class A Common Stock, par value $.0005 per share ("Class A Common Stock"), of Gartner;

     WHEREAS, simultaneously with the execution hereof, Gartner, IMS HEALTH, and GRGI, INC., a Delaware corporation and a wholly owned subsidiary of IMS HEALTH ("Merger Sub"), are entering into an Agreement and Plan of Merger in the form attached hereto as Exhibit A-1 (the "Recapitalization Agreement"), pursuant to which, among other things, Merger Sub will merge with and into Gartner with the consequent capital stock changes resulting in (i) IMS HEALTH acquiring, in exchange for 40,689,648 shares of Class A Common Stock held by it 40,689,648 shares of a new Class B Common Stock, par value $.0005 per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Gartner Common Stock"), of Gartner, which class of stock shall be entitled to elect 80% of the members of the board of directors of Gartner and in all other respects shall be substantially identical to the Class A Common Stock, and (ii) IMS retaining 6,909,457 shares of Class A Common Stock (the "Retained Shares") and the Warrants (as defined herein) to purchase 599,400 shares of Class A Common Stock, and all other stockholders of Gartner retaining all their shares of Class A Common Stock, which class of stock shall be entitled to elect 20% of the members of the board of directors of Gartner (the "Recapitalization");

     WHEREAS, the Board of Directors of IMS HEALTH has determined that it is appropriate, desirable and in the best interests of IMS HEALTH and its stockholders to distribute on the Distribution Date (as defined herein) all the shares of Class B Common Stock that IMS HEALTH will receive in the Recapitalization, on the terms and subject to the conditions set forth in this Agreement, to the holders of record of the Common Stock, par value $.01 per share, of IMS HEALTH ("IMS HEALTH Common Stock"), as of the Distribution Record Date (as defined herein), on a pro rata basis (the "Distribution");

     WHEREAS, the Board of Directors of Gartner has determined that it is appropriate, desirable and in the best interests of Gartner and its stockholders that the Distribution be consummated, and the Recapitalization is a necessary and desirable means to enable the Distribution to occur;

     WHEREAS, IMS HEALTH has received a ruling from the Internal Revenue Service to the effect that the Distribution will be a tax-free distribution within the meaning of Section 355 of the Code (as defined herein);

     WHEREAS, upon the terms and subject to the conditions of this Agreement, the board of directors of Gartner shall declare the Cash Dividend (as defined herein), payable on a pro rata basis to holders of record of Gartner Common Stock as of the date immediately preceding the Distribution Record Date;

     WHEREAS, upon the terms and subject to the conditions of this Agreement, Gartner will commence the Stock Repurchase (as defined herein) after the Distribution for a number of shares of Class A Common Stock and Class B Common Stock equal to 19.99% of the total number of outstanding shares of Gartner Common Stock; and

     WHEREAS, each of IMS HEALTH and GARTNER has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution, the Recapitalization, the Cash Dividend and the Stock Repurchase and to set forth other agreements that will govern certain other matters following the Distribution.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     SECTION 1.1 General. As used in this Agreement, the following terms shall have the following meanings:

          (a) "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

          (b) "Affiliate" shall mean, when used with respect to a specified person, another person that controls, is controlled by, or is under common control with the person specified. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

          (c) "Agreement Disputes" shall have the meaning set forth in Section 5.1.

          (d) "Assets" shall mean assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

          (e) "Business Entity" shall mean any corporation, partnership, limited liability company or other entity which may legally hold title to Assets.

          (f) "Cash Dividend" shall have the meaning set forth in Section
     2.2(a).

          (g) "Cash Dividend Date" shall mean the date immediately preceding the Distribution Date.

          (h) "Cash Dividend Record Date" shall mean the date immediately preceding the Distribution Record Date.

          (i) "Claims Administration" shall mean the processing of claims made under the Shared Policies, including the reporting of claims to the insurance carriers and the management of the defense of claims.

          (j) "Class A Common Stock" shall have the meaning set forth in the recitals hereto.

          (k) "Class B Common Stock" shall have the meaning set forth in the recitals hereto.

          (l) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

          (m) "Commission" shall mean the U.S. Securities and Exchange
     Commission.

          (n) "Dataquest Agreement" shall mean that certain Acquisition Agreement dated as of November 27, 1995 by and among Gartner Group, Inc., Bosa Acquisition Corp., Gartner Group U.K. Ltd., Gartner Group GMBH, The Dun & Bradstreet Corporation, Dataquest Incorporated, Dataquest Europe Limited and Dataquest GMBH.

          (o) "Declaration Date" shall mean the date, mutually agreed between IMS HEALTH and Gartner, on which (i) the IMS HEALTH Board of Directors shall declare the Distribution, (ii) the Gartner Board of Directors shall declare the Cash Dividend and (iii) the Certificate of Merger effecting the Recapitalization shall be filed with the Secretary of State of the State of Delaware.

          (p) "DGCL" shall mean the General Corporation Law of the State of Delaware.

          (q) "Distribution" shall have the meaning set forth in the recitals hereto.

          (r) "Distribution Agent" shall mean the distribution agent selected by IMS HEALTH to effect the Distribution, which may be Gartner's stock transfer agent.

          (s) "Distribution Date" shall mean the date determined by the Board of Directors of IMS HEALTH following the consummation of the Recapitalization for the mailing of certificates of Class B Common Stock to stockholders of IMS HEALTH in the Distribution. The Distribution Date shall be a date as soon as practicable following the Declaration Date, but not more than thirty days after the filing of the Certificate of Merger relating to the Recapitalization.

          (t) "Distribution Record Date" shall mean the date determined by the Board of Directors of IMS HEALTH as the record date for the determination of the holders of record of IMS HEALTH Common Stock entitled to receive shares of Class B Common Stock in the Distribution.

          (u) "Effective Time" shall mean immediately prior to the midnight, New York time, that ends the 24-hour period comprising the Distribution Date.

          (v) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (w) "Financing Commitments" shall have the meaning set forth in
     Section 2.3.

          (x) "Form 8-A" shall mean a Gartner registration statement on Form 8-A pursuant to which the Class B Common Stock shall be registered under the Exchange Act, including all amendments thereto.

          (y) "Gartner" shall have the meaning set forth in the heading of this Agreement.

          (z) "Gartner Business" shall mean each and every business conducted at any time prior to, on or after the Effective Time by Gartner or any current, former, or future Subsidiary of Gartner or other Business Entity controlled by Gartner, whether or not such Subsidiary is a Subsidiary of Gartner or such Business Entity is controlled by Gartner on the date hereof.

          (aa) "Gartner Business Entity" shall mean any Business Entity a majority of the equity interests of which are owned, directly or indirectly, by Gartner.

          (bb) "Gartner Group" shall mean Gartner and each Person that is a Subsidiary of Gartner immediately prior to the Effective Time.

          (cc) "Gartner Indemnitees" shall mean Gartner, each member of the Gartner Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

          (dd) "Gartner Liabilities" shall mean, collectively, any and all Liabilities whatsoever that arise out of, result from or are related to the operation of the Gartner Business or the ownership of the assets of the Gartner Business by Gartner, any current, former or future Subsidiary of Gartner or any Business Entity controlled by Gartner, whether such Liabilities arise before, on or after the Effective Time and whether known or unknown, fixed or contingent, and shall include, without limitation:

             (i) any and all Liabilities to which IMS HEALTH or its predecessors and successors may become subject arising from or based upon its status or alleged status as a "controlling person" (as defined under Section 15 of the Securities Act and Section 20 of the Exchange Act) of Gartner relating to (a) the Proxy Statement (or any amendment thereto) (except for liabilities which Gartner incurs solely as a result of written information relating to IMS HEALTH supplied by IMS HEALTH for inclusion in the Proxy Statement) or (b) any other report or document filed by Gartner with the Commission at any time before, on or after the Effective Time (except for liabilities which Gartner incurs solely as a result of written information relating to IMS HEALTH or the IMS HEALTH Business supplied by IMS HEALTH for inclusion in such report or document);

             (ii) any and all Liabilities that are expressly contemplated by this Agreement or the Recapitalization Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by Gartner or any member of the Gartner Group or to remain with Gartner or any member of the

        Gartner Group and any Liabilities under this Agreement for a breach by Gartner of any representation, warranty or covenant herein; and

             (iii) any and all Liabilities which IMS HEALTH or any of its Subsidiaries and any Affiliates may be subject to or which may be asserted against any of them arising from or based upon any sublease by Gartner or a Subsidiary of Gartner or other Business Entity controlled by Gartner of office space in Nanterre, France, Paris, France or Tokyo, Japan where RHD or any of its predecessors or any of their successors or their respective Affiliates occupy space on the premises, including pursuant to any sublease agreement or amendment or other agreement related thereto.

          (ee) "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

          (ff) "IMS HEALTH Business" shall mean each and every business conducted at any time by IMS HEALTH or any current, former or future Subsidiary of IMS HEALTH (other than Gartner and its Subsidiaries) prior to the Effective Time or other Business Entity controlled by IMS HEALTH (other than Gartner and its Subsidiaries), whether or not such Subsidiary is a Subsidiary of IMS HEALTH or such Business Entity is controlled by IMS HEALTH on the date hereof, except for the Gartner Business.

          (gg) "IMS HEALTH Business Entity" shall mean any Business Entity a majority of the equity interests of which are owned, directly or indirectly, by IMS HEALTH.

          (hh) "IMS HEALTH Common Stock" shall mean the common stock, par value $.01 per share, of IMS HEALTH.

          (ii) "IMS HEALTH Distribution" shall mean the distribution of the common stock of IMS HEALTH described in Exhibit 2.1(d)(i).

          (jj) "IMS HEALTH Group" shall mean IMS HEALTH and each Person (other than any member of the Gartner Group) that is a Subsidiary of IMS HEALTH immediately prior to the Effective Time.

          (kk) "IMS HEALTH Indemnitees" shall mean IMS HEALTH, each member of the IMS HEALTH Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, except Gartner Indemnitees who would not otherwise be an IMS HEALTH Indemnitee.

          (ll) "IMS HEALTH Liabilities" shall mean, collectively, any and all Liabilities whatsoever that arise out of, result from or are related to the operation of the IMS HEALTH Business or the ownership of the assets of the IMS HEALTH Business by IMS HEALTH, any predecessor entity of IMS HEALTH (and all predecessors thereto) or any Subsidiary of or Business Entity controlled by any such predecessor, any current, former, or future Subsidiary of IMS HEALTH or any Business Entity controlled by IMS HEALTH (other than, in each case, Gartner and its Subsidiaries) whether such Liabilities arise before, on or after the Effective Time and whether known or unknown, fixed or contingent, and shall include, without limitation:

             (i) any and all Liabilities that are expressly contemplated by this Agreement or the Recapitalization Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by IMS HEALTH or any member of the IMS HEALTH Group or to remain with IMS HEALTH or any member of the IMS HEALTH Group and any Liabilities under this Agreement for a breach by IMS HEALTH of any representation, warranty or covenant herein; and

             (ii) any and all Liabilities which Gartner incurs solely as a result of written information relating to IMS HEALTH or the IMS HEALTH Business supplied by IMS HEALTH for inclusion in the Proxy Statement or any report or document filed by Gartner with the Commission.

          (mm) "Indemnifying Party" shall have the meaning set forth in Section 3.3.

          (nn) "Indemnitee" shall have the meaning set forth in Section 3.3.

          (oo) "Insurance Administration" shall mean, with respect to each Shared Policy, the accounting for premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each of the Shared Policies, the reporting to insurance carriers of any losses or claims, and the distribution of Insurance Proceeds as contemplated by this Agreement.

          (pp) "Insurance Proceeds" shall mean those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured.

          (qq) "Insured Claims" shall mean those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Shared Policies, whether or not subject to policy limits, deductibles, co-insurance, uncollectibility or retrospectively-rated premium adjustments.

          (rr) "IRS" shall mean the Internal Revenue Service.

          (ss) "IRS Ruling" shall have the meaning set forth in Section
     2.1(b)(i).

          (tt) "IRS Supplemental Ruling" shall mean a ruling from the IRS requested by IMS HEALTH providing, among other things, that neither the Recapitalization nor the Distribution will be taken into account in applying Section 355(e)(2)(A)(ii) of the Code.

          (uu) "Liabilities" shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any governmental or other regulatory or administrative agency, body or commission or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or the Recapitalization Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person.

          (vv) "1996 Distribution Agreement" shall mean the Distribution Agreement among Cognizant Corporation, The Dun & Bradstreet Corporation, which has been renamed the R.H. Donnelley Corporation ("RHD") and ACNielsen Corporation ("ACNielsen") dated as of October 28, 1996.

          (ww) "1998 Distribution Agreement" shall mean the Distribution Agreement between Cognizant Corporation, which has been renamed Nielsen Media Research, Inc. ("NMR"), and IMS HEALTH dated as of June 30, 1998.

          (xx) "NYSE" shall mean the New York Stock Exchange, Inc.

          (yy) "NYSE Listing Application" shall mean the application to be submitted by Gartner to the NYSE for the listing of the Class B Common Stock.

          (zz) "Person" shall mean any natural person, Business Entity, corporation, business trust, joint venture, association, company, partnership, other entity or government, or any agency or political subdivision thereof.

          (aaa) "Policies" shall mean insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

          (bbb) "Proxy Statement" shall have the meaning set forth in the Recapitalization Agreement.

          (ccc) "Recapitalization" shall have the meaning set forth in the recitals hereto.

          (ddd) "Recapitalization Agreement" shall have the meaning set forth in the recitals hereto.

          (eee) "Retained Shares" shall have the meaning set forth in the recitals hereto.

          (fff) "Required Consents" shall have the meaning set forth in Section 4.5.

          (ggg) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (hhh) "Share Increase" shall have the meaning set forth in the Recapitalization Agreement.

          (iii) "Shared Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of IMS HEALTH or any Subsidiary of IMS HEALTH immediately prior to the Effective Time which relate to the Gartner Business and the IMS HEALTH Business.

          (jjj) "Stock Repurchase" shall have the meaning set forth in Section 2.2(b).

          (kkk) "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

          (lll) "Third Party Claim" shall have the meaning set forth in Section 3.3.

          (mmm) "Transition Services Agreement" shall mean the Amended and Restated Transition Services Agreement dated as of June 30, 1998, among The Dun & Bradstreet Corporation, The New Dun & Bradstreet Corporation, NMR, IMS HEALTH, ACNielsen Corporation and Gartner.

          (nnn) "Warrants" shall mean the Warrant dated as of November 1, 1996 and amended as of February 20, 1999 issued by Gartner exercisable for 539,460 shares of Class A Common Stock as of the date hereof and the Warrant dated as of November 1, 1996 and amended as of February 20, 1999 issued by Gartner exercisable for 59,940 shares of Class A Common Stock as of the date hereof.

          (ooo) "Warrant Shares" shall mean the shares of Class A Common Stock issuable by Gartner pursuant to the Warrants.

     SECTION 1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, such Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

                                  ARTICLE II.

                      DISTRIBUTION AND OTHER TRANSACTIONS;
              CERTAIN COVENANTS AND REPRESENTATIONS AND WARRANTIES

     SECTION 2.1  The Distribution and Other Transactions.

     (a) The Distribution. Subject to the conditions set forth in Section 2.1(b) of this Agreement, on the Declaration Date the Board of Directors of IMS HEALTH shall declare the Distribution upon the terms set forth in this Agreement. To effect the Distribution, IMS HEALTH shall cause the Distribution Agent to distribute, on or as soon as practicable following the Distribution Date, on a pro rata basis and taking into account Section 2.1(c), to the holders of record of IMS HEALTH Common Stock on the Distribution Record Date, all shares of Class B Common Stock held by IMS HEALTH on the Distribution Date. During the period commencing on the date the certificates representing shares of Class B Common Stock are delivered to the Distribution Agent and ending upon the date(s) on which certificates evidencing such shares are mailed to holders of record of IMS HEALTH Common Stock on the Distribution Record Date or on which fractional shares of Class B Common Stock are sold on behalf of such holders, the Distribution Agent shall hold the certificates representing shares of Class B Common Stock on behalf of such holders. IMS HEALTH shall deliver to the Agent the share certificates representing the shares of Class B Common Stock held by IMS HEALTH which are to be distributed to the holders of IMS HEALTH Common Stock in the Distribution. IMS HEALTH agrees to reimburse the Distribution Agent for its reasonable costs, expenses and fees in connection with the Distribution. Gartner agrees, if required by IMS HEALTH, to provide all certificates evidencing shares of Class B Common Stock that IMS HEALTH shall require in order to effect the Distribution.

     (b) Conditions to the Distribution. The IMS HEALTH Board of Directors shall declare the Distribution on the Declaration Date following the satisfaction or waiver by IMS HEALTH, as determined by IMS HEALTH in its sole discretion, of the conditions set forth below:

          (i) The private letter ruling received from the IRS providing that, among other things, the Recapitalization and the Distribution will qualify as tax-free transactions for federal income tax purposes under Sections 354 and 355 of the Code, respectively (the "IRS Ruling") shall continue in effect; and IMS HEALTH and Gartner shall have complied with all provisions set forth in the IRS Ruling, the request for the IRS Supplemental Ruling and, if granted prior to such time, the IRS Supplemental Ruling, in each case, that are required to be complied with prior to the Declaration Date;

          (ii) Any material governmental approvals and consents necessary to consummate the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement shall have been obtained and shall be in full force and effect;

          (iii) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement shall be in effect and no other event outside the control of IMS HEALTH shall have occurred or failed to occur that prevents the lawful consummation of the Distribution;

          (iv) The Recapitalization, the Cash Dividend, the Stock Repurchase and the Distribution shall be in compliance with applicable federal and state securities and other applicable laws;

          (v) Each of Gartner and IMS HEALTH shall have received all the Required Consents;

          (vi) All conditions to the Recapitalization shall have been satisfied or waived and no circumstances shall exist that would reasonably be expected to prevent the consummation of the Recapitalization immediately following the declaration of the Distribution;

          (vii) The Cash Dividend shall be declared by the Board of Directors of Gartner substantially simultaneously with the declaration of the Distribution and no circumstances shall exist that would reasonably be expected to prevent the prompt payment of the Cash Dividend;

          (viii) The Stock Repurchase shall have been authorized and not revoked by the Board of Directors of Gartner, or shall be so authorized simultaneously with the declaration of the Distribution and shall be committed to by Gartner to the satisfaction of IMS HEALTH;

          (ix) The Form 8-A shall have been filed with the Commission and there shall be no impediment to the certification by the NYSE to the Commission of the listing of the Class B Common Stock;

          (x) The Class B Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance;

          (xi) Each of the representations and warranties of Gartner set forth in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Declaration Date; and Gartner shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement and the Recapitalization Agreement at or prior to the Declaration Date; and IMS HEALTH shall have received a certificate of the chief executive officer of Gartner as to the foregoing;

          (xii) IMS HEALTH shall have received copies of the Financing Commitments from Gartner, Gartner shall have complied with Section 2.3 hereof, and IMS HEALTH, acting reasonably, shall be satisfied that funds available pursuant to such Financing Commitments, together with funds internally available to Gartner, shall be sufficient to consummate the Cash Dividend and the Stock Repurchase;

          (xiii) All actions and other documents and instruments reasonably necessary in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance reasonably satisfactory to IMS HEALTH; and

The foregoing conditions are for the sole benefit of IMS HEALTH and shall not give rise to or create any duty on the part of IMS HEALTH to waive or not waive any such condition.

     (c) Sale of Fractional Shares. IMS HEALTH shall appoint the Distribution Agent as agent for each holder of record of IMS HEALTH Common Stock who would receive in the Distribution any fractional share of Class B Common Stock. The Distribution Agent shall aggregate all such fractional shares and sell them in an orderly manner after the Distribution Date in the open market and, after completion of such sales, distribute a pro rata portion of the net proceeds from such sales, based upon the gross selling price of all such fractional shares net of all selling expenses, to each stockholder of IMS HEALTH who would otherwise have received a fractional share. IMS HEALTH shall reimburse the Distribution Agent for its reasonable costs, expenses and fees (other than selling expenses) in connection with the sale of fractional shares of Class B Common Stock and the distribution of the proceeds thereof in accordance with this Section 2.1(c).

     (d) Undertaking of Gartner. On or prior to the Distribution Date, Gartner will undertake (i) to each of RHD and ACNielsen to be jointly and severally liable for all "Cognizant Liabilities" (as defined in the 1996 Distribution Agreement) under the 1996 Distribution Agreement pursuant to an undertaking substantially in the form of Exhibit 2.1(d)(i) hereto, and (ii) to Nielsen Media Research, Inc. ("NMR") to be jointly and severally liable for all "IMS HEALTH Liabilities" (as defined in the 1998 Distribution Agreement) under the 1998 Distribution Agreement pursuant to an undertaking substantially in the form of
Exhibit 2.1(d)(ii) hereto. IMS HEALTH (together with its successors and permitted assigns, jointly and severally) will indemnify Gartner against any and all liabilities to RHD, ACNielsen and NMR (including fees and expenses of counsel, which will be reimbursed as incurred) which Gartner or its successors and permitted assigns may become subject as a result of the undertakings referred to herein. This provision is not intended to limit in any respect any of Gartner's obligations under Section 3.1 hereof with respect to Gartner Liabilities.

     (e) Other Actions. (i) IMS HEALTH shall prepare and mail, at such time as determined by IMS HEALTH, to the holders of IMS HEALTH Common Stock, such information concerning Gartner, its business, operations and management, the Distribution and the tax consequences thereof and such other matters as IMS HEALTH shall reasonably determine or as may be required by law. IMS HEALTH shall give Gartner and its counsel reasonably appropriate advance opportunity to review such document and shall consider in good faith any comments Gartner timely delivers to IMS HEALTH with respect to such information. Gartner agrees to cooperate with IMS HEALTH in the preparation of, and provide any information reasonably requested by IMS HEALTH for inclusion in, such mailing. Gartner shall cause its officers to certify in writing to IMS HEALTH that all information provided to IMS HEALTH for such mailing is true and accurate in all material respects. IMS HEALTH and Gartner will prepare, and Gartner will, to the extent required under applicable law, file with the Commission any such documentation, including any no action letters or other requests for interpretive or regulatory assistance, if any, which IMS HEALTH and Gartner reasonably determine are necessary or desirable to effectuate the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement and IMS HEALTH and Gartner shall each use its commercially reasonable efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

          (ii) IMS HEALTH and Gartner shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution and the other transactions contemplated hereby and by the Recapitalization Agreement.

          (iii) Gartner shall prepare and file, and shall use its commercially reasonable efforts to have approved, an application for the listing on the NYSE of the Class B Common Stock to be distributed in the Distribution, subject to official notice of issuance. IMS HEALTH shall provide, upon request by Gartner, information reasonably necessary to Gartner for its preparation and filing of such application.

          (iv) Subject to Section 2.1(e)(vii), Gartner shall prepare and file the Form 8-A (which may include or incorporate by reference information contained in the Proxy Statement) with the Commission as promptly as practicable following the execution hereof, and shall use its commercially reasonable efforts to cause the Form 8-A to become effective under the Exchange Act immediately following the consummation of the Recapitalization or as soon thereafter as practicable. IMS HEALTH shall provide, upon request by Gartner, information reasonably necessary to Gartner for its preparation and filing of such Form 8-A.

          (v) On or prior to the Distribution Date, each of IMS HEALTH and Gartner shall take those actions and consummate those other transactions in connection with the Distribution that are contemplated by the IRS Ruling, the ruling request therefor or any related submissions by IMS HEALTH to the IRS (which shall have been reviewed by Gartner), including, to the extent applicable, the IRS Supplemental Ruling and the request therefor.

          (vi) In addition to those matters specifically set forth above, IMS HEALTH and Gartner also shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 2.1(b) to be satisfied and to effect the Distribution on the Distribution Date.

          (vii) Until the Distribution Date, Gartner agrees that prior to filing with the Commission any report or other document that contains any disclosure relating to the Distribution, this Agreement, the Recapitalization Agreement or any of the transactions contemplated hereby or thereby, it shall give IMS HEALTH and its counsel reasonably appropriate advance opportunity to review such report or other document and shall consider in good faith any comments IMS HEALTH may deliver to Gartner with respect to or for inclusion in such report or document.

          (viii) Prior to the Distribution Date, Gartner shall not amend, and the Gartner Board of Directors shall not approve any amendment to, Gartner's restated Certificate of Incorporation or By-Laws, other than the amendments that will take effect upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in connection with the Recapitalization in accordance with the terms of the Recapitalization Agreement.

          (ix) IMS HEALTH agrees to be present in person or by proxy at each and every stockholders meeting of Gartner at which the Recapitalization, the Governance Provisions and the Share Increase (each as defined in the Recapitalization Agreement) are submitted to the stockholders of Gartner for consideration at such meeting, and to vote, or cause to be voted, all shares of Gartner Class A Common Stock owned directly or indirectly by it and its Subsidiaries in favor of the Recapitalization, the
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

     Governance Provisions and the Share Increase; provided that the Governance Provisions and the Share Increase are to become effective solely upon the effectiveness of the Merger; and similarly to execute any written consent submitted to stockholders by Gartner in favor of the Recapitalization, the Governance Provisions and the Share Increase.

          (x) Effective upon the consummation of the Distribution, the Stockholder's Agreement dated as of March 19, 1993, between Gartner and The Dun & Bradstreet Corporation and the Amended and Restated Registration Agreement dated as of March 19, 1993, among Gartner, The Dun & Bradstreet Corporation, D&B Enterprises, Inc. and Gideon I. Gartner shall each automatically terminate and become void and of no further force or effect.

          (xi) Except as expressly provided otherwise herein, all agreements and arrangements existing on the date hereof between IMS HEALTH or any of its Subsidiaries on the one hand and Gartner and any of its Subsidiaries on the other hand, whether written or oral, including those relating to the purchase and sale of products and services, shall continue in full force and effect in accordance with their terms and consistent with past practice from the date hereof, through the Distribution Date and thereafter.

          (xii) Nothing contained in this Agreement shall in any way affect the relative rights and liabilities of the parties to the Dataquest Agreement.

     SECTION 2.2  The Cash Dividend and the Stock Repurchase.

     (a) The Cash Dividend. Subject to the conditions set forth in Section 2.2(c) of this Agreement, on the Declaration Date the Board of Directors of Gartner shall declare a pro rata cash dividend to all holders of record of Gartner Common Stock as of the Cash Dividend Record Date in the aggregate amount of $125 million (the "Cash Dividend").

     (b) Stock Repurchase. Subject to the conditions set forth in Section 2.2(c) of this Agreement, Gartner shall, as soon as practicable following completion of the Recapitalization and the Distribution, in compliance with the rules and regulations of the Commission, including Regulation 13E under the Exchange Act, commence a "Dutch auction" tender offer (the "Self Tender Offer") for a number of shares of Class A Common Stock and Class B Common Stock in the aggregate equal to at least 15% of the total number of shares of Gartner Common Stock outstanding immediately following the Distribution (the "Minimum Self Tender Amount"), with such purchases allocated between shares of Class A Common Stock and Class B Common Stock on a pro rata basis based on the relative numbers of shares of such classes outstanding immediately following the Distribution ("Pro Rata"). Subject to the previous sentence, Gartner shall acquire all shares properly tendered in response to such Self Tender Offer as promptly as practicable following commencement thereof, subject to reasonable and customary conditions and other terms and reasonable range of purchase prices based on recent trading prices of Gartner Class A and Class B Common Stock, which conditions, terms and ranges shall be determined by the Board of Directors of Gartner in good faith. Subject to the conditions set forth in Section 2.2(c) of this Agreement, Gartner shall, as soon as practicable following completion of the Self Tender Offer, in compliance with the rules and regulations of the Commission, including Rule 10b-18 under the Exchange Act, purchase through an open-market stock purchase program an amount of shares of Common Stock equal to
(i) 4.99% of the number of shares of Gartner Common Stock plus or minus (ii) the amount, if any, by which the Minimum Self Tender Amount is less than or exceeds, respectively, the number of shares of Gartner Common Stock actually purchased in the Self Tender Offer (the "Minimum Open Market Amount"), with such purchases allocated Pro Rata between shares of Class A Common Stock and Class B Common Stock (the "Open Market Repurchase Program" and, together with the Self Tender Offer, the "Stock Repurchase"). Gartner shall commence the Open Market Repurchase Program as promptly as practicable (subject to market conditions) after the Self Tender Offer and shall in any event complete the Open Market Repurchase Program in an orderly manner within two years after the Distribution Date. Gartner agrees that it will not repurchase any shares of Class A Common Stock or Class B Common Stock in the Self Tender Offer beneficially owned by any of its directors or officers and will not knowingly repurchase any shares of Class A Common Stock or Class B Common Stock in the Stock Repurchase beneficially owned by any of its directors or officers (it being understood that in the case of the

Open Market Repurchase Program effected through brokers, Gartner shall be deemed not to have knowledge of the identity of any seller).

     (c) Conditions of the Cash Dividend and Stock Repurchase. The obligation of the Board of Directors of Gartner to declare the Cash Dividend on the Declaration Date and consummate the Stock Repurchase following completion of the Recapitalization and the declaration of the Distribution shall be conditioned upon the satisfaction or waiver by Gartner, as determined by Gartner in its sole discretion, of the following conditions:

          (i) The IRS Ruling shall continue in effect; and IMS HEALTH shall have complied with all provisions set forth in the IRS Ruling, the request for the IRS Supplemental Ruling and, if granted prior to such time, the IRS Supplemental Ruling that, in each case, are required to be complied with by it prior to the Declaration Date;

          (ii) All conditions to the Recapitalization shall have been satisfied or waived and no circumstances shall exist that would reasonably be expected to prevent the consummation of the Recapitalization immediately following the declaration of the Cash Dividend;

          (iii) The Distribution shall be declared by the Board of Directors of IMS HEALTH substantially simultaneously with the declaration of the Cash Dividend and no circumstances shall exist that would reasonably be expected to prevent the prompt consummation of the Distribution;

          (iv) Any material governmental approvals and consents necessary to consummate the Cash Dividend or the Stock Repurchase, as the case may be, shall have been obtained and shall be in full force and effect;

          (v) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition in each case preventing the consummation of the Cash Dividend, the Stock Repurchase or the Distribution shall be in effect, and no other event outside the control of Gartner shall have occurred or failed to occur that prevents the lawful consummation of the Cash Dividend, the Stock Repurchase or the Distribution;

          (vi) The Recapitalization, the Cash Dividend, the Stock Repurchase and the Distribution shall be in compliance with applicable federal and state securities and other applicable laws;

          (vii) The Form 8-A shall have been filed with the Commission and there shall be no impediment to the certification by NYSE to the Commission of the listing of the Class B Common Stock;

          (viii) The Class B Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance;

          (ix) Each of the representations and warranties of IMS HEALTH set forth in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Declaration Date; and IMS HEALTH shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement and the Recapitalization Agreement at or prior to the Declaration Date; and Gartner shall have received a certificate of the chief executive officer of IMS HEALTH as to the foregoing;

          (x) All actions and other documents and instruments reasonably necessary in connection with the transactions contemplated hereby shall have been taken or executed, as the case may be, in form and substance reasonably satisfactory to Gartner; and

          (xi) Each of Gartner and IMS HEALTH shall have received all the Required Consents.

The foregoing conditions are for the sole benefit of Gartner and shall not give rise to or create any duty on the part of Gartner to waive or not waive any such condition.

     (d) Certain Limitations on Expenditures by Gartner. Until such time as the Cash Dividend is paid to Gartner's stockholders, Gartner shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of IMS HEALTH, (i) pay any other cash dividends on any of its capital stock,

(ii) repurchase any shares of its capital stock, except purchases necessary to offset (x) exercises of pre-existing employee stock options and (y) stock issuances under Gartner's Employee Stock Purchase Plan, or (iii) acquire any Assets or securities or make any capital expenditures which, when aggregated with any acquisition of Assets or securities or capital expenditures made since November 12, 1998, utilize more than $120 million in cash in the aggregate, excluding (1) transfers between Gartner and any direct or indirect wholly-owned Subsidiary of Gartner or between direct or indirect wholly-owned Subsidiaries of Gartner, (2) cash payments under Net Share-Settled Forward Purchase Contracts entered into with DMG Securities as set forth in Schedule 2.2(d) into prior to November 12, 1998 and not amended subsequent to such date and (3) up to $30 million of capital contributions to investments by the venture fund known as the SI Fund, of which Gartner is the sole limited partner.

     SECTION 2.3  Financing.

     (a) Gartner hereby represents and warrants to IMS HEALTH that it has secured financing commitments which, when added to its available cash and reasonably anticipated cash flow through the Declaration Date, will permit payment of the Cash Dividend and the completion of the Stock Repurchase, with sufficient cash available to meet the needs of Gartner's business, and which are subject only to customary conditions (the "Financing Commitments") and has provided copies of such Financing Commitments to IMS HEALTH.

     (b) As promptly as practical following the date hereof, Gartner shall negotiate and execute definitive loan agreements for the financing contemplated by the Financing Commitments, which agreements shall make the funds to be borrowed thereunder available to Gartner with only customary conditions. Gartner shall provide copies of such loan agreements to IMS HEALTH and shall provide such other documents and information in connection therewith as IMS HEALTH shall reasonably request.

     (c) Gartner shall be responsible for all fees and expenses of the lenders and other advisors in obtaining the Financing Commitments; provided, however, that, in the event the Financing Commitments are obtained more than 60 days in advance of the payment date for the Cash Dividend, IMS HEALTH shall be responsible for one-half of the amount by which the commitment fee for the Financing Commitments exceeds the commitment fee that would have been payable under the Financing Commitments if they were obtained 60 days in advance of the payment date for the Cash Dividend.

     SECTION 2.4 Certain Limitations on Actions by IMS HEALTH. The parties agree that under the IRS Ruling IMS HEALTH is obligated to dispose of the Retained Shares and the Warrant Shares as quickly as feasible and in this regard the parties agree that, subject to representations and undertakings made by IMS HEALTH after the date hereof in order to obtain the IRS Supplemental Ruling,

          (a) IMS HEALTH (i) shall not sell, transfer or otherwise dispose of, or issue any derivative security with respect to, the Retained Shares or the Warrant Shares for the period of 90 days following the Distribution Date and (ii) thereafter will not sell, transfer or otherwise dispose of, or issue any derivative security with respect to any Retained Shares or Warrant Shares, except (x) sales on the NYSE of Retained Shares or Warrant Shares in an amount (collectively) in any day in excess of 25% of the average daily trading volume of the Gartner Common Stock for the immediately preceding four weeks as reported on the NYSE composite tape (excluding shares sold, transferred or otherwise disposed of on the NYSE by IMS HEALTH or as to which IMS HEALTH issues a derivative security that trades on the NYSE, in each case, during such four week period), (y) in transactions which the parties agree in good faith would not reasonably be expected to have an adverse impact on the trading prices of the Gartner Common Stock as reported on the NYSE composite tape and (z) sales of shares to any institutional investor who agrees in writing not to sell, transfer or otherwise dispose of, or issue any derivative security with respect to, such shares until the later of 30 days from the date of such sale or the one year anniversary of the Declaration Date; and

          (b) following the Distribution, in all matters requiring a vote of the holders of Class A Common Stock at any stockholder meeting or by written consent of the stockholders for such time as IMS

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

     HEALTH holds the Retained Shares, IMS HEALTH will vote the Retained Shares and any Warrant Shares in proportion to the votes cast by all other holders of Class A Common Stock voting.

     SECTION 2.5 Declaration Date; Further Assurances. (a) The parties agree that the Declaration Date shall occur as soon as reasonably practicable following the satisfaction or waiver of the conditions to the declaration of the Distribution set forth in Section 2.1(b) (other than the declaration of the Cash Dividend) and the conditions to the declaration of the Cash Dividend set forth in Section 2.2(c) (other than the declaration of the Distribution). The parties shall cause their respective Boards of Directors to meet telephonically or at the same location on the Declaration Date and each shall take such corporate action at such meeting as shall be required to effect the transactions contemplated hereby and by the Recapitalization Agreement. Immediately following such meetings, Gartner shall take all actions required to consummate the Recapitalization in accordance with the terms of the Recapitalization Agreement, including the filing of the Certificate of Merger relating to the Recapitalization with the Secretary of State of the State of Delaware.

     (b) In case at any time after the date hereof any further action is reasonably necessary or desirable to carry out the Recapitalization, Cash Dividend, Distribution or Stock Repurchase or any other purpose of this Agreement or the Recapitalization Agreement, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, IMS HEALTH and Gartner shall use their commercially reasonable efforts promptly to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Recapitalization Agreement, including all applicable governmental and regulatory filings.

     SECTION 2.6 Representations and Warranties. (a) Gartner hereby represents and warrants to IMS HEALTH as follows:

          (i) Organization; Good Standing. Gartner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to consummate the transactions contemplated hereby and by the Recapitalization Agreement.

          (ii) Authorization. The execution, delivery and performance by Gartner of this Agreement and the Recapitalization Agreement and the consummation by Gartner of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Gartner, other than the formal declaration of the Cash Dividend, formal initiation of the Stock Repurchase and the approval of the Recapitalization by the stockholders of Gartner. Each of this Agreement and the Recapitalization Agreement constitutes, and each other agreement or instrument executed and delivered or to be executed and delivered by Gartner pursuant to this Agreement or the Recapitalization Agreement will, upon such execution and delivery, constitute, a legal, valid and binding obligation of Gartner, enforceable against Gartner in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (iii) Consents and Filings. Except (w) for the NYSE Listing Application, (x) the IRS Ruling, (y) as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (z) for the filing of the Proxy Statement and the Form 8-A and any other reports or documents required to be filed under the Exchange Act, no consent of, or filing with, any Governmental Entity which has not been obtained or made is required for or in connection with the execution and delivery of this Agreement or the Recapitalization Agreement by Gartner, and the consummation by Gartner of the transactions contemplated hereby or thereby.

          (iv) Noncontravention. The execution, delivery and performance of this Agreement and the Recapitalization Agreement by Gartner does not, and the consummation by Gartner of the transactions contemplated hereby and thereby will not, (x) violate any applicable federal, state or local statute, law, rule or regulation, (y) violate any provision of the Certificate of Incorporation or By-Laws of Gartner, or (z) violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any mortgage, lease, franchise, license, permit, agreement, instrument, law, order, arbitration award, judgment or decree to which Gartner or any of its Subsidiaries is a party or by which any of them are bound.

          (v) Litigation. There are no actions or suits against Gartner pending, or to the knowledge of Gartner, threatened which seek to, and Gartner is not subject to any judgments, decrees or orders which, enjoin or rescind the transactions contemplated by this Agreement or the Recapitalization Agreement or otherwise prevent Gartner from complying with the terms and provisions of this Agreement or the Recapitalization Agreement.

          (vi) Change of Control Adjustments. None of the Recapitalization, Cash Dividend, Stock Repurchase or Distribution or any of the other transactions contemplated hereby or by the Recapitalization Agreement will constitute a "change of control" or otherwise result in the increase or acceleration of any benefits, including to employees of Gartner, under any agreement to which Gartner or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound.

          (vii) Surplus and Solvency. Gartner has on the date hereof, and at the Declaration Date and the Cash Dividend Date will have, surplus (as defined in and computed in accordance with Sections 154 and 244 of the DGCL) in excess of the amounts of cash required to effect the Cash Dividend and Stock Repurchase. Gartner is on the date hereof, and immediately after the payment of the Cash Dividend will be, and at all times during the period it is effecting the Stock Repurchase will be, Solvent. For purposes of this
     Section 2.7(a)(vii), "Solvent" means, at any date of determination, (x) the fair saleable value of Gartner's consolidated assets will exceed Gartner's consolidated liabilities as of such date, (y) Gartner will not have as of such date an unreasonably small amount of capital with which to conduct its business and (z) Gartner will be able to pay its debts as they mature.

          (viii) Certain Transactions. Except for transactions or other actions that occurred prior to July 1, 1997 or that are described in Schedule 2.6(a), neither Gartner nor any other member of the Gartner Group has engaged in any transaction or taken any other action through the date hereof involving or relating to the stock of Gartner or options, warrants or other rights to acquire stock of Gartner. None of the transactions and other actions described in Schedule 2.6(a) which occurred prior to October 1, 1998 (the "Proposal Date") were undertaken by Gartner in contemplation of the Distribution or are related to the Distribution (the parties agree that the concept of the Distribution was solely conceived by IMS HEALTH and first communicated to Gartner on the Proposal Date), and all transactions and actions by Gartner described in Schedule 2.6(a) which occurred between the Proposal Date and the date hereof were undertaken in the ordinary course of business, and if other than compensatory stock plan issuances, were pursuant to a letter of intent which was executed by Gartner prior to the Proposal Date.

     (b) IMS HEALTH hereby represents and warrants to Gartner as follows:

          (i) Organization; Good Standing. IMS HEALTH is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to consummate the transactions contemplated hereby and by the Recapitalization Agreement.

          (ii) Authorization. The execution, delivery and performance by IMS HEALTH of this Agreement and the Recapitalization Agreement and the consummation by IMS HEALTH of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of IMS HEALTH, other than the formal declaration of the Distribution. Each of this Agreement and the Recapitalization Agreement constitutes, and each other agreement or instrument executed and delivered or to be executed and delivered by IMS HEALTH pursuant to this Agreement will, upon such execution and delivery, constitute, a legal, valid and binding obligation of IMS HEALTH, enforceable against IMS HEALTH in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (iii) Consents and Filings. Except (x) for the IRS Ruling, and (y) as required under the HSR Act and any other reports or documents required to be filed under the Exchange Act, no material consent of, or filing with, any Governmental Entity which has not been obtained or made is required to be obtained or made by IMS HEALTH for or in connection with the execution and delivery of this Agreement or the Recapitalization Agreement by IMS HEALTH, and the consummation by IMS HEALTH of the transactions contemplated hereby or thereby.

          (iv) Noncontravention. The execution, delivery and performance of this Agreement and the Recapitalization Agreement by IMS HEALTH does not, and the consummation by IMS HEALTH of the transactions contemplated hereby and thereby will not, (x) violate any applicable federal, state or local statute, law, rule or regulation, (y) violate any provision of the Certificate of Incorporation or By-Laws of IMS HEALTH or (z) violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any mortgage, lease, franchise, license, permit, agreement, instrument, law, order, arbitration award, judgment or decree to which IMS HEALTH or any of its Subsidiaries is a party or by which any of them are bound.

          (v) Litigation. There are no actions or suits against IMS HEALTH pending, or to the knowledge of IMS HEALTH, threatened which seek to, and IMS HEALTH is not subject to any judgments, decrees or orders which, enjoin or rescind the transactions contemplated by this Agreement or the Recapitalization Agreement or otherwise prevent IMS HEALTH from complying with the terms and provisions of this Agreement or the Recapitalization Agreement.

     SECTION 2.7. Certain Post-Distribution Transactions. (a)(i) Gartner and IMS HEALTH shall each comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation made by such respective party to the IRS in connection with the requests by IMS HEALTH for the IRS Ruling and the IRS Supplemental Ruling, if any, and (ii) until two years after the Distribution Date, Gartner will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

     (b) If Gartner (or any of its Subsidiaries) fails to comply with any of its obligations under Section 2.7(a) above or takes any action or fails to take any required action, and such failure to comply, action or omission contributes to a determination that the Distribution fails to qualify under Section 355(a) of the Code or that the Gartner shares fail to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code, then Gartner shall indemnify and hold harmless IMS HEALTH and each member of the consolidated group of which IMS HEALTH is a member and the shareholders of IMS HEALTH from and against any and all federal, state and local taxes, including any interest, penalties or additions to tax, imposed upon or incurred by IMS HEALTH, any member of its group or any stockholder of IMS HEALTH as a result of the failure of the Distribution to qualify under Section 355(a) of the Code or the application of Section 355(e) (any such tax, interest, penalty or addition to tax, an "IMS HEALTH Tax Liability"); provided however that, notwithstanding any other provision of this Agreement, Gartner shall not be required to indemnify and hold harmless, and shall have no liability to, IMS HEALTH or any member of the consolidated group of which IMS HEALTH is a member or any stockholder of IMS Health for any such IMS HEALTH Tax Liability imposed or incurred (or that would have been imposed or incurred) solely as a result of

          (i) the Recapitalization and the Distribution,

          (ii) sales or other dispositions of Gartner Common Stock or warrants to purchase Gartner Common Stock by IMS HEALTH or any affiliate or IMS HEALTH after the Distribution Date,

          (iii) repurchases by Gartner pursuant to and in compliance with
     Section 2.2(b) of this Agreement or the repurchases that are set forth in the IRS Ruling, or the request for the IRS Supplemental Ruling or, if granted at such time, the IRS Supplemental Ruling or any other IRS ruling that may be obtained by IMS HEALTH substantially similar to the requested IRS Supplemental Ruling,

          (iv) issuances by Gartner after the date hereof through the second anniversary of the Distribution Date of stock options and other stock awards under compensatory stock programs, in the ordinary course of business and consistent with past practice, to acquire an amount of Class A Common Stock equal to or less than 4% of the outstanding Gartner Common Stock on the date hereof,

          (v) issuances by Gartner after the second anniversary of the Distribution Date of stock options and other stock awards under compensatory stock programs, unless, in the case of any such issuance, such issuance was pursuant to a plan, undertaking or understanding adopted or entered into during such two-year period and not exempt under clause (iv) hereof,

          (vi) issuances by Gartner of Class A Common Stock after the date hereof pursuant to the exercise of outstanding stock options and other rights under compensatory stock programs existing at the date hereof,

          (vii) issuances by Gartner of Class A Common Stock after the date hereof pursuant to the exercise of stock options and other rights referred to in clauses (iv) or (v) hereof,

          (viii) issuances by Gartner of Class A Common Stock after the date hereof and within two years following the Distribution Date (other than issuances excluded under clauses (vi) or (vii)) that, in the aggregate, amount to 1% or less of the outstanding Gartner Common Stock on the date hereof,

          (ix) issuances by Gartner of Class A Common Stock after the second anniversary of the Distribution Date, unless, in the case of any such issuance, such issuance was pursuant to a plan, undertaking or understanding adopted or entered into during such two-year period and not exempt under clause (viii) hereof,

          (x) transactions prior to the date hereof that are described in
     Schedule 2.6(a),

          (xi) transactions or any series of related transactions in Gartner Common Stock before or after the Distribution Date by any person or group (as defined under the Exchange Act) unless such transactions result in such person or group acquiring holdings of Gartner capital stock sufficient to allow such person or group to elect a majority of the Board of Directors of Gartner,

        (xii) issuances of Gartner Common Stock upon any exercise or exercises of the Warrants,

        (xiii) dispositions of shares of Gartner Common Stock by the holders thereof, or

          (xiv) any combination of the transactions described in clauses (i) through (xiii) of this Section 2.7(b).

     Notwithstanding the foregoing, Gartner shall not indemnify IMS HEALTH for any IMS HEALTH Tax Liability that results from any inaccuracy or incompleteness in any representation made by IMS HEALTH to the IRS in connection with the requests for the IRS Ruling or the IRS Supplemental Ruling or failure by IMS HEALTH to comply with any representation or undertaking by IMS HEALTH to the IRS in connection with the IRS Ruling, the IRS Supplemental Ruling or any requests therefor.

     (c) In the event the IRS Supplemental Ruling is issued providing that grants and exercises of stock options and other stock rights under compensatory benefit plans of Gartner will not be taken into account in applying Section 355(e)(2)(A)(ii) (the "Stock Award Relief"), then (i) the limitation of Section 2.7(b)(iv) shall be expanded to permit the unlimited grant of stock options and other stock awards after the date hereof in the ordinary course of business and
(ii) the limitation on issuances of Class A Common Stock in Section 2.7(b)(viii) shall be expanded from 1% or less to 3.5% or less of the outstanding Gartner Common Stock on the Distribution Date. Gartner agrees not to seek any private letter ruling seeking the relief sought in the IRS Supplemental Ruling request other than a private letter ruling (i) seeking the Stock Award Relief or (ii) providing that section (b)(4)(B) of the certificate of incorporation of Gartner to be effective upon consummation of the Recapitalization, which relates to the voting ability of any person or group beneficially owning 15% of more of the outstanding shares of the Class B Common Stock, will not have any adverse effect on the IRS Ruling and any other private letter ruling issued by the IRS to IMS HEALTH or any predecessor or former parent of IMS HEALTH. Subject to the last sentence of this Section 2.7(c), in the event a private letter ruling is issued by the IRS to Gartner providing the Stock Award Relief and such ruling is in form and substance satisfactory to IMS HEALTH in its good faith judgment, then
(i) the limitation of

Section 2.7(b)(iv) shall be expanded to permit the unlimited grant of stock options and other stock awards after the date hereof in the ordinary course of business and (ii) the limitation on issuances of Class A Common Stock in Section 2.7(b)(viii) shall be expanded from 1% or less to 3.5% or less of the outstanding Gartner Common Stock on the date hereof. In no event shall Gartner file with, or otherwise make to, the IRS a request for a private letter ruling providing for the Stock Award Relief prior to the Distribution Date.

                                  ARTICLE III.

                                INDEMNIFICATION

     SECTION 3.1 Indemnification by Gartner. (a) Gartner shall indemnify, defend and hold harmless the IMS HEALTH Indemnitees from and against any and all Gartner Liabilities or third party allegations of Gartner Liabilities.

     (b) Gartner shall indemnify, defend and hold harmless the IMS HEALTH Indemnitees and the shareholders of IMS HEALTH from and against any liability of any member of the IMS HEALTH Group or any shareholder of IMS HEALTH arising from any inaccuracy in, or failure by Gartner to comply with, any representation made by Gartner to the IRS in connection with the requests by IMS HEALTH for the IRS Ruling and the IRS Supplemental Ruling; provided, however, that, notwithstanding the foregoing, Gartner shall not indemnify IMS HEALTH, any IMS HEALTH Indemnitee or any shareholder of IMS HEALTH for any liability that results from any inaccuracy or incompleteness in any representation made by IMS HEALTH to the IRS in connection with requests for the IRS Ruling or the IRS Supplemental Ruling or failure by IMS HEALTH to comply with any representation made by IMS HEALTH to the IRS in connection with the requests for the IRS Ruling or the IRS Supplemental Ruling.

     SECTION 3.2 Indemnification by IMS HEALTH. (a) Except as otherwise specifically set forth in any provision of this Agreement, IMS HEALTH shall indemnify, defend and hold harmless the Gartner Indemnitees from and against any and all IMS HEALTH Liabilities or third party allegations of IMS HEALTH Liabilities.

     (b) IMS HEALTH shall indemnify, defend and hold harmless the Gartner Indemnitees from and against (i) any and all federal, state and local taxes, including any interest, penalties or additions to tax, that result solely from the Recapitalization or from the application of Treasury Regulation Section 1.1502-6 or any similar provision of state, local or other tax law and (ii) any liability of any member of the Gartner Group arising solely from any inaccuracy in, or failure by IMS Health to comply with, any representation made by IMS Health to the IRS in connection with the requests by IMS Health for the IRS Ruling and the IRS Supplemental Ruling; provided, however, that, notwithstanding the foregoing, IMS HEALTH shall not indemnify Gartner or any Gartner Indemnitee for any liability that results from any inaccuracy or incompleteness in any representation made by Gartner to the IRS in connection with requests for the IRS Ruling or the IRS Supplemental Ruling or failure by Gartner to comply with any representation made by Gartner to the IRS in connection with the requests for the IRS Ruling or the IRS Supplemental Ruling.

     SECTION 3.3  Procedures for Indemnification in Third Party Claims.

     (a) Third Party Claims. If a claim or demand is made against a Gartner Indemnitee or an IMS HEALTH Indemnitee (each, an "Indemnitee") by any person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party which is or may be required pursuant to the terms hereof to make such indemnification (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within five business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     If a Third Party Claim is made against an Indemnitee with respect to which a claim for indemnification is made pursuant to Section 3.1 or Section 3.2 hereof, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided, Records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

     In no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent (which will not be unreasonably withheld); provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for a Third Party Claim (as between the Indemnifying Party and the Indemnitee), the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. If an Indemnifying Party elects not to assume the defense of a Third Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third Party Claim.

     Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

     (b) Subrogation. In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     (c) Remedies Not Exclusive. The remedies provided in this Article III shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     SECTION 3.4  Indemnification Payments. Indemnification required by this
Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

                                  ARTICLE IV.

                                   COVENANTS

     SECTION 4.1 Access to Information. (a) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), from and after the Distribution Date, each of Gartner and IMS HEALTH shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party and relates to such other party's performance of its obligations under this Agreement or the Recapitalization Agreement or such party's financial, tax and other reporting obligations.

     (b) A party providing information or access to information to the other party under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such information or access to information.

     SECTION 4.2 Confidentiality. Each of Gartner and its Subsidiaries and IMS HEALTH and its Subsidiaries shall keep, and shall cause its employees, consultants, advisors and agents to keep, confidential all information concerning the other parties in its possession, its custody or under its control (except to the extent that (A) such information is then in the public domain through no fault of such party or (B) such information has been lawfully acquired from other sources by such party or (C) this Agreement or the Recapitalization Agreement or any other agreement entered into pursuant hereto or thereto permits the use or disclosure of such information) to the extent such information (i) relates to or was acquired during the period up to the Effective Time or pursuant to Section 4.1, or (ii) is based upon or is derived from information described in the preceding clause (i), and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party's auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure.

     SECTION 4.3 Standstill. (a) Subject to Sections 4.3(b) and 4.3(c), each of IMS HEALTH and Gartner agree not to solicit, initiate or encourage the commencement of negotiations or continue any current negotiations regarding any proposal for the acquisition by any third party of any shares of capital stock of Gartner (other than issuances of common stock by Gartner pursuant to employee stock plans in the ordinary course of business) or the acquisition of Gartner through any other means including a merger or purchase of assets (an "Acquisition Proposal") until the earlier to occur of the termination of this Agreement or the time at which the Distribution is consummated; provided, however, that IMS HEALTH may respond to any unsolicited inquiries or proposals solely to indicate that it is bound by this Section 4.3.

     (b) IMS HEALTH shall be relieved of its obligations under Section 4.3(a) if any of the following occur:

          (i) Gartner fails to comply with its obligations with respect to the Financing Commitments set forth in Section 2.3 hereof in a manner that would reasonably be expected to permit consummation of the Distribution (A) on or prior to July 31, 1999 or (B) if, without violation of the foregoing, the Distribution is not consummated by such date, as promptly as possible thereafter;

          (ii) Gartner fails to comply with Section 2.2(d) herein;

          (iii) Gartner fails to use commercially reasonable efforts to obtain the approval for listing of the Class B Common Stock on the NYSE in a manner that would reasonably be expected to permit consummation of the Distribution (A) on or prior to July 31, 1999 or (B) if, without violation of the foregoing, the Distribution is not consummated by such date, as promptly as possible thereafter;

          (iv) Gartner fails to use commercially reasonable efforts to obtain clearance from the SEC to mail the Proxy Statement as promptly as practicable after the date hereof;

          (v) Gartner fails to use commercially reasonable efforts to call a special meeting of stockholders to seek approval of the Recapitalization and the Governance Proposals to be held on or prior to July 16, 1999, except that the meeting so noticed may be adjourned solely to the extent necessary to obtain sufficient votes for approval;

          (vi) Pursuant to Section 4.3(c)(ii), Gartner takes any action that would otherwise be prohibited by Section 4.3(a); provided, however, if Gartner takes any action permitted under Section 4.3(c)(ii) to evaluate any Acquisition Proposal and Gartner promptly provides to IMS HEALTH (A) copies of any correspondence and other documents received from the person making such Acquisition Proposal (including the identity of such person, but excluding confidential business information of such person provided for due diligence unless IMS HEALTH executes an appropriate nondisclosure agreement acceptable to such person making the Acquisition Proposal), (B) copies of analyses, advice and other information provided in writing to the Board of Directors of Gartner in connection with such Acquisition Proposal, (C) copies of analyses, advice and other information provided in writing to management of Gartner by financial advisors to Gartner in connection with such Acquisition Proposal, (D) any advice regarding any revised proposal provided to Gartner by the person making such Acquisition Proposal (other than changes in terms or structure that are not material), and (E) any determination made by the Board of Directors of Gartner in response to such proposal, then IMS HEALTH shall not be relieved of its obligations under
     Section 4.3(a) until the earliest of (x) any public disclosure by the Gartner Board of Directors' approval or recommendation of any Acquisition Proposal, (y) any public disclosure by the Gartner Board of Directors of the withdrawal of its approval or recommendation of any of the transactions contemplated hereby or by the Recapitalization Agreement or (z) ten business days from receipt by Gartner of the Acquisition Proposal; provided further that IMS HEALTH shall not be relieved of its obligations under
     Section 4.3(a) if, prior to the expiration of such 10-business day period, Gartner shall have ceased to evaluate, discuss or negotiate or take any other action with respect to such Acquisition Proposal and delivers to IMS HEALTH a certificate executed by an executive officer of Gartner to the foregoing effect;

          (vii) Gartner fails (x) to take any affirmative action or consummate any affirmative transaction specified by the terms of the IRS Ruling, the request for the IRS Supplemental Ruling or, if granted prior to such time, the IRS Supplemental Ruling or (y) takes any action or pursues any transaction (other than any action or transaction contemplated by this Agreement) or fails to take any actions or consummate any transaction which would reasonably be expected to adversely affect the IRS Ruling, the request for the IRS Supplemental Ruling or, if granted prior to such time, the IRS Supplemental Ruling;

          (viii) Gartner fails to use commercial reasonable efforts to obtain the approval of its stockholders of the Recapitalization or takes any action or makes any public statement inconsistent with the foregoing; or

          (ix) Gartner breaches or fails to comply with any of its material obligations set forth in this Agreement or the Recapitalization Agreement and fails to cure such breach or failure within 15 days following notice from IMS HEALTH.

     (c) Gartner shall be relieved of its obligations under Section 4.3(a) if:

          (i) IMS HEALTH breaches or fails to comply with any of its material obligations set forth in this Agreement or the Recapitalization Agreement and fails to cure such breach or failure within 15 days following notice from Gartner; or

          (ii) After receipt of a bona fide written Acquisition Proposal, the Board of Directors of Gartner in good faith determines, based upon the advice of its outside counsel regarding the Board's duties, that the Board will breach its fiduciary duties to stockholders of Gartner if it does not commence discussions or negotiations with the person making such Acquisition Proposal.

     SECTION 4.4 Public Announcements. Each of IMS HEALTH and Gartner agrees that no public release or announcement concerning the Recapitalization, Cash Dividend, or Stock Repurchase shall be issued by either party without the prior written consent of the other (which shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States securities exchange, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow each other party reasonable time to comment on each release or announcement in advance of such issuance.

     SECTION 4.5 Required Consents. Each of IMS HEALTH and Gartner shall use commercially reasonable efforts to obtain all of the consents, waivers or authorizations required in connection with the completion of the Recapitalization and the Distribution as are listed on Schedule 4.5 (the "Required Consents").

                                   ARTICLE V.

                               DISPUTE RESOLUTION

     SECTION 5.1 Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or the Recapitalization Agreement or otherwise arising out of, or in any way related to this Agreement or the Recapitalization Agreement or the transactions contemplated hereby and thereby, including any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim between a party hereto and a third-party beneficiary hereof) (collectively, "Agreement Disputes"), the general counsels of the parties shall negotiate in good faith for a reasonable period of time to settle such Agreement Dispute, provided such reasonable period shall not, unless otherwise agreed by the parties in writing, exceed 30 days from the time the parties began such negotiations; provided further that in the event of any arbitration in accordance with Section 5.2 hereof, the parties shall not assert the defenses of statute of limitations and laches arising for the period beginning after the date the parties began negotiations hereunder, and any contractual time period or deadline under this Agreement or the Recapitalization Agreement to which such Agreement Dispute relates shall not be deemed to have passed until such Agreement Dispute has been resolved.

     SECTION 5.2 Arbitration. If after such reasonable period such general counsels are unable to settle such Agreement Dispute (and in any event, unless otherwise agreed in writing by the parties, after 60 days have elapsed from the time the parties began such negotiations), such Agreement Dispute shall be determined, at the request of any party, by arbitration conducted in New York City, before and in accordance with the then-existing International Arbitration Rules of the American Arbitration Association (the "Rules"). In any dispute between the parties hereto, the number of arbitrators shall be one. Any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C. sec.10(a) as in effect on the date hereof). If the parties are unable to agree on the arbitrator, the arbitrator shall be selected in accordance with the Rules; provided that the arbitrator shall be a U.S. national. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation of enforceability of this Article V shall be determined by the arbitrator. In resolving any dispute, the parties intend that the arbitrator apply the substantive laws of the State of New York, without regard to the choice of law principles thereof. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The parties agree to comply with any award made in any such arbitration proceeding that has become final in accordance with the Rules and agree to enforcement of or entry of judgment upon such award, by any court of competent jurisdiction, including (a) the Supreme Court of the State of New York, New York County, or (b) the United States District Court for the Southern District of New York, in accordance with Section 6.17 hereof. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings, including monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrator shall not be entitled to award punitive damages. Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the parties or permitted by this Agreement, the parties shall keep confidential all matters relating to the arbitration or the award, provided such matters may be disclosed (i) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by law. Notwithstanding Article 32 of the Rules, the party other than the prevailing party in the arbitration shall be responsible for all of the costs of the arbitration, including legal fees and other costs specified by such Article 32. Nothing contained herein is intended to or shall be construed to prevent any party, in accordance with
Article 22(3) of the Rules or otherwise, from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Agreement Disputes.

     SECTION 5.3 Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement, the Transition Services Agreement, and the Recapitalization Agreement during the course of dispute resolution pursuant to the provisions of this Article V with respect to all matters not subject to such dispute, controversy or claim.

                                  ARTICLE VI.

                                   INSURANCE

     SECTION 6.1 Separation of Insurance Coverages. Gartner shall take all reasonable steps necessary and appropriate to have in effect, on or prior to the Distribution Date or as soon thereafter as reasonably practicable, separate Policies in respect of Gartner Liabilities (including without limitation Liabilities which exist on the date of this Agreement or which arise prior to the Effective Time) to replace any insurance coverage provided to Gartner and its Subsidiaries under the Shared Policies.

     SECTION 6.2 Policy Rights. Each of IMS HEALTH and Gartner shall retain any and all rights of an insured party under each of the remaining Shared Policies, subject to the terms of such Shared Policies and any limitations or obligations contemplated by this Article VI, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under one or more of such Shared Policies.

     SECTION 6.3 Post-Distribution Date Claims. (a) Administration. After the Distribution Date, IMS HEALTH shall be responsible for (i) Insurance Administration of the Shared Policies and (ii) Claims Administration under such Shared Policies with respect to Gartner Liabilities and IMS HEALTH Liabilities; provided that the assumption of such responsibilities by IMS HEALTH is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of a named insured under such Policies as contemplated by the terms of this Agreement; provided further that IMS HEALTH's assumption of the administrative responsibilities for the Shared Policies shall not relieve the party submitting any Insured Claim of the primary responsibility for reporting such Insured Claim accurately, completely and in a timely manner or of such party's authority to settle any such Insured Claim within any period permitted or required by the relevant Policy; and provided further that all direct or indirect communication with insurers relating to the Shared Policies shall be conducted by IMS HEALTH. IMS HEALTH may discharge its administrative responsibilities under this Section
6.3 by contracting for the provision of services by independent parties. Each of the parties hereto shall administer and pay any costs relating to defending its respective Insured Claims under Shared Policies to the extent such defense costs are not covered under such Policies and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of its respective Insured Claims under Shared Policies. The disbursements, out-of-pocket expenses and direct and indirect costs of employees or agents of IMS HEALTH relating to Claims Administration and Insurance Administration contemplated by this Section 6.3(a) shall be treated in accordance with the terms of the Transition Services Agreement, if still in effect with respect to insurance and risk management, or, if the Transition Services Agreement shall no longer be in effect with respect to insurance and risk management, then each of Gartner and IMS HEALTH shall be responsible for its own Claims Administration and Insurance Administration.

     (b) Exceeding Policy Limits. Gartner and IMS HEALTH shall not be liable to one another for claims not reimbursed by insurers for any reason not within the control of Gartner or IMS HEALTH, as the case may be, including coinsurance provisions, deductibles, quota share deductibles, self-insured retentions, bankruptcy or insolvency of an insurance carrier, Shared Policy limitations or restrictions, any coverage disputes, any failure to timely claim by Gartner or IMS HEALTH or any defect in such claim or its processing.

     (c) Allocation of Insurance Proceeds. Insurance Proceeds received with respect to claims, costs and expenses under the remaining Shared Policies shall be paid to IMS HEALTH, which shall thereafter administer such Policies by paying the Insurance Proceeds to Gartner with respect to Gartner Liabilities and by retaining the Insurance Proceeds with respect to IMS HEALTH Liabilities. Payment of the allocable portions of Insurance Proceeds resulting from such Policies will be made by IMS HEALTH to Gartner as appropriate upon receipt from the insurance carrier (except as provided below in subclause (B) of clause (ii) of this Section 6.3(c)) and following consultation with Gartner. In the event that the aggregate limits on any Shared Policies are exceeded by the aggregate of outstanding Insured Claims by both of the parties hereto, the parties agree: (i) to allocate the first $150 million (or, to the extent the aggregate limits on such Shared Policies are reinstated, $150 million plus such amount reinstated) of Insurance Proceeds received based upon the respective percentage of the total of their premiums paid for Shared Policies, except that in no event shall a party be entitled to Insurance Proceeds in excess of its Insured Claims and any amount recovered by such party in excess of such Insured Claims shall be available to the other party to the extent of its Insured Claims; and (ii) that all Insurance Proceeds in excess of $150 million (or, to the extent the aggregate limits on such Shared Policies are reinstated, $150 million plus such amount reinstated) shall be payable to and retained by IMS HEALTH: (A) first, to the full extent of any Insured Claims of IMS HEALTH not satisfied by the first $150 million (or, to the extent the aggregate limits on such Shared Policies are reinstated, $150 million plus such amount reinstated) of Insurance Proceeds; and
(B) second, to the full extent of any Insured Claims of Gartner, to be paid to Gartner only when and to the extent that (1) the aggregate Insurance Proceeds received by IMS Health in excess of $150 million (or, to the extent the aggregate limits on such Shared Policies are reinstated, $150 million plus such amount reinstated) exceed the sum of (A) the aggregate amount of such proceeds that have been paid to IMS Health in respect of Insured Claims of IMS Health (not Gartner) and (B) the aggregate amount of Insured Claims of IMS Health (not Gartner) that (x) IMS Health has previously submitted to the insurance carrier or carriers, (y) have not yet been paid to IMS Health, and (z) IMS Health continues to claim a right to receive payment on; and (2) it would be impossible for IMS Health to submit additional Insured Claims under the Shared Policies. Any party who has received Insurance Proceeds in excess of such party's allocable portion of Insurance Proceeds shall pay to the other party the appropriate amount so that each party will have received its allocable portion of Insurance Proceeds pursuant hereto. Each of the parties agrees to use commercially reasonable efforts to maximize available coverage under those Shared Policies applicable to it, and to take all commercially reasonable steps to recover from all other responsible parties in respect of an Insured Claim to the extent coverage limits under a Shared Policy have been exceeded or would be exceeded as a result of such Insured Claim.

     (d) Allocation of Deductibles. In the event that both parties have bona fide claims under any Shared Policy for which an aggregate deductible is reached, the parties agree that the aggregate amount of the deductible paid shall be borne by the parties in the same proportion which the Insurance Proceeds received by any such party (without giving effect to any deductible) bears to the total Insurance Proceeds received under the applicable Shared Policy, and any party who has paid more than such share of the deductible shall be entitled to receive from the other party an appropriate amount so that each party has borne its allocable share of the deductible pursuant hereto.

     SECTION 6.4 Agreement for Waiver of Conflict and Shared Defense. In the event that Insured Claims of both of the parties hereto exist relating to the same occurrence, the parties shall jointly defend and waive any conflict of interest necessary to the conduct of the joint defense. Nothing in this Article VI shall be construed to limit or otherwise alter in any way the obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

     SECTION 6.5 Cooperation. The parties agree to use their commercially reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Agreement.

                                  ARTICLE VII.

                                 MISCELLANEOUS

     SECTION 7.1 Complete Agreement; Construction. This Agreement and the Recapitalization Agreement, including the Exhibits and Schedules hereto and thereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

     SECTION 7.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 7.3 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants, representations, warranties and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     SECTION 7.4 Expenses. Except as set forth on Schedule 7.4 or as otherwise set forth in this Agreement or in the Recapitalization Agreement, all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and the Recapitalization Agreement, and the Distribution and the other transactions contemplated hereby and thereby shall be charged to and paid by the party incurring such costs and expenses.

     SECTION 7.5 Notices. All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (i) upon hand delivery, (ii) three (3) days after deposit in U.S. mail, postage prepaid, for first class delivery, (iii) one (1) business day following the business day of timely deposit with Federal Express or similar carrier, freight prepaid, for next business day delivery, and (iv) one (1) business day after the date of the transmission if sent by facsimile, provided that confirmation of transmission and receipt is confirmed and copy is promptly sent by first class mail, postage prepaid, and shall be sent to each party at the following respective address (or at such other address for a party as shall be specified by like notice):

     To IMS HEALTH:

     IMS Health Incorporated
     200 Nyala Farms
     Westport, CT 06880
     Telecopy: (203) 222-4313
     Attn: General Counsel
     with a copy to:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, NY 10017
     Telecopy: (212) 455-2502
     Attn: Joel S. Hoffman, Esq.

     To Gartner:

     Gartner Group, Inc.
     P.O. Box 10212
     56 Top Gallant Road
     Stamford, CT 06904
     Telecopy: (203) 316-6488
     Attn: Michael Fleisher
        Chief Financial Officer

     with a copy to:

     Wilson Sonsini Goodrich & Rosati
     650 Page Mill Road
     Palo Alto, CA 94304
     Telecopy: (650) 493-6811
     Attn: Larry W. Sonsini, Esq.
        Howard S. Zeprun, Esq.

     SECTION 7.6 Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

     SECTION 7.7 Amendments. Subject to the terms of Section 7.10 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

     SECTION 7.8 Assignment. (a) This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

     (b) Gartner will not distribute to its stockholders any material interest in any material Gartner Business Entity, by way of a spin-off distribution, split-off or exchange of interests in a Gartner Business Entity for any interest in Gartner held by Gartner stockholders, or any similar transaction or transactions, unless the distributed Gartner Business Entity undertakes to IMS HEALTH to be jointly and severally liable for all Gartner Liabilities hereunder.

     (c) IMS HEALTH will not distribute to its stockholders any material interest in any material IMS HEALTH Business Entity (other than Cognizant Technology Solutions Corporation), by way of a spin-off distribution, split-off or exchange of interests in an IMS HEALTH Business Entity (other than Cognizant Technology Solutions Corporation) for any interest in IMS HEALTH held by IMS HEALTH stockholders, or any similar transaction or transactions, unless the distributed IMS HEALTH Business Entity undertakes to Gartner to be jointly and severally liable for all IMS HEALTH Liabilities hereunder.

     SECTION 7.9 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     SECTION 7.10 Termination. (a) Prior to the filing of the Certificate of Merger, this Agreement may be terminated

          (i) by IMS HEALTH and Gartner by mutual consent;

          (ii) by IMS HEALTH or Gartner if the other party is materially in breach of any of its obligations or warranties herein or under the Recapitalization Agreement, and following notice from the other party fails to substantially correct such breach within 15 days;

          (iii) by Gartner if, following receipt of an Acquisition Proposal, the Board of Directors of Gartner in good faith determines, based upon the advice of its outside counsel regarding the Board's duties (which advice may be oral and later confirmed in writing), that the Board will breach its fiduciary duties to stockholders of Gartner if this Agreement is not terminated; provided that in such event Gartner shall pay the reasonable out-of-pocket fees and expenses of counsel to IMS HEALTH incurred in connection with this Agreement, the Recapitalization Agreement and the transactions contemplated hereby and thereby;

          (iv) by IMS HEALTH if the Board of Directors of Gartner shall or shall resolve to (i) not recommend, or withdraw its approval or recommendation of, the Recapitalization, the Recapitalization Agreement, this Agreement or any of the transactions contemplated thereby or hereby, (ii) modify any such approval or recommendation in a manner adverse to IMS HEALTH or (iii) approve, recommend or enter into an agreement for any Acquisition Proposal; provided that in such event Gartner shall pay the reasonable out-of-pocket fees and expenses of counsel to IMS HEALTH incurred in connection with this Agreement, the Recapitalization Agreement and the transactions contemplated hereby or thereby;

          (v) by IMS HEALTH if IMS HEALTH is relieved of its obligations under
     Section 4.3(a) pursuant to Section 4.3(b)(vi);

          (vi) by IMS HEALTH if IMS HEALTH in good faith believes that the IRS Supplemental Ruling in form and content substantially identical to the rulings requested in the request for the IRS Supplemental Ruling submitted to the IRS will not be forthcoming prior to the Declaration Date; or

          (vii) by IMS HEALTH or Gartner if the Recapitalization is not consummated by July 31, 1999.

     (b) Except (x) as set forth in paragraphs (a)(iii) or (a)(iv) above or (y) for any liability in respect of any breach of this Agreement by either party, no party shall have any liability of any kind to any other party or any other person as a result of the termination of this Agreement under paragraphs (a)(i),
(a)(iii), (a)(iv), (a)(v) or (a)(vi) above. After the filing of the Certificate of Merger relating to the Recapitalization, this Agreement may not be terminated except by an agreement in writing signed by both parties.

     SECTION 7.11 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on or after the Distribution Date, except that, for purposes of this Section 7.11, Gartner shall not be considered a Subsidiary of IMS HEALTH.

     SECTION 7.12 Third Party Beneficiaries. Except as provided in Article III relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION 7.13 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     SECTION 7.14 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     SECTION 7.15 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

     SECTION 7.16  Consent to Jurisdiction. Without limiting the provisions of
Article VI hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of

New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 7.16. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 7.17 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby; provided, however, that the consummation of the Recapitalization, Cash Dividend and Stock Purchase are conditioned upon and are not severable from the Distribution, and that the Distribution is not severable from the Recapitalization, Cash Dividend and Stock Repurchase. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                          IMS HEALTH INCORPORATED

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                          GARTNER GROUP, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                                               EXHIBIT 2.1(d)(i)

Gartner Group, Inc.
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06904

                                 July   , 1999

R.H. Donnelley Corporation
One Manhattanville Road
Purchase, NY 10577

ACNielsen Corporation
177 Broad Street
Stamford, CT 06901

Dear Sirs:

     Reference is made to (i) the Distribution Agreement (the "1996 Distribution Agreement"), dated as of October 28, 1996, among Cognizant Corporation, which has been renamed Nielsen Media Research, Inc. ("NMR"), The Dun & Bradstreet Corporation, which has been renamed the R.H. Donnelley Corporation ("RHD") and ACNielsen Corporation ("ACNielsen") and (ii) the letter of undertaking dated June 29, 1998 from IMS Health Incorporated ("IMS HEALTH") to RHD and ACNielsen. In June 1998, NMR distributed to its stockholders all of the outstanding shares of common stock of IMS HEALTH (the "IMS HEALTH Distribution"). IMS HEALTH has announced its intention to distribute (the "Gartner Distribution") to its stockholders all of the shares of the Class B Common Stock of Gartner Group, Inc. ("Gartner") that IMS HEALTH will hold following the recapitalization of Gartner contemplated by the Merger Agreement dated June 17, 1999, between Gartner and GRGI, INC. In connection with the IMS HEALTH Distribution, IMS HEALTH undertook (the "IMS HEALTH Undertaking") to both RHD and ACNielsen to be jointly and severally liable for all Cognizant Liabilities (as defined in the 1996 Distribution Agreement). Under Section 8.9(c) of the 1996 Distribution Agreement, as applicable to IMS HEALTH pursuant to the IMS HEALTH Undertaking, IMS HEALTH may not make a distribution such as the Gartner Distribution unless it causes the distributed entity to undertake to both RHD and ACNielsen to be jointly and severally liable for all Cognizant Liabilities under the 1996 Distribution Agreement. Therefore, in accordance with Section 8.9(c) of the 1996 Distribution Agreement and intending to be legally bound hereby, from and after the effective time of the Gartner Distribution, Gartner undertakes to each of RHD and ACNielsen to be jointly and severally liable for all Cognizant Liabilities under the 1996 Distribution Agreement.

                                          Very truly yours,

                                          GARTNER GROUP, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                                              EXHIBIT 2.1(d)(ii)

Gartner Group, Inc.
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06904

                                 July   , 1999

Nielsen Media Research, Inc.
299 Park Avenue
New York, New York 10171

Dear Sirs:

     Reference is made to the Distribution Agreement (the "1998 Distribution Agreement"), dated as of June 30, 1998, among Cognizant Corporation, which has been renamed Nielsen Media Research, Inc. ("NMR"), and IMS Health Incorporation ("IMS HEALTH"). In June 1998, NMR distributed to its stockholders all of the outstanding shares of common stock of IMS HEALTH. IMS HEALTH has announced its intention to distribute (the "Gartner Distribution") to its stockholders all of the shares of the Class B Common Stock of Gartner Group, Inc. ("Gartner") that IMS HEALTH will hold following the recapitalization of Gartner contemplated by the Merger Agreement dated June 17, 1999 between Gartner and GRGI, INC. In
Section 8.9(c) of the 1998 Distribution Agreement, IMS HEALTH agreed not to make a distribution such as the Gartner Distribution unless it causes the distributed entity to undertake to NMR to be jointly and severally liable for all IMS HEALTH Liabilities under the 1998 Distribution Agreement. Therefore, in accordance with
Section 8.9(c) of the 1998 Distribution Agreement and intending to be legally bound hereby, from and after the effective time of the Gartner Distribution, Gartner undertakes to NMR to be jointly and severally liable for all IMS HEALTH Liabilities under the 1998 Distribution Agreement.

                                          Very truly yours,

                                          GARTNER GROUP, INC.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT A-1

     AGREEMENT AND PLAN OF MERGER dated as of June 17, 1999 (this "Agreement"), among GARTNER GROUP, INC., a Delaware corporation (the "Company"), IMS HEALTH INCORPORATED ("IMS HEALTH"), a Delaware corporation and GRGI, INC. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of IMS HEALTH.

     WHEREAS, IMS HEALTH owns all of the issued and outstanding shares of Common Stock, par value $.01 per share ("Merger Sub Common Stock"), of Merger Sub and 47,599,105 shares (approximately 46% of the total number of issued and outstanding shares) of Class A Common Stock, par value $.0005 per share ("Class A Common Stock"), of the Company;

     WHEREAS, prior to the effectiveness of the Merger (as defined below), IMS HEALTH plans to contribute to Merger Sub 40,689,648 shares (approximately 39% of the total number of issued and outstanding shares) of Class A Common Stock (the "Contributed Shares") and retain (x) 6,909,457 shares (approximately 7% of the total number of issued and outstanding shares) of Class A Common Stock (the "Retained Shares") and (y) warrants to purchase an aggregate of 599,400 shares of Class A Common Stock;

     WHEREAS, the Company and IMS HEALTH desire that Merger Sub merge with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), pursuant to which all the issued and outstanding shares of Merger Sub Common Stock shall be converted into shares of a new Class B Common Stock, par value $.0005 per share ("Class B Common Stock"), of the Company and all the issued and outstanding shares of Class A Common Stock (other than the Contributed Shares held by Merger Sub, which shall be canceled with no securities or other consideration issued in exchange therefor) shall remain issued and outstanding;

     WHEREAS, IMS HEALTH has agreed, subject to certain conditions, to distribute all the shares of Class B Common Stock, on a pro rata basis, to the holders of the common stock of IMS HEALTH promptly following consummation of the Merger (the "Distribution") pursuant to the terms and conditions of a Distribution Agreement entered into between the Company and IMS HEALTH dated as of the date hereof (the "Distribution Agreement"), which provides for the Distribution and certain other matters;

     WHEREAS, the Boards of Directors of the Company and Merger Sub by resolutions duly adopted have approved the terms of this Agreement and of the Merger, and have declared the advisability of this Agreement and of the Merger; Merger Sub has obtained the approval of its sole shareholder; and the Company has directed the submission of this Agreement to its shareholders for approval; and

     WHEREAS, the Merger is intended to constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE in consideration of the premises and the mutual agreements and provisions herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. The Merger. (a) Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

     (b) Following satisfaction or waiver of all conditions to the Merger, the Company and Merger Sub shall file a Certificate of Merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the "Effective Time").

     (c) At and after the Effective Time, the Merger shall have the effects set forth in the DGCL. Without limiting the foregoing and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Sub, all as provided under the DGCL.

     SECTION 1.2. Effect on Capital Stock. At the Effective Time:

     (a) All of the shares of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be converted in the aggregate into and become 40,689,648 fully paid and non-assessable shares of Class B Common Stock of the Surviving Corporation, and shall have the rights and privileges as set forth in the Surviving Corporation Certificate of Incorporation, as amended hereby;

     (b) each of the Contributed Shares shall automatically be canceled and retired and shall cease to exist, and no stock of the Surviving Corporation or other consideration shall be delivered in exchange therefor;

     (c) each share of Class A Common Stock (other than shares to be canceled in accordance with Section 1.2(b)) shall remain issued and outstanding and not be affected by the Merger, except that all shares of Class A Common Stock remaining outstanding at the Effective Time shall have the rights and privileges as set forth in the Surviving Corporation Certificate of Incorporation, as amended hereby; and

     (d) each share of Class A Common Stock that is held in the treasury of the Company shall remain in the treasury of the Company and not be affected by the Merger, except that all shares of Class A Common Stock held in the treasury of the Company at the Effective Time shall have the rights and privileges as set forth in the Surviving Corporation Certificate of Incorporation, as amended hereby.

     SECTION 1.3. Share Certificates. (a) As soon as practicable after the Effective Time,

          (i) the Surviving Corporation shall deliver, or cause to be delivered, to IMS HEALTH a number of certificates issued in the names of such persons, in each case, as IMS HEALTH shall direct, representing in the aggregate 40,689,648 shares of Class B Common Stock which IMS HEALTH has the right to receive upon conversion of shares of Merger Sub Common Stock pursuant to the provisions of Section 1.2 (a) hereof;

          (ii) the Surviving Corporation shall cancel the share certificate or certificates representing the shares of Class A Common Stock owned directly by Merger Sub; and

          (iii) the share certificates representing shares of Class A Common Stock that remain issued and outstanding under Section 1.2(c) hereof or that remain treasury shares under Section 1.2(d) hereof shall not be exchanged and shall continue to represent an equal number of shares of Class A Common Stock of the Surviving Corporation without physical substitution of share certificates of the Surviving Corporation for existing share certificates of the Company.

     (b) Any dividend or other distribution declared or made with respect to any shares of capital stock of the Company, whether the record date for such dividend or distribution is before or after the Effective Time, shall be paid to the holder of record of such shares of capital stock on such record date, regardless of whether such holder has surrendered its certificates representing Class A Common Stock or received certificates representing Class B Common Stock pursuant to Section 1.3(a)(i).

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     SECTION 2.1. Certificate of Incorporation. (a) In the event the adoption of the Governance Provisions (as defined below) is approved by the stockholders of the Company at the Stockholders Meeting (as defined below), at the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, except that such Certificate of Incorporation shall be amended as set forth in Exhibit A-1(a) hereto.

     (b) In the event the adoption of the Governance Provisions is not approved by the stockholders of the Company at the Stockholders Meeting, at the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, except that such Certificate of Incorporation shall be amended as set forth in Exhibit A-1(b) hereto.

     (c) The Certificate of Incorporation of the Surviving Corporation that becomes effective pursuant to either Section 2.1(a) or 2.1(b) hereof is herein referred to as the "Surviving Corporation Certificate of Incorporation."

     SECTION 2.2. By-laws. (a) In the event the adoption of the Governance Provisions is approved by the stockholders of the Company at the Stockholders Meeting, at the Effective Time, the By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, except that such By-laws shall be amended as set forth in Exhibit A-1(c) hereto.

     (b) In the event the adoption of the Governance Provisions is not approved by the stockholders of the Company at the Stockholders Meeting at the Effective Time, the By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, except that such By-laws shall be amended as set forth in Exhibit A-1(d) hereto.

     (c) The By-laws of the Surviving Corporation as amended pursuant to either
Section 2.2(a) or 2.2(b) hereof are herein referred to as the "Surviving Corporation By-laws".

     SECTION 2.3. Directors and Officers. (a) The Surviving Corporation's board of directors initially shall consist of ten members. From and after the Effective Time, until the earlier of their removal or resignation or until their successors are duly elected or appointed and qualified in accordance with applicable law, the directors of the Surviving Corporation shall consist of the directors of the Company in office at the Effective Time, except for Robert E. Weissman, whose resignation shall become effective as of the Effective Time, plus certain other persons as specified in Exhibit A-1(e) hereto and each such director shall be designated to serve as a Class A Director or a Class B Director (each as defined in the Surviving Corporation By-laws) as specified in Exhibit A-1(e) hereto; provided, however, that John P. Imlay may be a director of the Company following the Merger only if, prior to the Effective Time, IMS HEALTH receives an opinion of counsel from Wilson Sonsini Goodrich & Rosati or such other counsel acceptable to IMS HEALTH to the effect that, following the consummation of the Merger and the Distribution, IMS HEALTH will not be an affiliate of the Company for purposes of the disposition by IMS HEALTH of shares of Class A Common Stock under the federal securities laws. The Company shall use its best efforts to obtain the written resignation of any member of its Board of Directors necessary to give effect to the foregoing.

     (b) In the event the adoption of the Governance Provisions is approved by the stockholders of the Company at the Stockholders Meeting, then at the Effective Time the directors of the Surviving Corporation shall be divided into three classes pursuant to the Surviving Corporation Certificate of Incorporation as amended pursuant to Section 2.1(a) hereof, and each such director shall be designated to serve as a Class I Director, Class II Director or Class III Director (each as defined in the Surviving Corporation By-laws), as specified in Exhibit C hereto.

     (c) From and after the Effective Time, until the earlier of their removal or resignation or until their successors are duly appointed and qualified in accordance with applicable law and the Surviving Corporation By-laws, the officers of the Company shall be the officers of the Surviving Corporation.

                                  ARTICLE III

                  COVENANTS AND REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Stockholders Meeting. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold, a meeting of its stockholders (the "Stockholders Meeting") for the purpose of considering, as three separate proposals, (i) the approval of the Merger and this Agreement which, subject to the Distribution Agreement, will commit the Directors of the Company to authorize the Cash Dividend (as defined in the Distribution Agreement) and Stock Repurchase (as defined in the Distribution Agreement); (ii) the approval of amendments to the Company's Certificate of Incorporation providing for the proposed classified board, director removal and replacement and related provisions in Articles IV and V of the Certificate of Incorporation of the Company as set forth in Exhibit A-1(a) hereto to become effective solely upon effectiveness of the Merger (the "Governance Provisions"); and (iii) the approval of amendments to the Company's Certificate of Incorporation providing for the increase of authorized stock which the Company may issue as set forth in Exhibits A-1(a) and A-1(b) hereto to become effective solely upon the effectiveness of the Merger (the "Share Increase"). The Company shall, through its Board of Directors, continue to recommend to its stockholders approval of the Merger and this Agreement and shall not withdraw such recommendation; provided, however, that the Company's Board of Directors may withdraw such recommendation if it determines in good faith, based upon the advice of outside counsel, that the Board will violate its fiduciary duties to the stockholders of the Company if such recommendation is not withdrawn.

     SECTION 3.2. Filings; Other Actions. (a) Subject to the provisions of this Agreement and the Distribution Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") a proxy statement for the solicitation of proxies in favor of (i) the approval and adoption of this Agreement and the Merger, (ii) the approval of the Governance Provisions as amendments to the Company's Certificate of Incorporation to become effective solely upon the effectiveness of the Merger, and (iii) the approval of the Share Increase as amendments to the Company's Certificate of Incorporation to become effective solely upon the effectiveness of the Merger (the "Proxy Statement"). The Company shall not propose to its stockholders the adoption of the Governance Provisions or the Share Increase as independent amendments to the Company's Certificate of Incorporation, but only as amendments to become effective solely upon the effectiveness of the Merger. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC for mailing in definitive form as promptly as practicable after such filing. The Company and IMS HEALTH shall cooperate with each other in the preparation of the Proxy Statement and any amendment or supplement thereto, and the Company shall notify IMS HEALTH of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to IMS HEALTH promptly copies of all correspondence between the SEC and the Company or any of its advisors with respect to the Proxy Statement. The Company shall give IMS HEALTH and its counsel appropriate advance opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC, and shall incorporate therein any reasonable comments IMS HEALTH may deliver to the Company with respect thereto, before such Proxy Statement, response or reply is filed with or sent to the SEC. The Company agrees to use commercially reasonable efforts, after consultation with IMS HEALTH and its advisors, to respond promptly to all such comments of, and requests by, the SEC and to cause the Proxy Statement to be mailed to the holders of the Company's common stock entitled to vote at the Stockholders Meeting as soon as reasonably possible following the execution hereof. IMS HEALTH shall provide the Company such information concerning the business and affairs of IMS HEALTH and Merger Sub as is reasonably required for inclusion in the Proxy Statement.

     (b) Each of the Company and IMS HEALTH shall promptly, and in any event within five business days after the execution and delivery of this Agreement, make all filings or submissions as are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any other applicable law.

     (c) Each of the Company and IMS HEALTH agrees promptly to furnish to the other all copies of written communications (and summaries of the substance of all oral communications) received by it, or any of its affiliates or representatives from, or delivered by any of the foregoing to, any federal, state or local or international court, commission, governmental body, agency, authority, tribunal, board or other governmental entity (each a "Governmental Entity") in respect of the transactions contemplated hereby.

     (d) At the stockholders' meeting, IMS HEALTH agrees to vote, or cause to be voted, all shares of Class A Common Stock of the Company owned by it and any of its subsidiaries or affiliates in favor of the

Merger, the other transactions contemplated by this Agreement, the Governance Provisions and the Share Increase.

     SECTION 3.3. Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to obtain the approval and adoption of this Agreement by the stockholders of Gartner as contemplated by
Section 4.1(a) and Section 4.2(a) and to consummate, as soon as practicable following such approval, the Merger and the other transactions contemplated by this Agreement and the Distribution Agreement, including, but not limited to (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger or this Agreement vacated or reversed, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and (v) causing all conditions to the parties' obligations to consummate the Merger set forth in Article IV (other than those set forth in Section 4.1(i)) to be satisfied. The Company and IMS HEALTH, upon the other's request, shall provide all such reasonably necessary information concerning the party's business and affairs to the other party.

     SECTION 3.4. Representations and Warranties of the Company. The Company hereby represents and warrants to IMS HEALTH and Merger Sub that:

          (a) the Company's Board of Directors has approved and declared advisable the Merger and this Agreement, has determined that the Merger and the other transactions contemplated by the Distribution Agreement are fair to the stockholders of the Company, and has recommended that the stockholders of the Company vote in favor of the approval of the Merger and this Agreement;

          (b) the Company's Proxy Statement, the form of proxy and any other solicitation material used in connection therewith and any oral solicitations of proxies made by the Company shall not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to any solicitation of a proxy for any of the matters to be voted upon at the Stockholders Meeting which has become false or misleading, except that no representation or warranty as made by the Company with respect to written information relating to IMS HEALTH or IMS HEALTH Business for inclusion in the Proxy Statement or any such proxy material or oral solicitation;

          (c) this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms; and

          (d) subject to the changes in the Company's capitalization contemplated by this Agreement, the capitalization of the Company is as follows:

             (i) 200,000,000 authorized shares of Class A Common Stock of which 103,856,296 shares were outstanding at the close of business on May 31, 1999;

             (ii) 1,600,000 authorized shares of Class B Common Stock of which zero (0) shares are outstanding on the date of this Agreement;

             (iii) 2,500,000 authorized shares of preferred stock of which zero
        (0) shares are outstanding on the date of this Agreement; and

             (iv) no shares of any other class or series of capital stock are authorized, issued or outstanding.

     SECTION 3.5. Representations and Warranties of IMS HEALTH and Merger Sub. Each of IMS HEALTH and Merger Sub jointly and severally represent and warrant to the Company that:

          (a) the Distribution Agreement and this Agreement have been duly approved by the Board of Directors of each of IMS HEALTH and Merger Sub; IMS HEALTH, as sole stockholder of Merger Sub, has approved the Merger and this Agreement; and no stockholder approval or other further corporate action is required on the part of IMS HEALTH or Merger Sub;

          (b) this Agreement has been duly executed and delivered by IMS HEALTH and Merger Sub and constitutes the valid and binding agreement of each such corporation, enforceable in accordance with its terms;

          (c) IMS HEALTH owns all outstanding equity securities of Merger Sub free and clear of any claims, liens or encumbrances and no other person holds any equity securities of Merger Sub nor has any right to acquire any equity interest in Merger Sub;

          (d) as of immediately prior to the Effective Time, all of the Contributed Shares shall be owned beneficially and of record by Merger Sub, free and clear of any claims, liens or encumbrances, and upon consummation of the Merger the Contributed Shares shall automatically be canceled and retired and shall cease to exist, and no stock of the surviving corporation or other consideration shall be delivered or be required to be delivered in exchange therefor, as provided in Section 1.2(b) hereof; and

          (e) Merger Sub was formed by IMS HEALTH solely for the purposes of effectuating the Merger upon the terms and subject to the conditions of this Agreement; Merger Sub has no employees, will have no assets other than the Contributed Shares, has not entered into any contract, agreement or other commitments with any person except for customary corporate organizational matters or as specifically set forth in this Agreement, and has no liabilities, commitments or obligations of any kind (known or unknown, fixed or contingent) except only for those obligations specifically set forth in this Agreement.

                                   ARTICLE IV

                            CONDITIONS TO THE MERGER

     SECTION 4.1. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company, except that the condition set forth in Section 4.1(a) may not be waived) of the following conditions:

          (a) a proposal to adopt this Agreement has been approved by the holders of (i) a majority of the Class A Common Stock outstanding and entitled to vote thereon and (ii) a majority of the shares of Class A Common Stock (other than shares held of record or beneficially owned by IMS HEALTH) present in person or by proxy at the Stockholders Meeting and voting on such proposal;

          (b) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated;

          (c) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the Distribution and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger or the Distribution shall have been instituted by any Governmental Entity before any court, arbitrator or governmental body, agency or official and be pending;

          (d) the private letter ruling from the Internal Revenue Service, providing that, among other things, the Recapitalization and the Distribution will qualify as tax-free transactions for federal income tax purposes under Sections 354 and 355 of the Code, respectively (the "IRS Ruling"), shall continue in effect and IMS HEALTH and Gartner shall have complied with all provisions set forth in (i) the IRS Ruling, (ii) the request for a supplemental ruling from the Internal Revenue Service (providing, among other things, that neither the Recapitalization nor the Distribution will be taken into account in applying

     Section 355(e)(2)(A)(ii) of the Code (the "IRS Supplemental Ruling")) and
     (iii) if granted prior to such time, the IRS Supplemental Ruling, that in each case are required to be complied with prior to the Declaration Date (as defined in the Distribution Agreement);

          (e) all actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained, except those that would not reasonably be expected to have a material adverse affect on any party's ability to consummate the transactions contemplated by this Agreement;

          (f) the Distribution Agreement shall remain in full force and effect;

          (g) all representations and warranties of IMS HEALTH set forth in the Distribution Agreement and all representations and warranties of IMS HEALTH and Merger Sub set forth in this Agreement shall have been true and correct in all material respects when made, and shall remain true and correct in all material respects as of immediately prior to the Effective Time and the Company shall have received a certificate executed by the chief executive officer of IMS HEALTH to such effect;

          (h) all covenants to have been performed prior to the Effective Time by IMS HEALTH and Merger Sub pursuant to this Agreement and all covenants to have been performed prior to the Effective Time by IMS HEALTH pursuant to the Distribution Agreement shall have been performed by IMS HEALTH and Merger Sub in all material respects to the reasonable satisfaction of the Company and the Company shall have received a certificate executed by the chief executive officer of IMS HEALTH to such effect; and

          (i) the Board of Directors of IMS HEALTH shall have declared, or simultaneously shall be declaring, the Distribution.

     SECTION 4.2.  Conditions to the Obligations of IMS HEALTH and Merger
Sub. The obligations of IMS HEALTH and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by IMS HEALTH and Merger Sub, except that the condition set forth in Section 4.2(a) may not be waived) of the following conditions:

          (a) a proposal to adopt this Agreement has been approved by the holders of (i) a majority of the Class A Common Stock outstanding and entitled to vote thereon and (ii) a majority of the shares of Class A Common Stock (other than shares held of record or beneficially owned by IMS HEALTH) present in person or by proxy at the Stockholders Meeting and voting on such proposal;

          (b) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated;

          (c) the IRS Ruling shall continue in effect and IMS HEALTH and Gartner shall have complied with all provisions set forth in (i) the IRS Ruling,
     (ii) the request for the IRS Supplemental Ruling and (iii) if granted prior to such time, the IRS Supplemental Ruling, that in each case are required to be complied with prior to the Declaration Date;

          (d) no court, arbitrator or Governmental Entity shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the Distribution and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger or the Distribution shall have been instituted by any Governmental Entity before any court, arbitrator or governmental body, agency or official and be pending;

          (e) all actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger and the Distribution shall have been obtained, except those that would not reasonably be expected to have a material adverse affect on any party's ability to consummate the transactions contemplated by this Agreement;

          (f) the Distribution Agreement shall remain in full force and effect;

          (g) all representations and warranties of the Company set forth in the Distribution Agreement and this Agreement shall have been true and correct in all material respects when made, and shall remain true and correct in all material respects as of immediately prior to the Effective Time and IMS HEALTH shall have received a certificate executed by the chief executive officer of the Company to such effect; and

          (h) all covenants to have been performed prior to the Effective Time by the Company pursuant to this Agreement or the Distribution Agreement shall have been performed by the Company in all material respects to the reasonable satisfaction of IMS Health and Merger Sub and IMS HEALTH shall have received a certificate executed by the chief executive officer of the Company to such effect.

                                   ARTICLE V

                                  TERMINATION

     SECTION 5.1. Termination. (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this agreement by the stockholders of the Company):

          (i) by mutual written consent of the Company and IMS HEALTH;

          (ii) by either the Company or IMS HEALTH, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or Merger Sub from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

          (iii) by IMS HEALTH, if there shall be any law or regulation that makes consummation of the Distribution illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining IMS HEALTH from consummating the Distribution is entered; or

          (iv) by IMS HEALTH or the Company in the event the Distribution Agreement is terminated.

     (b) This Agreement shall terminate automatically without any action on the part of the Company, IMS HEALTH or Merger Sub if:

          (i) after a vote on the matter by the Company's stockholders at the Stockholders Meeting, the condition set forth in Sections 4.1(a) and 4.2(a) is not satisfied; or

          (ii) the Merger is not consummated by July 31, 1999.

     SECTION 5.2. Effect of Termination. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

                                   ARTICLE VI

                                 MISCELLANEOUS

     SECTION 6.1. Notices. All notices and other communications hereunder shall be in writing, shall be effective when received and shall in any event be deemed to have been received (i) upon hand delivery, (ii) three (3) days after deposit in U.S. Mail, postage prepaid, for first class delivery, (iii) one (1) business day following the business day of timely deposit with Federal Express or similar carrier, freight prepaid, for next business day delivery, and (iv) one (1) business day after the date of transmission if sent by facsimile, provided that confirmation of transmission and receipt is confirmed and copy is promptly sent by first class mail, postage prepaid, and shall be sent to each party at the following address (or at such other address for a party as shall be specified by like notice):

     To IMS HEALTH:

     IMS Health Incorporated
     200 Nyala Farms
     Westport, CT 06880
     Telecopy: (203)222-4313
     Attn: General Counsel

     with a copy to:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, NY 10017
     Telecopy: (212) 455-2502
     Attn: Joel S. Hoffman, Esq.

     To Merger Sub:

     GRGI, INC.
     c/o IMS Health Incorporated
     200 Nyala Farms
     Westport, CT 06880
     Telecopy: (203) 222-4313
     Attn: General Counsel

     with a copy to:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, NY 10017
     Telecopy: (212) 455-2502
     Attn: Joel S. Hoffman, Esq.

     To the Company:

     Gartner Group, Inc.
     P.O. Box 10212
     56 Top Gallant Road
     Stamford, CT 06904
     Telecopy: (203) 316-6488
     Attn: Michael Fleisher
     Chief Financial Officer
     with a copy to:

     Wilson Sonsini Goodrich & Rosati
     650 Page Mill Road
     Palo Alto, CA 94304
     Telecopy: (650) 493-6811
     Attn: Larry W. Sonsini, Esq.
     Howard S. Zeprun, Esq.

     SECTION 6.2. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

     SECTION 6.3. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as to those matters herein which are controlled by the DGCL, and such matters shall be construed in accordance with and governed by the laws of the State of Delaware.

     SECTION 6.4. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          GARTNER GROUP, INC.

                                          By

                                            ------------------------------------
                                            Name:
                                            Title:

                                          IMS HEALTH, INCORPORATED

                                          By

                                            ------------------------------------
                                            Name:
                                            Title:

                                          GRGI, INC.

                                          By

                                            ------------------------------------
                                            Name:
                                            Title:

                                                                  EXHIBIT A-1(a)

                    CERTIFICATE OF INCORPORATION AMENDMENTS
                          (WITH GOVERNANCE PROVISIONS)

     The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time (the "Existing Certificate of Incorporation") shall be amended by deleting in its entirety Article IV thereof and replacing it with the following:(1)

                                  "ARTICLE IV

          (a) Authorized Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "common stock" and "preferred stock." The total number of shares which this corporation is authorized to issue is two hundred four million, one hundred thousand (204,100,000) shares [two hundred fifty-five million (255,000,000) shares]*. Two hundred one million, six hundred thousand (201,600,000) [Two hundred fifty million (250,000,000)]* shares shall be designated common stock (the "Common Stock"), of which one hundred twenty million, nine hundred sixty thousand (120,960,000) [one hundred sixty-six million (166,000,000)]* shares shall be designated Class A Common Stock (the "Class A Common Stock") and eighty million, six hundred forty thousand (80,640,000) [eighty-four million (84,000,000)]* shares shall be designated Class B Common Stock (the "Class B Common Stock"). Two million, five hundred thousand (2,500,000) [Five million (5,000,000)]* shares shall be designated preferred stock (the "Preferred Stock"), all of which are presently undesignated as to series. Each share of Preferred Stock shall have a par value of $0.01 and each share of Common Stock shall have a par value of $0.0005.

          (b) Common Stock. The Class A Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise expressly provided herein, and the relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Class A Common Stock and Class B Common Stock shall be as follows:

             (1) Cash or Property Dividends. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to this Article IV, and except as otherwise provided for herein, the holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine; provided that whenever a cash dividend is paid, the same amount shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.

             (2) Stock Dividends. If at any time a dividend is to be paid in shares of Class A Common Stock or shares of Class B Common Stock (a "stock dividend"), such stock dividend may be declared and paid only as follows: only Class A Common Stock may be paid to holders of Class A Common Stock and only Class B Common Stock may be paid to holders of Class B Common Stock, and whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.

             (3) Stock Subdivisions and Combinations. The Corporation shall not subdivide, reclassify or combine stock of either class of Common Stock without at the same time making a proportionate subdivision or combination of the other class.

---------------
(1) The amount of shares designated by an asterisk ("*") in Section (a) of
    Article IV will be in effect in lieu of the number of shares appearing immediately prior to such bracketed number bearing an asterisk if the Share Increase is approved in accordance with the terms of the Agreement and Plan of Merger.

             (4) Voting. Voting power shall be divided between the classes and series of stock as follows:

                (A) With respect to the election of directors, holders of Class A Common Stock and holders of Voting Preferred Stock (as defined below), voting together, shall be entitled to elect that number of directors which constitutes 20% of the authorized number of members of the Board of Directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20% of such membership) (the "Class A Directors"). Each share of Class A Common Stock shall have one vote in the election of the Class A Directors and each share of Voting Preferred Stock shall have a number of votes in the election of the Class A Directors as specified in the resolution of the Board of Directors authorizing such Voting Preferred Stock. Holders of Class B Common Stock shall be entitled to elect the remaining directors (the "Class B Directors"). Each share of Class B Common Stock shall have one vote in the election of such directors. For purposes of this Section (b)(4) and Section (b)(5) of this Article IV, references to the authorized number of members of the Board of Directors (or the remaining directors) shall not include any directors which the holders of any shares of Preferred Stock may have the right to elect upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time. For purposes of this Section (b)(4), "Special Voting Rights" means the different voting rights of the holders of Class A Common Stock, holders of Class B Common Stock and holders of Voting Preferred Stock with respect to the election of the applicable percentage of the authorized number of members of the Board of Directors as described in this Section (b)(4)(A). "Voting Preferred Stock" means shares of each series of Preferred Stock upon which the right to vote for directors has been conferred in accordance with Section (c) of this Article IV, except for any right to elect directors which may be provided upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time.

                (B) Subject to the last sentence of this Section (b)(4)(B), notwithstanding anything to the contrary contained in Section
           (a)(4)(A) of this Article IV, for so long as any person or entity or group of persons or entities acting in concert beneficially own 15% or more of the outstanding shares of Class B Common Stock, then in any election of directors or other exercise of voting rights with respect to the election or removal of directors, such person, entity or group shall only be entitled to vote (or otherwise exercise voting rights with respect to) a number of shares of Class B Common Stock that constitutes a percentage of the total number of shares of Class B Common Stock then outstanding which is less than or equal to such person, entity or group's Entitled Voting Percentage. For the purposes hereof, a person, entity or group's "Entitled Voting Percentage" at any time shall mean the percentage of the then outstanding shares of Class A Common Stock beneficially owned by such person, entity or group at such time. For purposes of this Section
           (b)(4)(B), a "beneficial owner" of Common Stock includes any person or entity or group of persons or entities who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock. The provisions of this Section (b)(4)(B) shall be effective only following (i) the distribution by IMS Health Incorporated ("IMS HEALTH") to its stockholders of all of the Class B Common Stock owned by it, (ii) the receipt of a private letter ruling from the Internal Revenue Service (the "IRS") to the effect that the terms of this Section (b)(4)(B) will not have any adverse effect on the private letter ruling issued by the IRS to IMS HEALTH on April 14, 1999 and any other private letter ruling issued by the IRS to IMS HEALTH or any predecessor or former parent of IMS HEALTH and (iii) the approval of the terms of this Section (b)(4)(B) by the New York Stock Exchange, Inc. or any other national securities exchange or automated quotation service on which the Common Stock is then listed or admitted for trading.

                (C) Any Class A Director may be removed only for cause, by a vote of a majority of the votes held by the holders of Class A Common Stock and holders of Voting Preferred Stock, voting together as a class. Any Class B Director may be removed only for cause, by a vote of a majority of the votes held by the holders of Class B Common Stock, voting separately as a class.

                (D) Except as otherwise specified herein, the holders of Class A Common Stock and holders of Class B Common Stock (i) shall in all matters not otherwise specified in this Section (b)(4) of this
           Article IV vote together (including, without limitation, with respect to increases or decreases in the authorized number of shares of any class of Common Stock), with each share of Class A Common Stock and Class B Common Stock having one vote, and (ii) shall be entitled to vote as separate classes only when required by law to do so under mandatory statutory provisions that may not be excluded or overridden by a provision in the Certificate of Incorporation or as provided herein.

                (E) Except as set forth in this Section (b)(4) of this Article IV, the holders of Class A Common Stock shall have exclusive voting power (except for any voting powers of any Preferred Stock) on all matters at any time when no Class B Common Stock is issued and outstanding, and the holders of Class B Common Stock shall have exclusive voting power (except for any voting powers of any Preferred Stock) on all matters at any time when no Class A Common Stock is issued and outstanding.

             (5) Vacancies; Increase or Decreases in Size of the Board of Directors. Any vacancy in the office of a director created by the death, resignation or removal of a director elected by (or appointed on behalf of) the holders of the Class B Common Stock or the holders of the Class A Common Stock and Voting Preferred Stock voting together as a class, as the case may be, may be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of Class B Common Stock or Class A Common Stock and Voting Preferred Stock (or on behalf of whom that director was appointed), as the case may be, whose death, resignation or removal created the vacancy, unless there are no such directors, in which case such vacancy may be filled by the vote of the majority of the directors or by the sole remaining director, regardless, in each instance, of any quorum requirements set out in the By-laws. Any director elected by some or all of the directors to fill a vacancy shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director's successor shall have been elected and qualified unless removed and replaced pursuant to Section (b)(4)(C) of this Article IV and this Section (b)(5). All newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Class A Directors and Class B Directors such that at all times the number of directorships reserved for Class A Directors shall be 20% of the authorized number of members of the Board of Directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20% of such membership) and the remaining directorships are reserved for Class B Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to Article V so that the number of directors in each class is as nearly equal as possible.

             (6) Merger or Consolidation. In case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of a share of Class B Common Stock, and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of a share of Class A Common Stock; provided that, in any such transaction, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock may receive different kinds of shares of stock if the only difference in such shares is the inclusion of voting rights which continue the Special Voting Rights.

             (7) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.

          (c) Preferred Stock. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock; provided that, except for any right to elect directors upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time, no series of Preferred Stock shall be entitled to vote generally in the election of any directors of the Corporation other than Class A Directors or to vote separately to elect one or more directors of the Corporation. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series than outstanding) the number of shares of any such subsequent to the issue of shares of that series.

          Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph."

     The Existing Certificate of Incorporation shall be amended by deleting in its entirety Article V thereof and replacing it with the following:

                                   "ARTICLE V

          The directors, other than those who may be elected solely by the holders of any class or series of Preferred Stock, if any, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class ("Class I") to hold office initially for a term expiring at the first annual meeting of stockholders to be held after the date this Article V becomes effective (the "Classified Board Effective Date"), another class ("Class II") to hold office initially for a term expiring at the second annual meeting of stockholders to be held after the Classified Board Effective Date, and another class ("Class III") to hold office initially for a term expiring at the third annual meeting of stockholders to be held after the Classified Board Effective Date, with the members of each class to hold office until their successors are elected and qualified. Directors elected by a class or series of stock, or if applicable, classes or series of stock voting together, shall be divided as evenly as possible, and shall be allocated by the Board of Directors, among Class I, Class II and Class III. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election."

                                                                  EXHIBIT A-1(b)

                    CERTIFICATE OF INCORPORATION AMENDMENTS
                        (WITHOUT GOVERNANCE PROVISIONS)

     The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time (the "Existing Certificate of Incorporation") shall be amended by deleting in its entirety Article IV thereof and replacing it with the following(1):

                                  "ARTICLE IV

          (a) Authorized Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "common stock" and "preferred stock." The total number of shares which this corporation is authorized to issue is two hundred four million, one hundred thousand (204,100,000) shares [two hundred fifty-five million (255,000,000) shares]*. Two hundred one million, six hundred thousand (201,600,000) [Two hundred fifty million (250,000,000)]* shares shall be designated common stock (the "Common Stock"), of which one hundred twenty million, nine hundred sixty thousand (120,960,000) [one hundred, sixty six million (166,000,000)]* shares shall be designated Class A Common Stock (the "Class A Common Stock") and eighty million, six hundred forty thousand (80,640,000) [eighty-four million (84,000,000)]* shares shall be designated Class B Common Stock (the "Class B Common Stock"). Two million, five hundred thousand (2,500,000) [Five million (5,000,000)]* shares shall be designated preferred stock (the "Preferred Stock"), all of which are presently undesignated as to series. Each share of Preferred Stock shall have a par value of $0.01 and each share of Common Stock shall have a par value of $0.0005.

          (b) Common Stock. The Class A Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise expressly provided herein, and the relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Class A Common Stock and Class B Common Stock shall be as follows:

             (1) Cash or Property Dividends. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to this Article IV, and except as otherwise provided for herein, the holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine; provided that whenever a cash dividend is paid, the same amount shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.

             (2) Stock Dividends. If at any time a dividend is to be paid in shares of Class A Common Stock or shares of Class B Common Stock (a "stock dividend"), such stock dividend may be declared and paid only as follows: only Class A Common Stock may be paid to holders of Class A Common Stock and only Class B Common Stock may be paid to holders of Class B Common Stock, and whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.

             (3) Stock Subdivisions and Combinations. The corporation shall not subdivide, reclassify or combine stock of either class of Common Stock without at the same time making a proportionate subdivision or combination of the other class.

---------------

  (1)The amount of shares designated by an asterisk ("*") in Section (a) of
Article IV will be in effect in lieu of the number of shares appearing immediately prior to such bracketed number bearing an asterisk if the Share Increase is approved in accordance with the terms of the Agreement and Plan of Merger.

             (4) Voting. Voting power shall be divided between the classes and series of stock as follows:

                (A) With respect to the election of directors, holders of Class A Common Stock and holders of Voting Preferred Stock (as defined below), voting together, shall be entitled to elect that number of directors which constitutes 20% of the authorized number of members of the Board of Directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20% of such membership) (the "Class A Directors"). Each share of Class A Common Stock shall have one vote in the election of the Class A Directors and each share of Voting Preferred Stock shall have a number of votes in the election of the Class A Directors as specified in the resolution of the Board of Directors authorizing such Voting Preferred Stock. Holders of Class B Common Stock shall be entitled to elect the remaining directors (the "Class B Directors"). Each share of Class B Common Stock shall have one vote in the election of such directors. For purposes of this Section (b)(4) and Section (b)(5) of this Article IV, references to the authorized number of members of the Board of Directors (or the remaining directors) shall not include any directors which the holders of any shares of Preferred Stock may have the right to elect upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time. For purposes of this Section (b)(4), "Special Voting Rights" means the different voting rights of the holders of Class A Common Stock, holders of Class B Common Stock and holders of Voting Preferred Stock with respect to the election of the applicable percentage of the authorized number of members of the Board of Directors as described in this Section (b)(4)(A). "Voting Preferred Stock" means shares of each series of Preferred Stock upon which the right to vote for directors has been conferred in accordance with Section (c) of this Article IV, except for any right to elect directors which may be provided upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time.

                (B) Subject to the last sentence of this Section (b)(4)(B), notwithstanding anything to the contrary contained in Section
           (a)(4)(A) of this Article IV, for so long as any person or entity or group of persons or entities acting in concert beneficially own 15% or more of the outstanding shares of Class B Common Stock, then in any election of directors or other exercise of voting rights with respect to the election or removal of directors, such person, entity or group shall only be entitled to vote (or otherwise exercise voting rights with respect to) a number of shares of Class B Common Stock that constitutes a percentage of the total number of shares of Class B Common Stock then outstanding which is less than or equal to such person, entity or group's Entitled Voting Percentage. For the purposes hereof, a person, entity or group's "Entitled Voting Percentage" at any time shall mean the percentage of the then outstanding shares of Class A Common Stock beneficially owned by such person, entity or group at such time. For purposes of this Section
           (b)(4)(B), a "beneficial owner" of Common Stock includes any person or entity or group of persons or entities who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock. The provisions of this Section (b)(4)(B) shall be effective only following (i) the distribution by IMS Health Incorporated ("IMS HEALTH") to its stockholders of all of the Class B Common Stock owned by it, (ii) the receipt of a private letter ruling from the Internal Revenue Service (the "IRS") to the effect that the terms of this Section (b)(4)(B) will not have any adverse effect on the private letter ruling issued by the IRS to IMS HEALTH on April 14, 1999 and any other private letter ruling issued by the IRS to IMS HEALTH or any predecessor or former parent of IMS HEALTH and (iii) the approval of the terms of this Section (b)(4)(B) by the New York Stock Exchange, Inc. or any other national securities exchange or automated quotation service on which the Common Stock is then listed or admitted for trading.

                (C) Any Class A Director may be removed, with or without cause, by a vote of a majority of the votes held by the holders of Class A Common Stock and holders of Voting Preferred Stock, voting together as a class. Any Class B Director may be removed, with or without cause, by a vote of a majority of the votes held by the holders of Class B Common Stock, voting separately as a class.

                (D) Except as otherwise specified herein, the holders of Class A Common Stock and holders of Class B Common Stock (i) shall in all matters not otherwise specified in this Section (b)(4) of this
           Article IV vote together (including, without limitation, with respect to increases or decreases in the authorized number of shares of any class of Common Stock), with each share of Class A Common Stock and Class B Common Stock having one vote, and (ii) shall be entitled to vote as separate classes only when required by law to do so under mandatory statutory provisions that may not be excluded or overridden by a provision in the Certificate of Incorporation or as provided herein.

                (E) Except as set forth in this Section (b)(4) of this Article IV, the holders of Class A Common Stock shall have exclusive voting power (except for any voting powers of any Preferred Stock) on all matters at any time when no Class B Common Stock is issued and outstanding, and the holders of Class B Common Stock shall have exclusive voting power (except for any voting powers of any Preferred Stock) on all matters at any time when no Class A Common Stock is issued and outstanding.

             (5) Increase or Decreases in Size of the Board of Directors. All newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Class A Directors and Class B Directors such that at all times the number of directorships reserved for Class A Directors shall be 20% of the authorized number of members of the Board of Directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20% of such membership) and the remaining directorships are reserved for Class B Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

             (6) Merger or Consolidation. In case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of a share of Class B Common Stock, and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of a share of Class A Common Stock; provided that, in any such transaction, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock may receive different kinds of shares of stock if the only difference in such shares is the inclusion of voting rights which continue the Special Voting Rights.

             (7) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.

          (c) Preferred Stock. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock; provided that, except for any right to elect directors upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time, no series of Preferred Stock shall be entitled to vote generally in the election of any directors of the Corporation other than

     Class A Directors or to vote separately to elect one or more directors of the Corporation. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series than outstanding) the number of shares of any such subsequent to the issue of shares of that series.

          Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph."

     The Existing Certificate of Incorporation shall be amended by deleting in its entirety Article V thereof and renumbering Articles VI, VII, VIII and IX thereof as Articles V, VI, VII and VIII, respectively.

     The Existing Certificate of Incorporation shall be amended by deleting the reference to Article VIII in Article VIII thereof and replacing it with "Article VII".

                                                                  EXHIBIT A-1(c)

                               BY-LAW AMENDMENTS
                          (WITH GOVERNANCE PROVISIONS)

     The By-laws of the Corporation in effect at the Effective Time (the "Existing By-laws") shall be amended by adding the phrase "class and" immediately preceding the phrase "number of shares" in the first sentence of
Section 5 of Article II thereof.

     The Existing By-laws shall be amended by deleting in its entirety Section 2 of Article III thereof and replacing it with the following:

        "The number of directors which shall constitute the board of directors shall be ten (10). The number of directors may be changed from time to time by resolution of the board of directors or the stockholders, although in no event shall the number of directors be less than five (5) for so long as the Special Voting Rights (as defined in Article IV, Section (b)(4)(A) of the Certificate of Incorporation) shall be in effect. Each director shall be elected by a plurality of the votes of the shares of one or more class or classes or series of stock (as provided in the Certificate of Incorporation), as the case may be, entitled to vote for such director that are present in person or represented by proxy at the annual meeting of stockholders. At each annual meeting of the stockholders, the stockholders shall elect the successors of the class of directors whose terms expire at such meeting, to hold office until their successors are duly elected and qualified at the third annual meeting of stockholders following the year of their election or until their earlier death, resignation or removal as herein or in the Certificate of Incorporation provided. The directors shall be elected in this manner, except as provided in Section 4 of this Article III and the Certificate of Incorporation."

     The Existing By-laws shall be amended by deleting the first sentence of
Section 4 of Article III thereof and replacing it with the following:

        "Vacancies resulting from newly created directorships resulting from an increase in the authorized number of directors and vacancies resulting from the death, resignation or removal of a director elected by (or appointed on behalf of) the holders of one or more class or classes or series of stock (as provided in the Certificate of Incorporation), voting together as a class, as the case may be, shall be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of one or more class or classes or series of stock (as provided in the Certificate of Incorporation) (or on whose behalf the director was appointed), as the case may be, whose death, resignation or removal created the vacancy, or to which the newly-created directorship has been allocated."

     The Existing By-laws shall be amended by deleting the phrase "each newly-elected board of directors" in Section 5 of Article III thereof and replacing it with the phrase "the board of directors."

                                                                  EXHIBIT A-1(d)

                               BY-LAW AMENDMENTS
                        (WITHOUT GOVERNANCE PROVISIONS)

     The By-laws of the Corporation in effect at the Effective Time (the "Existing By-laws") shall be amended by adding the phrase "class and" immediately preceding the phrase "number of shares" in the first sentence of
Section 5 of Article II thereof.

     The Existing By-laws shall be amended by deleting in its entirety Section 2 of Article III thereof and replacing it with the following:

        "The number of directors which shall constitute the board of directors shall be ten (10). The number of directors may be changed from time to time by resolution of the board of directors or the stockholders, although in no event shall the number of directors be less than five (5) for so long as the Special Voting Rights (as defined in Article IV, Section (b)(4)(A) of the Certificate of Incorporation) shall be in effect. Each director shall be elected by a plurality of the votes of the shares of one or more class or classes or series of stock (as provided in the Certificate of Incorporation), as the case may be, entitled to vote for such director that are present in person or represented by proxy at the annual meeting of stockholders. Each director elected shall hold office until a successor is duly elected and qualified or until his earlier death, resignation or removal as herein and in the Certificate of Incorporation provided. The directors shall be elected in this manner, except as provided in Section 4 of this Article III and the Certificate of Incorporation."

     The Existing By-laws shall be amended by deleting the first sentence of
Section 4 of Article III thereof and replacing it with the following:

        "Vacancies resulting from newly created directorships resulting from an increase in the authorized number of directors and vacancies resulting from the death, resignation or removal of a director elected by (or appointed on behalf of) the holders of one or more class or classes or series of stock (as provided in the Certificate of Incorporation), voting together as a class, as the case may be, shall be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of one or more class or classes or series of stock (as provided in the Certificate of Incorporation) (or on whose behalf the director was appointed), as the case may be, whose death, resignation or removal created the vacancy, or to which the newly-created directorship has been allocated."

     The Existing By-laws shall be amended by deleting the phrase "each newly-elected board of directors" in Section 5 of Article III thereof and replacing it with the phrase "the board of directors."

                                                                  EXHIBIT A-1(e)

                        DIRECTORS AT THE EFFECTIVE TIME

                                                                                    (IF GOVERNANCE
                                                      DIRECTORS DESIGNATED AS    PROVISIONS APPROVED)
NAME OF DIRECTOR                                        CLASS A OR CLASS B          DIRECTOR CLASS
----------------                                      -----------------------    --------------------
John P. Imlay.......................................          Class B             Term Expiring 2000
Stephen G. Pagliuca.................................          Class B             Term Expiring 2000
Charles B. McQuade..................................          Class B             Term Expiring 2000
Manuel A. Fernandez.................................          Class A             Term Expiring 2001
Dennis G. Sisco.....................................          Class B             Term Expiring 2001
Anne Sutherland Fuchs...............................          Class B             Term Expiring 2001
William O. Grabe....................................          Class A             Term Expiring 2002
Max D. Hopper.......................................          Class B             Term Expiring 2002
Kenneth Roman.......................................          Class B             Term Expiring 2002
William T. Clifford.................................          Class B             Term Expiring 2002

                                                                      APPENDIX B

                                PROPOSED AMENDED
                                      AND
                     RESTATED CERTIFICATE OF INCORPORATION

              CERTIFICATE OF INCORPORATION OF GARTNER GROUP, INC.

The following represents a restatement of the current Certificate of Incorporation of Gartner Group, Inc., comprised of a Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 12, 1994 and Certificates of Amendment filed with the Secretary of State of the State of Delaware on June 19, 1995 and March 18, 1996, together with proposed changes as indicated by bracketed text and foot-noted annotations. The footnotes describe the changes to be effected if the various proposed amendments to the Certificate of Incorporation are approved.

                                   ARTICLE I

The name of the corporation is Gartner Group, Inc. (the "Corporation").

                                   ARTICLE II

The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

1. Authorized Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "common stock" and "preferred stock." The total number of shares which this corporation is authorized to issue is [two hundred four million, one hundred thousand (204,100,000)](1) [two hundred fifty-five million (255,000,000)](2) shares.

[Two hundred one million, six hundred thousand (201,600,000)](3) [two hundred fifty million (250,000,000)](4) shares shall be designated common stock (the "Common Stock"), [all of which are designated Common Stock, Class A](5) [of which one hundred twenty million nine hundred sixty thousand (120,960,000) shares shall be designated Common Stock, Class A](6), [of which one hundred sixty-six million (166,000,000) shares shall be designated Common Stock, Class A](7) (the "Class A Common Stock")] and [eighty million six hundred forty thousand (80,640,000) shares shall be designated Common Stock, Class B](8) [eighty-four million (84,000,000) shares shall be designated Common Stock, Class B](9) (the "Class B

---------------

    (1) There are currently a total of 204,100,000 shares authorized. If the Recapitalization Proposal is approved but the Share Increase Proposal is not approved, the total number of authorized shares will remain unchanged.

    (2) If the Recapitalization Proposal and the Share Increase Proposal are both approved, the total authorized shares will be increased from 204,100,000 to 255,000,000.

    (3) There are currently a total of 201,600,000 shares of Common Stock authorized. If the Recapitalization Proposal is approved but the Share Increase Proposal is not approved, the total number of authorized shares of Common Stock will remain unchanged but will be divided between 120,960,000 shares of Class A Common and 80,640,000 shares of Class B Common.

    (4) If the Recapitalization Proposal and the Share Increase Proposal are both approved, the total number of authorized shares of Common Stock will be increased from 201,600,000 to 250,000,000, consisting of 166,000,000 shares of Class A Common and 84,000,000 shares of Class B Common.

    (5) The Certificate of Incorporation currently on file with the Delaware Secretary of State authorizes both Class A Common and a previously outstanding Class B Common. However, this previously outstanding Class B Common has previously converted into Class A Common and, in accordance with the Certificate of Incorporation, such prior Class B Common may not be reissued.

    (6) See note 3.

    (7) See note 4.

    (8) See note 3.

    (9) See note 4.

Common Stock"). [Two million, five hundred thousand (2,500,000 shares)](10) [five million (5,000,000 shares)](11) shall be designated preferred stock (the "Preferred Stock"), all of which are presently undesignated as to series.

Each share of Preferred Stock shall have a par value of $0.01 and each share of Common Stock shall have a par value of $0.0005.

[2. Common Stock.(12) The Class A Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise expressly provided herein, and the relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Class A Common Stock and Class B Common Stock shall be as follows:

          (a) Cash or Property Dividends. Subject to the rights and preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to this Article IV, and except as otherwise provided for herein, the holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such per share amounts as the Board of Directors may from time to time determine; provided that whenever a cash dividend is paid, the same amount shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.

          (b) Stock Dividends. If at any time a dividend is to be paid in shares of Class A Common Stock or shares of Class B Common Stock (a "stock dividend"), such stock dividend may be declared and paid only as follows: only Class A Common Stock may be paid to holders of Class A Common Stock and only Class B Common Stock may be paid to holders of Class B Common Stock, and whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Class A Common Stock and Class B Common Stock.

          (c) Stock Subdivisions and Combinations. The Corporation shall not subdivide, reclassify or combine stock of either class of Common Stock without at the same time making a proportionate subdivision or combination of the other class.

          (d) Voting. Voting power shall be divided between the classes and series of stock as follows:

             (i) With respect to the election of directors, holders of Class A Common Stock and holders of Voting Preferred Stock (as defined below), voting together, shall be entitled to elect that number of directors which constitutes 20% of the authorized number of members of the Board of Directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20% of such membership) (the "Class A Directors"). Each share of Class A Common Stock shall have one vote in the election of the Class A Directors and each share of Voting Preferred Stock shall have a number of votes in the election of the Class A Directors as specified in the resolution of the Board of Directors authorizing such Voting Preferred Stock. Holders of Class B Common Stock shall be entitled to elect the remaining directors (the "Class B Directors"). Each share of Class B Common Stock shall have one vote in the election of such directors. For purposes of this Section
        (2)(d) and Section (2)(e) of this Article IV, references to the authorized number of members of the Board of Directors (or the remaining directors) shall not include any directors which the holders of any shares of Preferred Stock may have the right to elect upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time. For purposes of this Section (2)(d), "Special Voting Rights" means the different voting rights of the holders of Class A Common Stock, holders of Class B Common Stock and holders of

---------------

    (10) There are currently 2,500,000 shares of Preferred Stock authorized. If the Recapitalization Proposal is approved but the Share Increase Proposal is not approved, the total number of authorized shares of Preferred Stock will remain unchanged.

    (11) If the Recapitalization Proposal and the Share Increase Proposal are both approved, the total number of authorized shares of Preferred Stock will be increased from 2,500,000 to 5,000,000.

    (12) This new Section 2 of Article IV will be added to the Certificate of Incorporation if the Recapitalization Proposal is approved. This new Section 2 specifies the relative rights of the Class A Common and the Class B Common.

        Voting Preferred Stock with respect to the election of the applicable percentage of the authorized number of members of the Board of Directors as described in this Section (2)(d)(i). "Voting Preferred Stock" means shares of each series of Preferred Stock upon which the right to vote for directors has been conferred in accordance with Section (3) of this
        Article IV, except for any right to elect directors which may be provided upon the failure of the Corporation to pay regular dividends on such Preferred Stock as and when due for a specified period of time.

             (ii) Subject to the last sentence of this Section (2)(d)(ii), notwithstanding anything to the contrary contained in Section 2(d)(i) of this Article IV, for so long as any person or entity or group of persons or entities acting in concert beneficially own 15% or more of the outstanding shares of Class B Common Stock, then in any election of directors or other exercise of voting rights with respect to the election or removal of directors, such person, entity or group shall only be entitled to vote (or otherwise exercise voting rights with respect to) a number of shares of Class B Common Stock that constitutes a percentage of the total number of shares of Class B Common Stock then outstanding which is less than or equal to such person, entity or group's Entitled Voting Percentage. For the purposes hereof, a person, entity or group's "Entitled Voting Percentage" at any time shall mean the percentage at such time of the then outstanding shares of Class A Common Stock beneficially owned by such person, entity or group. For purposes of this Section (2)(d)(ii), a "beneficial owner" of Common Stock includes any person or entity or group of persons or entities who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock. The provisions of this Section (2)(d)(ii) shall be effective only following (A) the distribution by IMS Health Incorporated ("IMS HEALTH") to its stockholders of all of the Class B Common Stock owned by it, (B) the receipt of a private letter ruling from the Internal Revenue Service (the "IRS") to the effect that the terms of this Section (2)(d)(ii) will not have any adverse effect on the private letter ruling issued by the IRS to IMS Health on April 14, 1999 and any other private letter ruling issued by the IRS to IMS Health or any predecessor or former parent of IMS Health and (C) the approval of the terms of this Section (2)(d)(ii) by the New York Stock Exchange, Inc. or any other national securities exchange or automated quotation service on which the Common Stock is then listed or admitted for trading.

             (iii) [Any Class A Director may be removed, with or without cause, by a vote of a majority of the votes held by the holders of Class A Common Stock and holders of voting Preferred Stock, voting together as a class. Any Class B Director may be removed, with or without cause, by a vote of a majority of the votes held by the holders of Class B Common Stock, voting separately as a class.](13) [Any Class A Director may be removed only for cause, by a vote of a majority of the votes held by the holders of Class A Common Stock and holders of Voting Preferred Stock, voting together as a class. Any Class B Director may be removed only for cause, by a vote of a majority of the votes held by the holders of Class B Common Stock, voting separately as a class.](14)

             (iv) Except as otherwise specified herein, the holders of Class A Common Stock and holders of Class B Common Stock (A) shall in all matters not otherwise specified in this Section (2)(d) of this Article IV vote together (including, without limitation, with respect to increases or decreases in the authorized number of shares of any class of Common Stock), with each share of Class A Common Stock and Class B Common Stock having one vote, and (B) shall be entitled to vote as separate classes only when required by law to do so under mandatory statutory provisions that may not be excluded or overridden by a provision in the Certificate of Incorporation or as provided herein.

---------------

    (13) This provision shall apply in the event the Recapitalization Proposal is approved but the Corporate Governance Proposal is not approved.

    (14) This provision shall apply in the event the Recapitalization Proposal and the Corporate Governance Proposal are both approved.

             (v) Except as set forth in this Section (2)(d) of this Article IV, the holders of Class A Common Stock shall have exclusive voting power (except for any voting powers of any Preferred Stock) on all matters at any time when no Class B Common Stock is issued and outstanding, and the holders of Class B Common Stock shall have exclusive voting power (except for any voting powers of any Preferred Stock) on all matters at any time when no Class A Common Stock is issued and outstanding.

          (e) [Increase or Decrease in Size of the Board of Directors. All newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Class A Directors and Class B Directors such that at all times the number of directorships reserved for Class A Directors shall be 20% of the authorized number of members of the Board of Directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20% of such membership) and the remaining directorships are reserved for Class B Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.](15) [Vacancies; Increase or Decreases in Size of the Board of Directors. Any vacancy in the office of a director created by the death, resignation or removal of a director elected by (or appointed on behalf of) the holders of the Class B Common Stock or the holders of the Class A Common Stock and Voting Preferred Stock voting together as a class, as the case may be, may be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of Class B Common Stock or Class A Common Stock and Voting Preferred Stock (or on behalf of whom that director was appointed), as the case may be, whose death, resignation or removal created the vacancy, unless there are no such directors, in which case such vacancy may be filled by the vote of the majority of the directors or by the sole remaining director, regardless, in each instance, of any quorum requirements set out in the By-laws. Any director elected by some or all of the directors to fill a vacancy shall hold office for the remainder of the full term of the director whose vacancy is being filled and until such director's successor shall have been elected and qualified unless removed and replaced pursuant to Section (2)(d)(iii) of this Article IV and this Section (2)(e). All newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Class A Directors and Class B Directors such that at all times the number of directorships reserved for Class A Directors shall be 20% of the authorized number of members of the Board of Directors (or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20% of such membership) and the remaining directorships are reserved for Class B Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors established pursuant to
     Article V so as to maintain the number of directors in each class as nearly equal as possible.](16)

          (f) Merger or Consolidation. In case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of a share of Class B Common Stock, and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation or merger by a holder of a share of Class A Common Stock; provided that, in any such transaction, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock may receive different kinds of shares of stock if the only difference in such shares is the inclusion of voting rights which continue the Special Voting Rights.

---------------

    (15) See note 13.

    (16) See note 14.

          (g) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.]

3. Preferred Stock. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

                                 ARTICLE V(17)

[The directors, other than those who may be elected solely by the holders of any class or series of Preferred Stock, if any, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class ("Class I") To hold office initially for a term expiring at the first annual meeting of stockholders to be held after the date this Article V becomes effective (the "Classified Board Effective Date"), another class ("Class II") to hold office initially for a term expiring at the second annual meeting of stockholders to be held after the Classified Board Effective Date, and another class ("Class III") to hold office initially for a term expiring at the third annual meeting of stockholders to be held after the Classified Board Effective Date, with the members of each class to hold office until their successors are elected and qualified. Directors elected by a class or series of stock, or if applicable, classes or series of stock voting together, shall be divided as evenly as possible, and shall be allocated by the Board of Directors, among Class I, Class II and Class III. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.]

                              ARTICLE [VI] [V](18)

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                             ARTICLE [VII] [VI](18)

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the

---------------

    (17) This new Article V will be added to the Certificate of Incorporation to create a classified Board of Directors if the Recapitalization Proposal and the Corporate Governance Proposal are both approved.

    (18) The remaining Articles in the Certificate of Incorporation will be appropriately numbered depending upon whether the new Article V is added as described in note 17.

Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                            ARTICLE [VIII] [VII](18)

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                            ARTICLE [IX] [VIII](18)

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

---------------

    (18) The remaining Articles in the Certificate of Incorporation will be appropriately numbered depending upon whether the new Article V is added as described in note 17.

                                 FORM OF PROXY

PROXY

                              GARTNER GROUP, INC.

       PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 16, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Gartner Group, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated June 16, 1999, and hereby appoints William T. Clifford and Michael D. Fleisher, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of GARTNER GROUP, INC. to be held at the Company's principal executive offices at 56 Top Gallant Road, Stamford, Connecticut on July 16, 1999 at 10:00 a.m. local time, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

                                SEE REVERSE SIDE

               (Continued and to be signed on the reverse side.)

[X] Please mark votes as in this example.

    1. To approve the recapitalization of the Company's outstanding common stock pursuant to an Agreement and Plan of Merger.

                FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

    2. To approve the amendments to the Company's Certificate of Incorporation to provide for a classified Board of Directors.

                FOR [ ]         AGAINST [ ]         ABSTAIN [ ]

    3. To approve the amendments to the Company's Certificate of Incorporation to increase the authorized number of shares of common stock and preferred stock.

                FOR [ ]         AGAINST [ ]         ABSTAIN [ ]
[Stockholder name and address label]
                                                       Dated

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                          (Signatures if held
                                                               jointly)

                                                       -------------------------
                                                                (Title)

                                                       NOTE: Please sign exactly
                                                       as your name appears on
                                                       your stock certificate.
                                                       If shares are held
                                                       jointly, each holder
                                                       should sign. Executors,
                                                       administrators, trustees,
                                                       guardians, attorneys and
                                                       agents should sign their
                                                       full title. If
                                                       stockholder is a
                                                       corporation, sign in full
                                                       corporate name by the
                                                       authorized officer.

New Address (if applicable)